Exhibit 10.3

$750,000,000

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

W&T OFFSHORE, INC.,

as Borrower

and

TORONTO DOMINION (TEXAS) LLC,

as Administrative Agent

and

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, SOCIETE GENERALE AND

NATIXIS, NEW YORK BRANCH,

as Issuers

and

SOCIETE GENERALE AND NATIXIS, NEW YORK BRANCH,

as Co-Syndication Agents

and

MORGAN STANLEY SENIOR FUNDING, INC. and ABN AMRO CAPITAL USA LLC

as Co-Documentation Agents

and

VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS FROM TIME TO TIME

PARTIES HERETO,

as Lenders

and

TD SECURITIES (USA) LLC,

SG AMERICAS SECURITIES, LLC and NATIXIS, NEW YORK BRANCH

as Bookrunners

and

TD SECURITIES (USA) LLC,

SG AMERICAS SECURITIES, LLC NATIXIS, NEW YORK BRANCH, MORGAN

STANLEY SENIOR FUNDING, INC. and ABN AMRO CAPITAL USA LLC

as Joint Lead Arrangers

October 18, 2018

-i-

-ii-

-iii-

-iv-

SCHEDULES

Schedule 1	Disclosure Schedule
Schedule 2(a)	Existing Security Agreements
Schedule 2(b)	Amendments to Security Agreements
Schedule 2.11(c)	Existing Letters of Credit
Schedule 3	Lenders Schedule
Schedule 4	Pricing

EXHIBITS

Exhibit A	Form of Revolving Loan Note
Exhibit B	Borrowing Notice
Exhibit C	Continuation/Conversion Notice
Exhibit D	Certificate Accompanying Financial Statements
Exhibit E	Assignment and Acceptance
Exhibit F	Reserved
Exhibit G	Form of Issuance Request
Exhibit H-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

-v-

THIS SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made as of October 18, 2018, by and among W&T Offshore, Inc. (herein called “Borrower”), a Texas corporation, the various financial institutions and other persons from time to time parties hereto, as lenders (collectively, the “Lenders”), each Issuer referred to below, as issuers of Letters of Credit (in such capacity together with any successors thereto, each an “Issuer”), Toronto Dominion (Texas) LLC (“TD (Texas)”), individually and as agent (herein called “Administrative Agent”) for the Lenders, Société Generale (“Soc Gen”) and Natixis, New York Branch (“Natixis”), as co-syndication agents (the “Co-Syndication Agents”), Morgan Stanley Senior Funding, Inc.. (“Morgan Stanley”) and ABN Amro Capital USA LLC (“ABN Amro”), as Co-Documentation Agents (the “Co-Documentation Agents”), TD Securities (USA) LLC (“TD Securities”), SG Americas Securities, LLC (“SGAS”) and Natixis as bookrunners (the “Bookrunners”) and TD Securities, SGAS, Natixis, Morgan Stanley and ABN Amro as Joint Lead Arrangers (the “Joint Lead Arrangers.”)

W I T N E S S E T H:

WHEREAS, W&T Offshore, Inc., a Texas corporation, the Lenders (or their predecessors-in-interest), the Issuers (or their predecessors-in-interest) and TD (Texas) LLC have heretofore entered into the Fifth Amended and Restated Credit Agreement, dated as of November 8, 2013, (as amended and modified from time to time, the “Existing Credit Agreement”), pursuant to which the Lenders and Issuers agreed to make Loans to the Borrower or issue or participate in Letters of Credit on behalf of the Borrower;

WHEREAS, pursuant to the Existing Credit Agreement, the Borrower and its Subsidiaries have entered into mortgages, guarantees and other security documents listed on Schedule 2(a) (collectively, the “Existing Security Documents”) under which (a) the Borrower and its Subsidiaries have granted Liens to the Administrative Agent for the benefit of the Lender Parties on substantially all of their properties and assets to secure the payment and performance of the Obligations (as defined in the Existing Credit Agreement) and (b) the Subsidiaries of the Borrower have guaranteed the Obligations (as defined in the Existing Credit Agreement);

WHEREAS, the indebtedness of the Borrower to the Lenders is evidenced by certain promissory notes of the Borrower (collectively, the “Existing Notes”) and is secured by the Existing Security Documents (the Existing Credit Agreement, the Existing Notes, the Existing Security Documents and the various related agreements, documents and instruments are referred to collectively as the “Existing Credit Documents”);

WHEREAS, in order to refinance the Existing Credit Agreement and other outstanding indebtedness, to pay certain costs, fees and expenses and to provide for working capital and general corporate purposes, the Borrower has requested that the Lenders and Issuers provide:

(a) Revolving Loan Commitments (to include availability for Revolving Loans and Letters of Credit and repayment of Reimbursement Obligations) pursuant to which Revolving Loans will be made from time to time prior to the Revolving Loan Commitment Termination Date; and

(b) Letter of Credit Commitments pursuant to which Letters of Credit will be issued from time to time prior to the Revolving Loan Commitment Termination Date.

WHEREAS, the Borrower, Administrative Agent, Lenders and the Issuers are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to amend and restate the Existing Credit Agreement in order to extend Commitments and make Loans to the Borrower (which Loans shall be used, among other things, in order to extend, renew and continue the Existing Notes and the corresponding loans under the Existing Credit Agreement on the Closing Date), and to issue and participate in such Letters of Credit hereunder for the account of the Borrower; and

WHEREAS, the parties hereto have agreed that it is in their respective best interests to enter into this Agreement to extend, renew and continue, but not to extinguish, terminate or novate, the Existing Notes and the corresponding loans and to amend, restate and supersede, but not to extinguish, terminate or cause to be novated the Indebtedness under, the Existing Credit Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein the parties hereto agree to amend and restate the Existing Credit Agreement as follows:

ARTICLE I - Definitions and References

Section 1.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

“ABR Loan” means a Loan that bears interest at a fluctuating rate determined by reference to the Alternate Base Rate.

“ABR Payment Date” means (a) the last Business Day of March, June, September and December of each year, beginning with the first such Business Day following the Closing Date, and (b) any day on which past due interest or principal is owed under the Notes and is unpaid. If the terms of any Loan Document provide that payments of interest or principal on the Notes shall be deferred from one ABR Payment Date to another day, such other day shall also be an ABR Payment Date.

“Adjusted Consolidated Net Tangible Assets” or “ACNTA” means (without duplication), as of the date of determination:

(a) the sum of:

(i) discounted future net revenue from proved crude oil and natural gas reserves of the Borrower and the Guarantor Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated (including any share of proved reserves attributed to Oil and Gas Properties proportionately consolidated into the consolidated financial statements of the Borrower from any Operating Joint Venture) in a reserve report prepared as of the end of the fiscal year ending at least 91 days prior to the date of determination, with respect to a reserve report is prepared, reviewed or audited by independent petroleum engineers or 45 days prior to the date of determination with respect to a reserve report which is prepared by the Borrower’s in-house engineering staff as increased by, as of the date of determination, the discounted future net revenue of:

(A) estimated proved crude oil and natural gas reserves of the Borrower and the Guarantor Subsidiaries attributable to acquisitions consummated since the date of such reserve report, and

(B) estimated crude oil and natural gas reserves of the Borrower and the Guarantor Subsidiaries (including any share of proved reserves attributed to Oil and Gas Properties proportionately consolidated into the consolidated financial statements of the Borrower from any Operating Joint Venture in accordance with this Agreement) attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such reserve report which would, in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(C) estimated proved crude oil and natural gas reserves of the Borrower and the Guarantor Subsidiaries reflected in such reserve report produced or disposed of since the date of such reserve report, and

(D) reductions in the estimated oil and natural gas reserves of the Borrower and the Guarantor Subsidiaries (including any reductions of the share of proved reserves attributed to Oil and Gas Properties proportionately consolidated into the consolidated financial statements of the Borrower from any Operating Joint Venture in accordance with this Agreement) reflected in such reserve report since the date of such reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such reserve report which would, in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices under SEC guidelines applicable to a reserve report as of its date);

provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be estimated by the Borrower’s in-house engineering staff;

(ii) the capitalized costs that are attributable to crude oil and natural gas properties of the Borrower and the Guarantor Subsidiaries to which no proved crude oil and natural gas reserves are attributable, based on the Borrower’s books and records as of a date no earlier than the date of the Borrower’s latest available annual or quarterly financial statements;

(iii) the Net Working Capital (excluding, to the extent included in the determination of discounted future net revenues under clause (1)(a) above, any adjustments made pursuant to the Financial Accounting Standards Board’s FASB ASC Topic 410-20 as of a date no earlier than the date of the Borrower’s latest available annual or quarterly financial statements); and;

(iv) the greater of (i) the net book value as of a date no earlier than the date of the Borrower’s latest available annual or quarterly financial statements and (ii) the fair market value, as estimated by independent appraisers, of other tangible assets of the Borrower and the Guarantor Subsidiaries (including, without limitation, its proportionate share of other tangible assets proportionately consolidated into the consolidated financial statements of the Borrower from any Operating Joint Venture in accordance with this Agreement) as of a date no earlier than the date of the Borrower’s latest available annual or quarterly financial statements (provided that the Borrower shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed); minus

(b) the sum of:

(i) to the extent included in the calculation clause (a) above, Minority Interests;

(ii) any net natural gas balancing liabilities of the Borrower and its Subsidiaries (other than Non-Guarantor Subsidiaries) reflected in the Borrower’s latest audited financial statements;

(iii) to the extent included in clause (a)(i) above, the discounted future net revenue, calculated in accordance with SEC guidelines (including utilizing the same prices in the Borrower’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties (excluding any interests subject to escrow arrangements in connection with financial assurance requirements for plugging and abandonment obligations of the Borrower and its Guarantor Subsidiaries;

(iv) to the extent included in clause (a)(i) above, the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Borrower’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Borrower and the Guarantor Subsidiaries with respect to volumetric production payments on the schedules specified with respect thereto; and

(v) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to dollar-denominated production payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a)(i) (utilizing the same prices utilized in the Borrower’s year-end reserve report), would be necessary to satisfy fully the obligations of the Borrower and the Guarantor Subsidiaries with respect to dollar-denominated production payments on the schedules specified with respect thereto.

If the Borrower changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Borrower were still using the full cost method of accounting.

“Administrative Agent” means TD (Texas), as Administrative Agent hereunder, and its successors in such capacity.

“Affiliate” means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agreement” means this Sixth Amended and Restated Credit Agreement, as from time to time amended, modified, supplemented or amended and restated.

“Aggregate Commitments” means the Revolving Loan Commitments of all Lenders.

“Aggregate Percentage Share” means, at any time and with respect to any Lender, the percentage obtained by dividing (a) the Revolving Loan Commitment of such Lender, by (b) the aggregate Revolving Loan Commitments of all Lenders. If the Revolving Loan Commitments have terminated or expired, the Aggregate Percentage Shares shall be determined using the Revolving Loan Commitments most recently set forth in the Register, giving effect to any assignments made in accordance with Section 10.6 or any increases or decreases in Revolving Loan Commitments made in accordance with this Agreement.

“Alternate Base Rate” means, for any day, the per annum rate equal to the Applicable Margin plus the highest of the determinable of (i) the Prime Rate, (ii) the Federal Funds Rate plus one-half percent (0.5%) per annum, and (iii) the Reference Eurodollar Rate plus one percent (1%) per annum provided that in no event shall the Alternate Base Rate at any time be less than the Applicable Margin. If the Prime Rate or the Federal Funds Rate changes after the date hereof, the Alternate Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower, from time to time as of the effective time of each such change. The Alternate Base Rate shall in no event, however, exceed the Highest Lawful Rate. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be determined using the Prime Rate until the circumstances giving rise to such inability no longer exist.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of ABR Loans and such Lender’s Eurodollar Lending Office in the case of Eurodollar Loans.

“Applicable Margin” means for any day and with respect to all Loans maintained as Eurodollar Loans or ABR Loans, the applicable percentage set forth below corresponding to the Borrowing Base Utilization Percentage:

If the Borrowing Base Utilization Percentage is:	Then the Applicable Margin for Eurodollar Loans is:	Then the Applicable Margin for ABR Loans is:	Commitment Fee Rate:
≥90%	3.50%	2.50%	0.500%
≥75%<90%	3.25%	2.25%	0.500%
≥50%<75%	3.00%	2.00%	0.500%
≥25%<50%	2.75%	1.75%	0.375%
<25%	2.50%	1.50%	0.375%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Approved Counterparty” means any counterparty to a Hedging Contract with a Restricted Person that (a) is a Lender or an Affiliate of a Lender, (b) was a Lender or an Affiliate of a Lender at the time such Hedging Contract was consummated, (c) is listed on Schedule 1 as an Approved Counterparty to the extent such Hedging Contract was in existence on the Closing Date or (d) is any other Person designated by the Borrower in writing to the Administrative Agent (a “Designated Approved Counterparty”); provided that the Borrower shall provide written notice to the Administrative Agent within three (3) Business Days after entering into any Hedging Contract or transaction under a Hedging Contract with any Designated Approved Counterparty, which written notice shall include specific details regarding such Hedging Contract and such transaction and shall state that (i) such Hedging Contract and such transaction has been consummated and identify the Designated Approved Counterparty party thereto, (ii) prior to entering into such Hedging Contract or such transaction, the Borrower offered such transaction to at least two Lenders (or their Affiliates) that are active in the oil and gas commodity hedging business and such Lenders (or their Affiliates) do not, as determined in the sole discretion of the Borrower, provide terms that are as good or better as the terms of such transaction to the Restricted Persons, (iii) such Designated Approved Counterparty has (or the credit support provider of such Person has), at the time of entry into the applicable Hedging Contract, a long term senior unsecured debt rating of A- or better from S&P (or its equivalent) or A3 or better from Moody’s (or its equivalent) and (iv) such Designated Approved Counterparty has agreed to be bound by Articles IX and X of this Agreement as if it were a Lender.

“Approved Fund” means any Person (other than a natural Person) that (a) is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, and (b) is administered or managed by a Lender, an Affiliate of a Lender or a Person or an Affiliate of a Person that administers or manages a Lender.

“Arrangers” means TD Securities, SG Americas Securities, LLC, Natixis, New York Branch, Morgan Stanley and ABN Amro, collectively, as Joint Lead Arrangers; herein sometimes “Joint Lead Arrangers” or “Arrangers” and “Arranger” means any of them.

“Arm’s Length Transaction” means, with respect to any transaction between a Restricted Person and one of its Affiliates, that the terms thereof are no less favorable to such Restricted Person than those which could have been obtained at the time of such transaction in an arm’s-length dealing with Persons other than such Affiliate.

“Assignment and Acceptance” means each Assignment and Acceptance, substantially in the form of Exhibit E attached hereto or in another form acceptable to the Administrative Agent.

“Authorized Officer” means, as to any Person, its President, its Chief Executive Officer, its Chief Financial Officer, its Chief Accounting Officer, its General Counsel, its Chief Operations Officer, its Chief Technical Officer, its Treasurer, or any other officer specified as such to the Administrative Agent in writing by any of the aforementioned officers of such Person or by resolution from the board of directors or similar governing body of such Person.

“Bail-In Action” means the exercise of any Write-Down Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Price Deck” shall mean the Administrative Agent’s forward curve for each of oil, natural gas and other Hydrocarbons, as applicable, furnished to the Borrower by the Administrative Agent from time to time in accordance with the terms of this Agreement.

“Benefiting Restricted Person” shall mean a Restricted Person for which funds or other support is necessary for such Restricted Person to constitute an Eligible Contract Participant.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means W&T Offshore, Inc., a Texas corporation, and its permitted assigns and successors.

“Borrowing” means a borrowing of new Loans of a single Type pursuant to Section 2.2 or a continuation or conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

“Borrowing Base” means, at the particular time in question, either the Initial Availability Amount or such other amount provided for in Section 2.8 or the amount determined by the Administrative Agent or the Required Lenders, as the case may be, in accordance with the provisions of Section 2.9, as such amount may be reduced pursuant to the terms of this Agreement (including Sections 2.9 and 7.5).

“Borrowing Base Deficiency” has the meaning given it in Section 2.7(b).

“Borrowing Base Entities” means (i) the Borrower and its Wholly-Owned Subsidiaries (other than Non-guarantor Subsidiaries) and (ii) the Operating Joint Ventures.

“Borrowing Base Properties” means the Oil and Gas Properties from time to time included in the most recent Engineering Report delivered pursuant to this Agreement (other than any such properties owned by an Operating Joint Venture which are designated by an Authorized Officer in such Engineering Report or in a certificate accompanying delivery of such Engineering Report as to not be included in the determination of the Borrowing Base); provided that the Oil and Gas Properties owned by an Included Joint Venture and included in such most recent Engineering Report (and not designated as not to be included in the determination of the Borrowing Base) shall only be taken into account in determining the Borrowing Base to the extent of the Borrower’s and the Guarantor Subsidiaries’ aggregate Investment Percentage in such Included Joint Venture.

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the Facility Usage on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Borrowing Notice” means a written or telephonic request, or a written confirmation, made by an Authorized Officer of Borrower which meets the requirements of Section 2.2.

“Building” has the meaning assigned to such term in the applicable Flood Insurance Regulation; provided that, in no event shall the term “Building” include platforms and other structures located in state or federal waters offshore of the United States or other areas that are not subject to Flood Insurance Regulation.

“Business Day” means a day, other than a Saturday or Sunday or United States federal holiday, on which commercial banks are open for business with the public in New York, New York and Houston, Texas. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of the Administrative Agent, significant transactions in dollars are carried out in the interbank eurocurrency market in London, England.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP in accordance with Section 1.6.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association, limited liability company or other business entity, shares, interests, participations, rights or other equivalents (however designated) thereof, (c) in the case of a partnership, partnership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means investments in:

(a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

(b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency;

(c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above;

(d) open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency; and

(e) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

“Casualty Event” means any loss, casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Collateral.

“Change in Control” means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole, to any “person” or group of related “persons” (a “Group”) (as such terms are used in Section 13(d)(3) of the Exchange Act), (b) the adoption of a plan relating to the liquidation or dissolution of the Borrower, (c) the consummation of any transaction the result of which is that any “Person” (as defined above) or Group becomes the “beneficial owner” (as such term is defined in Rule 13d3 and Rule 13d5 under the Exchange Act), in each case, other than the Permitted Holders, of more than 25% of the outstanding Voting Stock of the Borrower, provided, however, that no Change in Control shall have occurred as a result of the consummation of any such transaction if, immediately following such consummation, Tracy W. Krohn is the beneficial owner of more than 50% of the outstanding Voting Stock of the Borrower; or (d) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors.

“Closing Date” means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 10.1).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property of any kind which is subject to a direct Lien in favor of Lenders (or in favor of Administrative Agent or a trustee for the benefit of the Administrative Agent, the Lenders, or any other Lender Party) or which, under the terms of any Security Document, is purported to be subject to such a Lien, subject, however, to Section 10.14(d); provided that, for the avoidance of doubt, the Collateral shall not include any Capital Stock of any joint venture other than an Included Joint Venture.

“Commitment” means, as the context may require, any Revolving Loan Commitment or Letter of Credit Commitment.

“Commitment Fee Rate” means the applicable percentage set forth in the definition of Applicable Margin based on the Borrowing Base Utilization.

“Commitment Period” means the period from and including the Closing Date until and including the Revolving Loan Commitment Termination Date (or, if earlier, the day on which the Notes first become due and payable in full).

“Commitment Termination Date” means the Revolving Loan Commitment Termination Date.

“Commitment Termination Event” means

(a) the occurrence of any Default described in clauses (i) through (iii) of Section 8.1(j) with respect to the Borrower; or

(b) the occurrence and continuance of any other Event of Default and either

(i) the declaration of the Loans to be due and payable pursuant to Section 8.1 or 8.2, or

(ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and any successor statute.

“Communications” is defined in Section 10.18(a).

“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

“Consolidated Interest Expense” means as to any Person or Persons for any period, the Consolidated interest expense of such Person and its Subsidiaries for such period determined in accordance with GAAP, whether paid or accrued including, without limitation, amortization of original issue discount and capitalized debt issuance costs, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to the present value of the net rental payments under sale and leaseback transactions, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Contracts described in Section 7.3(b).

“Consolidated Net Income” means, as to any Person or Persons for any period, the net income of such Person or Persons (determined without duplication on a Consolidated basis and in accordance with GAAP).

“Continuation/Conversion Notice” means a written or telephonic request, or a written confirmation, made by an Authorized Officer of Borrower which meets the requirements of Section 2.3.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Borrower who (a) was a member of such Board of Directors on the date hereof or (b) was nominated for election or elected to such Board of Directors with the approval of (i) two-thirds of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (ii) two-thirds of those Directors who were previously approved by Continuing Directors.

“Control Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent which provides for the Administrative Agent to have “control” (as defined in Section 8-106 of the UCC, as such term relates to investment property (other than certificated securities or commodity contracts) or as used in Section 9-106 of the UCC, as such term relates to commodity contracts, or as used in Section 9-104(a) of the UCC, as such term relates to deposit accounts).

“Covered Property” is defined in Section 6.2(f).

“Default” means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

“Default Rate” means, at the time in question, (a) with respect to Eurodollar Loans, the per annum rate equal to two percent (2.0%) per annum plus the Eurodollar Rate then in effect and (b) with respect to ABR Loans and all other Obligations, the per annum rate equal to two percent (2.0%) per annum plus the Alternate Base Rate then in effect. The Default Rate shall never exceed the Highest Lawful Rate.

“Defaulting Lender” shall mean any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three (3) Business Days of the date required to be funded by it hereunder, unless, in regards to funding its portion of Loans, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower, the Administrative Agent or the Issuers in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three (3) Business Days after request by the Administrative Agent or any Issuer, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and purchase participations in then outstanding Letters of Credit (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, such Issuer and the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, (e) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or, other than by way of an Undisclosed Administration, has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, (f) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Determination Date” has the meaning given it in Section 2.9.

“Disbursement” means, with respect to an Issuer, the amount disbursed by such Issuer on a Disbursement Date.

“Disbursement Date” is defined in Section 2.11(e).

“Disclosure Report” means either a notice given by Borrower under Section 6.4 or a certificate given by Borrower’s Chief Financial Officer under Section 6.2(b) or notice delivered pursuant to Section 6.2(j).

“Disclosure Schedule” means Schedule 1 hereto.

“Distribution” means (a) any dividend or other distribution made by a Restricted Person on or in respect of the Capital Stock of such Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any Capital Stock in such Restricted Person (including any option or warrant).

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” below its name on the Lender Schedule attached hereto, or such other office as such Lender may from time to time specify to Borrower and the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EBITDAX” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss, plus any net loss realized in connection with an asset sale (together with any related provisions for taxes by a Restricted Person), to the extent such losses were included in computing such Consolidated Net Income, plus (b) an amount equal to the provision for taxes based on income or profits of such Person and its Subsidiaries for such period (including state franchise taxes), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (d) depreciation, depletion and amortization expenses (including amortization of goodwill and other intangibles) for such Person and its Subsidiaries for such period to the extent that such depreciation, depletion and amortization expenses were deducted in computing such Consolidated Net Income, plus (e) accretion expense for abandonment retirement obligations, plus (f) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period or to the extent it represents a restructuring change) of such Person and its Subsidiaries for such period to the extent that such other non-cash charges were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges and expenses of, the Subsidiaries of the relevant Person shall be added to Consolidated Net Income of such Person only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be distributed to such Person by such Subsidiary without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that such Subsidiary or its stockholders. For purposes of this Agreement and the other Loan Documents, EBITDAX shall only include (i) EBITDAX of the Borrower and its Wholly-owned Subsidiaries (other than Non-guarantor Subsidiaries), (ii) EBITDAX of Subsidiaries (other than Non-guarantor Subsidiaries) that are not Wholly-owned Subsidiaries but that are Guarantor Subsidiaries equal to the aggregate Investment Percentage of the Borrower’s and the Guarantor Subsidiaries’ ownership of such Subsidiary and (iii) EBITDAX of Non-Guarantor Subsidiaries and joint ventures and other Persons that are not Subsidiaries but in which the Borrower and its Guarantor Subsidiaries own Capital Stock to the extent of dividends and Distributions actually received by the Borrower or a Guarantor Subsidiary in cash from such Persons. In the event that the Borrower and its Subsidiaries shall make an Equity Investment in any Person, or a Material Acquisition or a Material Disposition, EBITDAX (and each component thereof) in respect of such acquired Person or the assets or properties subject of such Material Acquisition or Material Disposition shall be calculated on a pro forma basis commencing the first day of the four quarter period in which such acquisition or disposition is consummated.

“Electronic Platform” is defined in Section 10.18(b).

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“Eligible Transferee” means a Person which either (a) is an Issuer, a Lender or an Affiliate of Lender or an Approved Fund, or (b) is consented to as an Eligible Transferee by (i) the Administrative Agent, (ii) with respect solely to transfers of Revolving Loans or Revolving Loan Commitments, each Issuer, and (iii) so long as no Event of Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee without the consent of Borrower if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

“Energy VI” means W&T Energy VI, LLC, a Delaware limited liability company.

“Energy VII” means W&T Energy VII, LLC, a Delaware limited liability company.

“Engineering Report” means the Initial Engineering Report and each subsequent engineering report delivered pursuant to Section 6.2(d).

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, obligations, liabilities, losses, proceedings, decrees, judgments, penalties, fees, fines, demand letters, orders, directives, claims (including claims for contribution or claims involving liability in tort, strict, absolute or otherwise), Liens, notices of noncompliance or violation, or claims for legal fees or costs of investigations or proceedings, relating to any Environmental Law or arising from the actual or alleged presence or Release of any Hazardous Material, including without limitation, enforcement, mitigation, cleanup, removal, response, remedial or other actions or damages or contribution, indemnification, cost recovery, compensation or injunctive or declaratory relief pursuant to any Environmental Law.

“Environmental Laws” means all applicable Laws relating to pollution or the regulation or protection of human health or safety (to the extent such health or safety relate to exposure to Hazardous Materials), natural resources or the environment (including ambient air, surface water, ground water, land, natural resources or wetlands), including those relating to any release of hazardous materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, management, generation, recycling or handling of, or exposure to, Hazardous Materials. Without limitation, Environmental Laws include, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980 and the Hazardous and Solid Waste Amendments of 1984; the Toxic Substances Control Act, 15 U.S.C.; the Federal Water Pollution Control Act; the Hazardous Materials Transportation Act; the Clean Air Act; the Safe Drinking Water Act; the Federal Insecticide, Fungicide and Rodenticide Act, the Endangered Species Act and the Oil Pollution Act, each as amended and their state and local counterparts or equivalents.

“Equity Investment” means relative to any Person, any ownership or similar interest held by such Person in any other Person consisting of any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, limited partnership interests, membership interest in a limited liability company, or beneficial interests in a trust.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with all rules and regulations promulgated with respect thereto.

“ERISA Affiliate” means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

“ERISA Plan” means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability (other than a “multiemployer plan” as that term is defined in Section 4001 of ERISA).

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” below its name on the Lender Schedule attached hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Administrative Agent.

“Eurodollar Loan” means a Loan bearing interest at a fluctuating rate determined by reference to the Eurodollar Rate.

“Eurodollar Margin” means the Applicable Margin in effect at such time for Eurodollar Loans.

“Eurodollar Rate” means with respect to each particular Eurodollar Loan and the associated LIBOR Rate and Reserve Percentage, the rate per annum calculated by Administrative Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

Eurodollar Rate =	LIBOR Rate	+ Eurodollar Margin
100.0% - Reserve Percentage

The Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Percentage changes. No Eurodollar Rate shall ever exceed the Highest Lawful Rate. The Eurodollar Rate shall not be less than zero.

“Eurodollar Rate Payment Date” means, with respect to any Eurodollar Loan: (a) the day on which the related Interest Period ends, and (b) any day on which past due interest or past due principal is owed under the Notes with respect to such Eurodollar Loan and is unpaid. If the terms of any Loan Documents provide that payments of interest or principal with respect to such Eurodollar Loan shall be deferred from one Eurodollar Rate Payment Date to another day, such other day shall also be a Eurodollar Rate Payment Date.

“Evaluation Date” means the following dates:

(a) Each date on or after the Closing Date, which Required Lenders, at their option, specify as a date as of which the Borrowing Base is to be redetermined, provided that each such date must be the first or last day of a current calendar month and that Required Lenders shall not be entitled to request any such redetermination more than once during any Fiscal Year;

(b) April 15 and October 15 of each Fiscal Year, beginning April 15, 2019;

(c) The date of each sale of interests in Oil and Gas Properties that would permit the Administrative Agent and the Lenders to redetermine the Borrowing Base pursuant to the terms of Section 7.5; and

(d) Each date which the Borrower, at its option, specifies as a date as of which the Borrowing Base is to be redetermined, provided that each such date must be the first or last day of a current calendar month and that the Borrower shall not be entitled to request any such redetermination more than once during any Fiscal Year unless such request is in connection with any acquisition of property or series of related acquisitions of property involving consideration equal to or in excess of $50,000,000.

“Event of Default” is defined in Section 8.1.

“Excepted Liens” means: (a) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any other Restricted Person or materially impair the value of such property subject thereto; (d) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors and no such deposit account is intended by Borrower or any other Restricted Person to provide collateral to the depository institution; (e) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property of the Borrower or any other Restricted Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such property for the purposes of which such property is held by the Borrower or any other Restricted Person or materially impair the value of such property subject thereto; (f) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (g) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (h) royalties, overriding royalties, reversionary interests, production payments and similar burdens granted by a Restricted Person with respect to its Oil and Gas Properties to the extent such burdens do not reduce such Restricted Person’s net interests in production in its Oil and Gas Properties below the interests reflected in each Engineering Report or the interests warranted under this Agreement or the Security Documents and do not operate to deprive any Restricted Person of any material rights in respect of its assets or properties (except for rights customarily granted with respect to such interests) and (i) Liens incurred within 90 days of the Closing Date on up to $65,000,000 of receivables in respect of the Income Tax Refund Claim.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means (a) each deposit account in which all or substantially all of the deposits consist of amounts utilized to fund payroll, employee benefit or tax obligations of the Borrower and its Subsidiaries, (b) “zero balance” accounts, (c) escrow accounts for amounts constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits, (d) escrow accounts, trust accounts or fiduciary accounts and (e) cash collateral accounts permitted under Section 7.2 of this Agreement (including, without limitation, an account pledged to secure Indebtedness of the type referred to in clause (m) of the definition of Indebtedness.

“Excluded Obligation in respect of a Hedging Contract” shall mean, with respect to any Restricted Person individually determined on a Restricted Person by Restricted Person basis, any Obligation in respect of a Hedging Contract, if and to the extent that, all or a portion of the joint and several liability or the guaranty of such Restricted Person for, or the grant by such Restricted Person of a security interest or other Lien to secure, such Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Restricted Person’s failure for any reason to constitute an Eligible Contract Participant at the time such guarantee or the grant of such security interest or other Lien becomes effective with respect to, or any other time such Restricted Person is by virtue of such guarantee or grant of such security interest or other Lien otherwise deemed to enter into, such Obligation. If an Obligation in respect of a Hedging Contract arises under a master agreement governing more than one transaction, such exclusion shall apply only to the portion of such Obligation that is attributable to Hedging Contract for which such guarantee, security interest or other Lien is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Administrative Agent, any Lender, any Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document, (a) Taxes imposed on or measured by the recipient’s net income (however denominated), franchise Taxes imposed on the recipient, and branch profits Taxes imposed on the recipient, in each case, (i) by the United States of America (or any political subdivision thereof) or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) by any other jurisdiction as a result of a present or former connection between the recipient and the jurisdiction imposing such Tax (other than a connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under or received payments under, received or perfected a security interest under, or enforced, any Loan Document), (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.8), any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability to comply with Section 3.6(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.6(a), (c) any United States backup withholding Tax and (d) any Taxes imposed under FATCA.

“Existing Credit Agreement” is defined in the first recital.

“Existing Credit Documents” is defined in the third recital.

“Existing Lender” is defined in Section 10.19.

“Existing Notes” is defined in the third recital.

“Existing Security Documents” is defined in the second recital.

“Existing Senior Notes” means the Borrower’s 8.50% senior notes due 2019.

“Facility Amount” means $750,000,000.

“Facility Availability” means at any time the difference of (i) the lowest of the Borrowing Base, the Aggregate Commitments or the Facility Amount at such time minus (ii) Revolving Credit Exposure at such time.

“Facility Usage” means, at the time in question, the aggregate outstanding principal amount of all Loans of all Lenders plus all Letter of Credit Outstandings of all Issuers.

“FATCA” means Sections 1471 through 1474 of the Code (and any amended or successor sections thereto) and any present or future regulations or official interpretations thereof.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions as determined by Administrative Agent in good faith.

“Fiscal Quarter” means a three-month period ending on March 31, June 30, September 30, or December 31 of any year.

“Fiscal Year” means a twelve-month period ending on December 31 of any year.

“Flood Insurance Regulations” is defined in Section 10.14.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Four Quarter Period” means as of the end of any Fiscal Quarter, the period of four consecutive Fiscal Quarters then ended.

“GAAP” means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated Subsidiaries. Notwithstanding anything to the contrary contained herein, the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with Section 1.6.

“Guarantor Subsidiary” means a direct or indirect Subsidiary of the Borrower that is not a Non-Guarantor Subsidiary.

“Hazardous Materials” means (a) any petroleum or petroleum product (including crude oil or fraction thereof), explosive, radioactive material, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, lead and radon gas; (b) any chemical, material, gas substance waste which is defined as or included in the definition of “hazardous substance”, “hazardous waste”, “hazardous material”, “extremely hazardous substance”, “hazardous chemical”, “toxic substance”, “toxic chemical”, “contaminant” or “pollutant” or words of similar import under any Environmental Law; and (c) any other chemical, material, gas substance or waste, exposure to which, or the presence, use, generation, treatment, Release, transport or storage of which is prohibited, limited or regulated under any Environmental Law.

“Hedging Contract” means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other hedging contract, derivative agreement or other similar agreement or arrangement.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

“Hydrocarbon Interests” shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, working interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Included Joint Venture” means at any time an Operating Joint Venture whose Oil and Gas Properties, or a portion of whose Oil and Gas Properties, are included in the Borrowing Base Properties and the Capital Stock of such Person owned by the Borrower and its Subsidiaries has been pledged to secure the Obligations.

“Income Tax Refund Claim” shall mean any interest, including without limitation an interest in proceeds to be received therefrom, in claims for refunds of U.S. Federal income taxes for the tax years 2003 and 2004 made by the Borrower pursuant to formal claims for refund dated June 23, 2016, and filed with the Internal Revenue Service by the Borrower on Internal Revenue Service Form 1120X for each of the respective years, reflecting the impact of a carryback of losses from the Borrower’s 2013 tax year and the collateral impacts thereof, including any direct or indirect effects on the Borrower’s tax year 2003 from the carryback of losses in respect of the Borrower’s 2012 tax year.

“Increased Costs” is defined in Section 3.9.

“Indebtedness” of any Person means Liabilities in any of the following categories:

(a) Liabilities for borrowed money,

(b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

(c) Liabilities evidenced by a bond, debenture, note or similar instrument,

(d) Liabilities which (i) would under GAAP be shown on such Person’s balance sheet as a liability, and (ii) is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

(e) Liabilities arising under Hedging Contracts,

(f) Capitalized Lease Obligations and Liabilities arising under operating leases and Liabilities arising with respect to sale and lease-back transactions,

(g) Liabilities arising under conditional sales or other title retention agreements,

(h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

(i) Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property,

(j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

(k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under “take-or-pay” contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

(l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the “Indebtedness” of any Person shall not include (i) Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until (x) such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor or, (y) if such Person is contesting any such Liability in good faith by appropriate proceedings (promptly initiated and diligently conducted) and has set aside on its books adequate reserves therefor, such Liability is outstanding more than 180 days past the original invoice or billing date therefor and (ii) Liabilities associated with bonds and surety obligations (including reimbursement obligations).

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Initial Availability Amount” means the amount provided for in Section 2.8.

“Initial Engineering Report” means, the engineering report prepared by the Borrower’s in-house petroleum engineering staff, dated July 1, 2018 concerning Oil and Gas Properties of Borrower and its Subsidiaries and Included Joint Ventures reflecting reserves of Borrower and its Subsidiaries and Included Joint Ventures as of July 1, 2018.

“Initial Financial Statements” means the audited annual financial statements of Borrower dated as of December 31, 2017.

“Insurance Schedule” means a schedule of the insurance of the Borrower and its Subsidiaries to be delivered on or near the Closing Date in form and substance satisfactory to the Administrative Agent, as such schedule may be amended or otherwise modified from time to time with the consent of the Administrative Agent.

“Intercreditor Agreement” means that certain Intercreditor Agreement by and between the Administrative Agent, as Priority Lien Agent (as defined therein), and Morgan Stanley Senior Funding, Inc., as Second Lien Collateral Trustee (as defined therein), dated as of May 11, 2015, as amended, modified or supplemented.

“Interest Expense” means, for any applicable period, the aggregate cash interest expense (both accrued and paid and net of interest income received during such period by the Restricted Persons) of the Restricted Persons for such applicable period, including the portion of any payments made in respect of Capital Lease Obligations allocable to interest expense, but excluding one-time write-offs of unamortized upfront fees and other upfront fees and expenses associated with (i) this Agreement and the other Loan Documents, (ii) the indenture for the Senior Second Lien Notes and (iii) the Specified Additional Debt Documents.

“Interest Period” means, with respect to each particular Eurodollar Loan in a Borrowing, a period of 1, 2, 3 or 6 months, as specified in the Borrowing Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which the associated Note is due and payable in full.

“Investment” means any investment, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of Capital Stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

“Investment Percentage” means, as to any Person (herein the “Owner”), the percentage of total Capital Stock of another Person owned directly or indirectly by such Owner.

“Issuance Request” means a request and certificate duly executed by the chief executive, accounting or financial authorized officer of the Borrower, substantially in the form of Exhibit G attached hereto (with such changes thereto as may be agreed upon from time to time by the Administrative Agent and the Borrower).

“Issuer” means each of The Toronto-Dominion Bank, New York Branch, Natixis, New York Branch, and Société Generale (or one of its respective Affiliates) or any other Lender which has agreed to issue one or more Letters of Credit at the request of the Administrative Agent (which shall, at the Borrower’s request, notify the Borrower from time to time of the identity of such other Lender); provided that no Issuer without its consent shall be required to have outstanding at any time Letters of Credit issued by such Issuer having a Stated Amount of more than $30,000,000 in the aggregate.

“Law” means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision or regulatory agency thereof or of any foreign country or any department, province or other political subdivision thereof, including without limitation Environmental Laws.

“Lender Parties” means the Administrative Agent, the Other Agents, the Issuers, the Lenders, the Approved Counterparties and their successors, transferees and assigns (provided that with respect to Approved Counterparties, the successor, transferee or assign, as applicable, meets the requirements of the definition of “Approved Counterparty” herein); and “Lender Party” means any of them.

“Lenders” is defined in the preamble hereto.

“Lending Office” means, with respect to any Lender, the office, branch, or agency through which it funds its Eurodollar Loans; and, with respect to Administrative Agent, the office, branch, or agency through which it administers this Agreement.

“Letter of Credit” is defined in Section 2.11(a).

“Letter of Credit Commitment” means, relative to any Lender, such Lender’s obligation to issue (in the case of an Issuer) or participate in (in the case of all Lenders) Letters of Credit pursuant to Section 2.11.

“Letter of Credit Commitment Amount” means $30,000,000.

“Letter of Credit Fee” is defined in Section 2.5(c).

“Letter of Credit Outstandings” means, at any time, an amount equal to the sum of (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

“Leverage Ratio” means for any Person, as of the last day of any Fiscal Quarter, the ratio of

(a) Total Debt of such Person and its Consolidated Subsidiaries outstanding on the last day of such Fiscal Quarter to

(b) EBITDAX for such Person and its Consolidated Subsidiaries computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

“Liabilities” means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

“LIBOR Rate” means, with respect to each particular Eurodollar Loan and the related Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters LIBOR01 page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term “LIBOR Rate” shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). The LIBOR Rate determined by Administrative Agent with respect to a particular Eurodollar Loan shall be fixed at such rate for the duration of the associated Interest Period. If Administrative Agent is unable so to determine the LIBOR Rate for any Eurodollar Loan, Borrower shall be deemed not to have elected such Eurodollar Loan and Administrative Agent shall promptly provide written notice thereof to Borrower. The LIBOR Rate shall not be less than zero.

“Lien” means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to such creditor or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. “Lien” also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

“Liquidity” means at any time the sum of Unrestricted Cash of the Borrower and the Guarantor Subsidiaries plus Facility Availability, all on a consolidated basis.

“Loan” means a Revolving Loan of any Type.

“Loan Documents” means this Agreement, the Notes, all Letters of Credit, the Security Documents, and all other agreements, amendments, supplements or other modifications, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects, but inclusive of any fee letters between any Restricted Person and any Arranger, Administrative Agent or Other Agent).

“Majority Lenders” means Lenders whose Aggregate Percentage Shares exceed fifty percent (50%); provided that the Commitment of any Defaulting Lender shall be excluded for purposes of making a determination of the Majority Lenders.

“Material Acquisition” means any acquisition of property or series of related acquisitions of property that involves the payment of consideration by the Loan Parties equal to or in excess of the greater of (i) $75,000,000 and (ii) 7.5% of ACNTA.

“Material Disposition” means any disposition of property or a series of related dispositions of property that involves property with a value equal to or in excess of the greater of (i) $75,000,000 and (ii) 7.5% of ACNTA.

“Material Adverse Change” means a material adverse change in, or material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any Subsidiary to perform any of its obligations under the Loan Documents to which it is a party or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of or benefits available to the Administrative Agent, any Other Agents, the Issuers or the Lenders thereunder.

“Maturity Date” means October 18, 2022 or if any Indebtedness for borrowed money in excess of $15,000,000 or the Third Lien Exchange Notes are outstanding after the Closing Date, the Maturity Date will be the date that is the earlier of (i) 4 years from the Closing Date or (ii) 6 months prior to the earliest maturity date of such Indebtedness for borrowed money (including the Third Lien Exchange Notes, if applicable).

“Minority Interest” means the percentage interest represented by any Capital Stock of a non-wholly owned Subsidiary of the Borrower that is not owned by the Borrower or a Guarantor Subsidiary of the Borrower.

“Mobile Home” has the meaning assigned to the term “Manufactured Home” and “Mobile Home” in the applicable Flood Insurance Regulation; provided that, in no event shall the term “Mobile Home” include platforms and other structures located in state or federal waters offshore of the United States or other areas that are not subject to Flood Insurance Regulation.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

“Mortgaged Properties” means all property of any Restricted Person as to which a mortgage lien, deed of trust lien or similar lien has been granted by such Restricted Person in favor of the Administrative Agent and/or a trustee pursuant to a deed of trust, mortgage or other similar instrument in form and substance satisfactory to the Administrative Agent in order to secure the Obligations, subject, however, to Section 10.14(d).

“Net Cash Proceeds” means, with respect to any sale or other disposition (including a Casualty Event), the cash proceeds (including cash equivalents and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale or other disposition (including a Casualty Event) received by the Borrower or any of its Subsidiaries (other than a Non-Guarantor Subsidiary), net of all attorneys’ fees, accountants’ fees, investment banking fees and other customary expenses, fees and commissions actually incurred by the Borrower or any of its Subsidiaries and net of taxes paid as of the date of receipt of such Net Cash Proceeds as a result of such sale or disposition by the Borrower or any of its Subsidiaries.

“Net Working Capital” means (a) all current assets of the Borrower and its Guarantor Subsidiaries except current assets from commodity price risk management activities arising in the ordinary course of business, less (b) all current liabilities of the Borrower and its Guarantor Subsidiaries except current liabilities included in Indebtedness and any current liabilities from commodity price risk management activities arising in the ordinary course of business, in each case as set forth in the consolidated financial statements of the Borrower prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC Topic 815).

“Non-Consenting Lender” is defined in Section 10.1(a).

“Non-Guarantor Subsidiary” means any Subsidiary of Borrower designated as such on the Disclosure Schedule as of the Closing Date of this Agreement or which Borrower has designated in writing to Administrative Agent to be a Non-Guarantor Subsidiary pursuant to Section 6.19.

“Non-Recourse Debt” means any Indebtedness of any Non-Guarantor Subsidiary, in each case in respect of which: (a) the holder or holders thereof (i) shall have recourse only to, and shall have the right to require the obligations of such Non-Guarantor Subsidiary to be performed, satisfied, and paid only out of, the property of such Non-Guarantor Subsidiary and/or one or more of its Subsidiaries (but only to the extent that such Subsidiaries are Non-Guarantor Subsidiaries) and/or any other Person (other than Borrower and/or any other Restricted Person) and (ii) shall have no direct or indirect recourse (including by way of guaranty, support or indemnity) to the Borrower or any other Restricted Person or to any of the property of Borrower or any other Restricted Person, whether for principal, interest, fees, expenses or otherwise; and (b) the terms and conditions relating to the non-recourse nature of such Indebtedness are in form and substance reasonably acceptable to the Administrative Agent.

“Note” means a Revolving Loan Note.

“1.5 Lien Credit Agreement” means the Senior Secured 1.5 Lien Term Loan Credit Agreement dated September 7, 2016 in an aggregate original principal amount of $75,000,000 among the Borrower and the Restricted Persons party thereto, and Cortland Capital Market Services LLC as Administrative Agent, as amended, restated, replaced, supplemented, modified or refinanced.

“1.5 Lien Notes” means the notes issued pursuant to the 1.5 Lien Credit Agreement, as amended, restated, replaced, supplemented, modified or refinanced.

“Obligations” means all Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the Loan Documents; provided that Obligations shall not include any Excluded Obligations in respect of a Hedging Contract.

“Obligation” means any part of the Obligations.

“OFAC” means the U.S. Treasury Department’s Office of Foreign Assets Control.

“Oil and Gas Properties” shall mean Hydrocarbon Interests; the properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any governmental authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells (including those used for either environmental sampling or remedial purposes), structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Other Agents” means Société Generale and Natixis, New York Branch as Co-Syndication Agents, Morgan Stanley and ABN Amro, as Co-Documentation Agents, and TD Securities, SG Americas Securities, LLC, Natixis, New York Branch, Morgan Stanley and ABN Amro as Joint Lead Arrangers, and TD Securities, Société Generale and Natixis, New York Branch as Joint Bookrunners, and their successors and assigns in such capacities.

“Operating Joint Venture” means a Person other than a Subsidiary of the Borrower (i) in which the Borrower and its Wholly-owned Subsidiaries (other than Non-guarantor Subsidiaries) own at least a ten (10%) of the Capital Stock, (ii) substantially all of the assets of such Person consist of Oil and Gas Properties, (iii) the Borrower or one of its Wholly-owned Subsidiaries (other than Non-guarantor Subsidiaries) is the operator of such Oil and Gas Properties or is the manager of such Person, (iv) such Person has no Indebtedness for borrowed money, (v) such Person is not bound by agreements, and does not have organizational document restrictions on, the ability of such Person to make dividends or other Distributions on its Capital Stock and (vi) the Capital Stock of such Person not owned by the Borrower and the Guarantor Subsidiaries has no preferential rights to dividends or other Distributions over the Capital Stock of such Person owned by the Borrower and the Guarantor Subsidiaries.

“Other Taxes” means any and all present or future stamp, court or documentary Taxes and any other excise, intangible, recording, filing, property or similar Taxes, charges or levies arising from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Loan Document.

“Participant Register” shall have the meaning assigned to such term in Section 10.6(a).

“Patriot Act” is defined in Section 10.17.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Percentage Share” means, as the context may require, any Aggregate Percentage Share or Revolving Loan Percentage Share, as the case may be.

“Permian Basin ORRI” means the overriding royalty interest in properties in Andrews, Dawson, Gaines and Martin counties Texas assigned to Diamondback E&P LLC.

“Permitted Holders” means Tracy W. Krohn, his spouse, Laurie P. Krohn, and their immediate family and descendants by blood or adoption.

“Permitted Lien” has the meaning given to such term in Section 7.2.

“Person” means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic system.

“Prime Rate” means the rate of interest adopted by Administrative Agent as the reference rate for the determination of interest rates for loans of varying maturities in dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by The Toronto-Dominion Bank, New York Branch as its “base rate” or “prime rate”.

“Projected Oil Production” means the projected production of oil (measured by volume unit, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Restricted Person or by any Included Joint Ventures (to the extent that the properties and interests owned by such Included Joint Ventures are included in the Borrowing Base Properties) for thirty (30) days or more which are located in or offshore of the United States and which have attributable to them proved developed producing oil reserves, as such production is projected in the most recent report delivered pursuant to Section 6.2(d) of this Agreement, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of Section 6.2(d) of this Agreement and otherwise are satisfactory to Administrative Agent.

“Projected Gas Production” means the projected production of gas (measured by BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Restricted Person or by any Included Joint Ventures (to the extent that the properties and interests owned by such Included Joint Ventures are included in the Borrowing Base Properties) for thirty (30) days or more which are located in or offshore of the United States and which have attributable to them proved developed producing gas reserves, as such production is projected in the most recent report delivered pursuant to Section 6.2(d) of this

Agreement, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of Section 6.2(d) of this Agreement and otherwise are satisfactory to Administrative Agent.

“Proposed Change” is defined in Section 10.1(a).

“Public Lender” is defined in Section 10.18(b).

“Qualified ECP Credit Party” shall mean, with respect to any Benefiting Restricted Person in respect of any Obligation in respect of a Hedging Contract, each Restricted Person that, at the time of the guaranty by such Benefiting Restricted Person of, or grant by such Benefiting Restricted Person of a security interest or other Lien securing, such Obligation in respect of a Hedging Contract is entered into or becomes effective with respect to, or at any other time such Benefiting Restricted Person is by virtue of such guaranty or grant of a security interest or other Lien otherwise deemed to enter into, such Obligation, constitutes an Eligible Contract Participant and can cause such Benefiting Restricted Person to qualify as an Eligible Contract Participant at such time by entering into a keepwell under Section la(18)(A)(v)(II) of the Commodity Exchange Act.

“Rating Agency” means either S&P or Moody’s.

“Reference Eurodollar Rate” means, as of any day, a rate of interest per annum equal to the Eurodollar Rate (for a one-month Interest Period) on such day or, if such day is not a Business Day, the immediately preceding Business Day.

“Register” is defined in Section 2.13.

“Regulation D” means Regulation D of the Board of Governors as from time to time in effect.

“Reimbursement Obligations” is defined in Section 2.11(f).

“Release” means the release, deposit, disposal or leakage of any Hazardous Material at, into, upon or under any land, water or air or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, leakage, seepage, dumping, pumping, pouring, escaping, emptying or placement.

“Required Lenders” means Lenders whose Aggregate Percentage Shares exceed sixty-six and two-thirds percent (66-2/3%); provided that, with respect to any increase in the Borrowing Base or with respect to any determination or redetermination of the Borrowing Base that would result in a new Borrowing Base that is greater than the Borrowing Base then in effect prior to such determination or redetermination, “Required Lenders” shall mean Lenders whose Aggregate Percentage Shares equal or exceed ninety-five (95%); and provided further that, the Commitment of any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders.

“Required Percentage” is defined in Section 6.15.

“Requisite Lenders” is defined in Section 10.1(a).

“Reserve Percentage” means, on any day with respect to each particular Eurodollar Loan, the maximum reserve requirement, as determined by Administrative Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply under Regulation D with respect to “Eurocurrency liabilities”, as such term is defined in Regulation D. If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

“Restricted Person” means any of Borrower and each Subsidiary of Borrower.

“Revolving Credit Exposure” means at any time the sum of the aggregate outstanding principal amount of all Loans at such time plus the aggregate Letter of Credit Outstandings at such time.

“Revolving Loan” is defined in Section 2.1(c).

“Revolving Loan Commitment” means, relative to any Lender, such Lender’s obligation to make Revolving Loans pursuant to Section 2.1(c), as such Revolving Loan Commitment may be reduced, adjusted or terminated from time to time in accordance with the terms of this Agreement. The amount of each Lender’s Revolving Loan Commitment as of the Closing Date is the amount set forth on Schedule 3 as such amount may be modified pursuant to Section 2.15 and as such Revolving Loan Commitment may be modified from time to time pursuant to any Assignment and Acceptance to which such Lender is a party.

“Revolving Loan Commitment Termination Date” means the earliest to occur of (a) the Maturity Date, and (b) the date on which any Commitment Termination Event occurs.

“Revolving Loan Lender” is defined in Section 2.1(c).

“Revolving Loan Note” means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Revolving Loan Percentage Share” means, at any time and with respect to any Revolving Loan Lender, the percentage obtained by dividing (a) the Revolving Loan Commitment of such Lender, by (b) the aggregate Revolving Loan Commitments of all Revolving Loan Lenders. If the Revolving Loan Commitments have terminated or expired, the Revolving Loan Percentage Shares shall be determined using the Revolving Loan Commitments most recently set forth in the Register, giving effect to any assignments made in accordance with Section 10.6 or any increases or decreases in Revolving Loan Commitments made in accordance with this Agreement.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions (as of the Closing Date, Cuba, Iran, North Korea, Sudan, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom.

“SGAS” means SG Americas Securities, LLC.

“S&P” means Standard & Poor’s Ratings Group (a division of McGraw-Hill, Inc.) and any successor thereto that is a nationally-recognized rating agency.

“Second Lien Term Loan” means the Borrower’s 9.00% Second Lien Term Loan due May 2020.

“SEC” means the Securities and Exchange Commission.

“Secured Exchange Notes” means the Borrower’s 9%/10.75% Second Lien PIK Toggle Notes due 2020 issued pursuant to the Secured Exchange Notes Indenture, as amended, restated, replaced, supplemented, modified or refinanced.

“Secured Exchange Notes Indenture” means the indenture dated September 7, 2016 for the Borrower’s Secured Exchange Notes, as amended, restated, replaced, supplemented, modified or refinanced.

“Security Documents” means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person or any other Person to Administrative Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person’s other duties and obligations under the Loan Documents.

“Security Schedule” means Schedule 2(a) and Schedule 2(b) hereto, as such Schedule 2(a) and Schedule 2(b) may be amended or otherwise modified with the consent of the Administrative Agent.

“Security Termination” shall mean the indefeasible payment in full in cash of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Hedging Contracts constituting Loan Documents except in the case of the exercise of remedies and the application of proceeds under Section 3.1), the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuers shall have been made) and the termination of all Commitments.

“Senior Second Lien Notes” means the Borrower’s 9.75% Senior Second Lien Notes due 2023, issued pursuant to the Senior Second Lien Notes Indenture.

“Senior Second Lien Notes Indenture” means the indenture dated October 18, 2018 for the Borrower’s Senior Second Lien Notes, as amended, restated, replaced, supplemented, modified or refinanced.

“Specified Additional Debt” is defined in Section 7.1(h).

“Specified Additional Debt Documents” means one or more indentures, note purchase agreements, credit agreements or similar financing documents governing the issuance of any Specified Additional Debt and any other agreements, certificates, documents and instruments delivered in connection with the foregoing, and such corresponding agreements, certificates, documents and instruments for any refinancings of such Specified Additional Debt.

“Stated Amount” of each Letter of Credit means the face amount of such Letter of Credit or the “Stated Amount” of such Letter of Credit (as defined therein), in each case, as such amount is in effect on the issuance date thereof.

“Stated Expiry Date” is defined in Section 2.11(a).

“Subject Sale” is defined in Section 7.5.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings, assessments, fees or other charges imposed by any governmental authority, including any interest, penalties or additions to tax applicable thereto.

“TD (Texas)” means Toronto Dominion (Texas) LLC, and its successors and assigns.

“Termination Event” means (a) the occurrence with respect to any ERISA Plan of a reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any

ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) the withdrawal or partial withdrawal by any ERISA Affiliate from a “multiemployer plan” as that term is defined in Section 4001 of ERISA, or (f) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

“Third Lien Exchange Notes” means the Borrower’s 8.50%/10.00% PIK Toggle Third Lien Exchange Notes due 2021 issued pursuant to the Third Lien Exchange Notes Indenture, as amended, restated, replaced, supplemented, modified or refinanced.

“Third Lien Exchange Notes Indenture” means the indenture September 7, 2016 for the Borrower’s Third Lien Exchange Notes, as amended, restated, replaced, supplemented, modified or refinanced.

“Total Debt” means the aggregate Indebtedness of the Borrower and its Subsidiaries (other than Non-Guarantor Subsidiaries) on a Consolidated basis.

“Total Proved PV-10” means, as of any date of determination thereof with respect to the Oil and Gas Properties described in the most recent Engineering Report delivered to the Administrative Agent pursuant to this Agreement, the net present value, determined using a discount rate of ten percent (10%) per annum, of the future net revenues expected to accrue to the Borrower’s and the Guarantor Subsidiaries’ and the Included Joint Ventures’ (to the extent that such Included Joint Ventures’ Oil and Gas Properties are included in the Borrowing Base Properties) interest in such Oil and Gas Properties during the remaining expected economic lives of such Oil and Gas Properties. Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes and for operating, gathering, transportation and marketing costs, required for the production and sale of hydrocarbons from such Oil and Gas Properties, (b) the pricing assumptions used in determining Total Proved PV-10 for any Oil and Gas Properties, on any date shall be based upon the most recent Bank Price Deck provided to the Borrower by the Administrative Agent adjusted as determined in good faith by the Borrower to reflect the Borrower’s and the other Guarantor Subsidiaries’ Hedging Contracts and (c) the cash-flows derived from the pricing assumptions set forth in clause (b) above shall be further adjusted to account for the historical basis differential in a manner determined in good faith by the Borrower. The amount of Total Proved PV-10 at any time shall be calculated on a pro forma basis for dispositions and acquisitions of Oil and Gas Properties consummated since the date of the Engineering Report most recently delivered pursuant hereto (provided that, in the case of any such acquisition or disposition, as the case may be, the Administrative Agent shall have received an Engineering Report evaluating the proved reserves attributable to the Oil and Gas Properties subject thereto, which such Engineering Report may be prepared by the Borrower’s in-house petroleum staff or by an independent petroleum engineer reasonably acceptable to the Administrative Agent).

“Transactions” means the preparation, negotiation, execution and delivery of the Loan Documents and the 2018 Second Lien Notes and the documentation related thereto, and the repayment of the 1.5 Lien Notes, the outstanding Second Lien Term Loan, the outstanding Secured Exchange Notes, the outstanding Existing Senior Notes, and some or all of the Third Lien Exchange Notes of the Borrower in connection with the refinancing of its capital structure on the Closing Date.

“Tribunal” means, in the case of all parties hereto, any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing, and, solely in the case of Lender Parties, any foreign governmental and supervisory authorities and central banks, whether now or hereafter constituted and/or existing.

“Type” means, with respect to any Loans, the characterization of such Loans as either ABR Loans or Eurodollar Loans.

“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unrestricted Cash” means the cash and Cash Equivalents of the Borrower and its Guarantor Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower and its Guarantor Subsidiaries to the extent it is (i) held in an account subject to a Control Agreement and (ii) not subject of any other Lien other than (a) non-consensual Liens of the type described in the definition of Excepted Liens, (b) a Lien securing Indebtedness of the type referred to in clause (m) of the definition of Indebtedness, or (c) a Lien securing the Obligations or other Indebtedness subject to the Intercreditor Agreement.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person normally entitling the holders thereof to vote under ordinary circumstances in the election of members of the Board of Directors or other governing body of such Person.

“Wholly-owned Subsidiary” means any Subsidiary of Borrower, one hundred percent (100%) of the Voting Stock of which is directly or indirectly (through one or more intermediaries) owned by Borrower.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2 Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

Section 1.3 Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided in the relevant defined term or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document in accordance with the Loan Documents, provided that nothing contained in this section shall be construed to authorize or require any such renewal, extension, modification, amendment or restatement.

Section 1.4 References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement”, “this instrument”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. All references to any Person shall be construed to include such Person’s successors and assigns, provided such successors and assigns are permitted by the Loan Documents.

Section 1.5 Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Lender Party of amounts to be paid under any of Sections 2.11, 3.2, 3.3, 3.4, 3.5 or 3.6 or any other matters which are to be determined hereunder by a Lender Party (such as any Eurodollar Rate, LIBOR Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Required Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

Section 1.6 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, (1) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value,” as defined therein and (2) all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements to be delivered pursuant to Section 6.01.

ARTICLE II - The Loans

Section 2.1 Commitments to Make Loans; Restrictions on Commitments or Issuance or Participation in Letters of Credit.

(a) [Reserved].

(b) [Reserved].

(c) Revolving Loans. Subject to the terms and conditions hereof, each Lender that has a Revolving Loan Commitment (herein referred to as a “Revolving Loan Lender”) severally agrees to make revolving loans to Borrower (herein called such Revolving Loan Lender’s “Revolving Loans”) upon Borrower’s request from time to time during the Commitment Period, provided that subject to Sections 3.3, 3.4 and 3.6, all Revolving Loan Lenders are requested to make Revolving Loans of the same Type (or participate in Letters of Credit) in accordance with their respective Revolving Loan Percentage Shares and as part of the same Borrowing. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow Revolving Loans hereunder.

(d) Restrictions on Credit Extensions. No Lender shall be permitted or required to

(i) make any Loan if, after giving effect thereto (A) the Facility Usage would exceed the lowest of (1) the Borrowing Base in effect as of the date on which the requested Loans are to be made, (2) the Aggregate Commitments or (3) the Facility Amount; and (B) the sum of the aggregate outstanding principal amount of all Loans of such Lender together with such Lender’s Revolving Loan Percentage Share of the aggregate Letter of Credit Outstandings would exceed such Lender’s Aggregate Percentage Share of the lowest of (1) the Borrowing Base in effect as of the date on which the requested Loan is to be made, (2) the Aggregate Commitments or (3) the Facility Amount; or

(ii) [Reserved]; or

(iii) [Reserved]; or

(iv) make any Revolving Loan if, after giving effect thereto (A) the Revolving Loan by such Lender would exceed such Lender’s Revolving Loan Percentage Share of the aggregate amount of Revolving Loans then requested from all Lenders; and (B) the sum of the aggregate outstanding principal amount of all Revolving Loans of such Lender together with such Lender’s Revolving Loan Percentage Share of the aggregate Letter of Credit Outstandings would exceed such Lender’s Revolving Loan Percentage Share of the aggregate Revolving Loan Commitments of all Revolving Loan Lenders; or

(v) issue (in the case of an Issuer) or participate in (in the case of a Lender) any Letter of Credit if, after giving effect thereto (A) the Facility Usage would exceed the lowest of (1) the Borrowing Base in effect as of the date on which the requested Letter of Credit is to be issued or extended, (2) the Aggregate Commitments or (3) the Facility Amount; (B) such Lender’s Revolving Loan Percentage Share of all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Loans of such Lender would exceed such Lender’s Aggregate Percentage Share of the lowest of (1) the Borrowing Base in effect as of the date on which the requested Letter of Credit is to be issued or extended, (2) the Aggregate Commitments or (3) the Facility Amount; (C) such Lender’s Revolving Loan Percentage Share of all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Revolving Loans of such Lender would exceed such Lender’s Revolving Loan Percentage Share of the aggregate Revolving Loan Commitments of all Lenders; or (D) all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount; or

(vi) issue (in the case of an Issuer) any Letter of Credit if, after giving effect thereto, all Letter of Credit Outstandings of Letters of Credit issued by such Issuer and the other Issuers shall exceed $30,000,000.

(e) Minimum Borrowing Amounts. The aggregate amount of all Loans in any Borrowing of ABR Loans must be greater than or equal to $1,000,000 (any higher, in multiples of $1,000,000) or, if less, the remaining availability under the Borrowing Base. The aggregate amount of all Loans in any Borrowing of Eurodollar Loans must be greater than or equal to $1,000,000 (any higher, in multiples of $1,000,000) or, if less, the remaining availability under the Borrowing Base. Borrower may have no more than ten (10) Borrowings of Eurodollar Loans outstanding at any time.

Section 2.2 Requests for New Loans. Borrower must give to Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Loans to be advanced by Lenders. Each such notice constitutes a “Borrowing Notice” hereunder and must:

(a) specify (i) the aggregate amount of any such Borrowing of new ABR Loans and the Business Day on which such ABR Loans are to be advanced, (ii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the Business Day on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period, and (iii) with respect to the Borrowing Notice delivered on or before the Closing Date, which Loans are to be advanced as Revolving Loans; and

(b) be received by Administrative Agent not later than 12:00 noon, New York City time, on (i) the Business Day on which any such ABR Loans are to be made, or (ii) the third Business Day preceding the Business Day on which any such Eurodollar Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the “Borrowing Notice” attached hereto as Exhibit B, duly completed. Each telephonic request for a Borrowing shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such Borrowing Notice. Upon receipt of any such Borrowing Notice or telephonic notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. Each Borrowing Notice shall be irrevocable and binding on Borrower. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Administrative Agent at Administrative Agent’s office in New York, New York, the amount of such Lender’s new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Administrative Agent shall promptly make such Loans available to Borrower. Unless Administrative Agent shall have received prompt notice from a Lender that such Lender will not make available to Administrative Agent such Lender’s new Loan, Administrative Agent may in its discretion assume that such Lender has made such Loan available to Administrative Agent in accordance with this section and Administrative Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its new Loan available to Administrative Agent, such Lender and Borrower severally agree to pay or repay to Administrative Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Administrative Agent, with interest at (i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pay or repay to Administrative Agent such amount within such three-day period, Administrative Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

Section 2.3 Continuations and Conversions of Outstanding Loans. Borrower may make the following elections with respect to Loans already outstanding: to convert ABR Loans to Eurodollar Loans, to convert Eurodollar Loans to ABR Loans on the last day of the Interest Period applicable thereto, or to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings. To make any such election, Borrower must give to Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of any such conversion or continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a “Continuation/Conversion Notice” hereunder and must:

(a) specify the existing Loans which are to be continued or converted;

(b) specify (i) the aggregate amount of any Borrowing of ABR Loans into which such existing Loans are to be continued or converted and the date on which such continuation or conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such continuation or conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

(c) be received by Administrative Agent not later than 12:00 noon, New York City time, on (i) the day on which any such continuation or conversion to ABR Loans is to occur, or (ii) the third Business Day preceding the day on which any such continuation or conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the “Continuation/Conversion Notice” attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such Continuation/Conversion Notice. Upon receipt of any such Continuation/Conversion Notice or telephonic notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any notice of continuation or conversion with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into ABR Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any continuation or conversion of existing Loans pursuant to this section, and no such continuation or conversion shall be deemed to be a new advance of funds for any purpose; such continuations and conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

Section 2.4 Use of Proceeds. Borrower shall use all Loans to extend and renew and continue the Existing Notes and the corresponding loans under the Existing Credit Agreement, to repay the 1.5 Lien Notes, the Second Lien Term Loan, the Secured Exchange Notes, all or any portion of the Third Lien Exchange Notes (if applicable) and the Existing Senior Notes on the Closing Date, to acquire Oil and Gas Properties, to pay costs, fees and expenses in connection with the Transactions finance capital expenditures, and provide working capital for its operations and for other general business purposes, including the acquisition of Oil and Gas Properties and related assets. In no event shall the funds from any Loan be used directly or indirectly by any Person (a) for personal, family, household or agricultural purposes or (b) for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” or any “margin securities” (as such terms are defined respectively in Regulation T, U and X promulgated by the Board of Governors) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities, (c) for the acquisition of any Person unless such acquisition has been approved by the board of directors, management committee or partners, as the case may be of such Person or (d) in violation of any Anti- Corruption Laws or applicable Sanctions. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower’s important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

Section 2.5 Fees.

(a) Commitment Fees. In consideration of each Revolving Loan Lender’s commitment to make Revolving Loans, Borrower will pay to Administrative Agent for the account of each Revolving Loan Lender (excluding any Defaulting Lenders) a commitment fee determined on a daily basis by applying the Commitment Fee Rate to such Revolving Loan Lender’s Revolving Loan Percentage Share of the unused portion of the Borrowing Base that is available for Revolving Loans on each day during the Commitment Period. This commitment fee will be due and payable in arrears on each ABR Payment Date and at the end of the Commitment Period.

(b) Other Fees. In addition to all other amounts due to Administrative Agent under the Loan Documents, Borrower will pay fees to Administrative Agent, TD Securities, Societe Generale and Natixis, New York Branch as described in a letter agreement dated as of September 28, 2018 among Administrative Agent, TD Securities, SGAS, Natixis, New York Branch and Borrower.

(c) Letter of Credit Stated Amount Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender (excluding any Defaulting Lenders), a participation fee with respect to its participations in Letters of Credit, for the period from and including the date of the issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires, at a rate per annum equal to the Eurodollar Margin on the Stated Amount (as such Stated Amount may be adjusted, from time to time, as a result of drawings thereunder) of such Letter of Credit, based on a year comprised of three-hundred and sixty (360) days (such participation fee, the “Letter of Credit Fee”). A prorated portion of such fee shall be payable by the Borrower in arrears on each ABR Payment Date, and at the end of the Commitment Period for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.

(d) Letter of Credit Issuance Fee. The Borrower agrees to pay to each Issuer for its own account an issuance fee for each Letter of Credit issued by such Issuer equal to the greater of (i) $500 or (ii) 0.25% of the Stated Amount of such Letter of Credit. Such fee shall be payable by the Borrower quarterly in arrears. The Borrower also agrees to pay such Issuer’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder, which fees shall be payable to such Issuer within ten (10) days after demand.

(e) Additional Fees. The Borrower agrees to pay each of the fees specified in any fee letters between any Restricted Person and any Arranger or the Administrative Agent.

Section 2.6 Optional Prepayments. Borrower may, upon one Business Day’s notice in the case of ABR Loans, or three Business Days’ notice in the case of Eurodollar Loans, to Administrative Agent for the account of each Lender, from time to time and without premium or penalty prepay the Revolving Loans, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on such prepaid Loans equals $1,000,000 or any higher integral multiple of $1,000,000, so long as Borrower pays all breakage costs associated with the prepayment of any Eurodollar Loan as provided in Section 3.5, and so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of any Loan to less than $1,000,000 without first either (a) terminating this Agreement or (b) providing assurance satisfactory to Administrative Agent in its discretion that Lenders’ legal rights under the Loan Documents are in no way affected by such reduction. Each prepayment of principal of a Eurodollar Loan under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

Section 2.7 Mandatory Prepayments.

(a) If at any time the Facility Usage exceeds the Aggregate Commitments (whether due to a reduction or termination in any Commitments in accordance with this Agreement, or otherwise), Borrower shall immediately upon demand prepay the principal of the Loans (and/or provide cash collateral for Letters of Credit) in an amount at least equal to such excess in accordance with clause (g) below.

(b) If at any time the Facility Usage is less than the Aggregate Commitments but in excess of the Borrowing Base (such excess being herein called a “Borrowing Base Deficiency”), Borrower shall, within ten (10) Business Days after Administrative Agent gives notice of such fact to Borrower, either:

(i) prepay the principal of the Loans (and/or provide cash collateral for Letters of Credit) in accordance with clause (g) below in an aggregate amount at least equal to such Borrowing Base Deficiency; or

(ii) give notice to Administrative Agent electing to prepay the principal of the Loans (and/or provide cash collateral) in accordance with clause (g) below in up to five monthly installments in an aggregate amount at least equal to such Borrowing Base Deficiency, with each such installment equal to or in excess of one-fifth of such Borrowing Base Deficiency, and with the first such installment to be paid one month after the giving of such notice and the subsequent installments to be due and payable at one month intervals thereafter until such Borrowing Base Deficiency has been eliminated; or

(iii) give notice to Administrative Agent that Borrower desires to provide Administrative Agent with deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other security documents in form and substance satisfactory to Administrative Agent, granting, confirming, and perfecting first and prior liens or security interests in collateral acceptable to Required Lenders, to the extent needed to allow Required Lenders to increase the Borrowing Base (as they in their reasonable discretion deem consistent with prudent oil and gas banking industry lending standards at the time) to an amount which eliminates such Borrowing Base Deficiency, and then provide such security documents within thirty days after Administrative Agent specifies such collateral to Borrower. If, prior to any such specification by Administrative Agent, Required Lenders determine that the giving of such security documents will not serve to eliminate such Borrowing Base Deficiency, then, within five Business Days after receiving notice of such determination, Borrower will elect to make, and thereafter make, the prepayments specified in either of the preceding subsections (i) or (ii) of this subsection (b);

(iv) effect a combination of the foregoing (i), (ii) and (iii) sufficient to eliminate such Borrowing Base Deficiency.

provided, however, that if a Borrowing Base Deficiency is existing as a result of any Subject Sale or other sale or existing as a result of the incurrence of Indebtedness as provided in Section 7.1(h), and the corresponding reduction of the Borrowing Base (including the Initial Availability Amount), pursuant to Section 7.1(h) or 7.5, as applicable, the Borrower shall instead immediately prepay the Loans (and/or provide cash collateral for Letters of Credit) in accordance with Section 7.1(h) or 7.5, as applicable, from the proceeds of such Subject Sale or sale, or incurrence of Indebtedness, as appropriate, to the extent of the Borrowing Base Deficiency that resulted from such reduction or such sale and reduction.

(c) [Reserved].

(d) [Reserved].

(e) Upon the occurrence of a Borrowing Base Deficiency resulting from a Casualty Event pursuant to Section 2.9 (subject to the Borrower’s and the applicable Subsidiaries’ rights contained in the second paragraph of Section 2.9), the Borrower will forthwith utilize the Net Cash Proceeds of such Casualty Event to prepay the principal of the Loans (and/or provide cash collateral for Letters of Credit) in an amount sufficient to cure such Deficiency in accordance with clause (g) below.

(f) The Borrower will prepay the Loans (and/or provide cash collateral) to the extent otherwise required by the other provisions of this Agreement.

(g) In the event that the Borrower is required to prepay the Loans (and/or provide cash collateral) pursuant to clause (a), (b) or (e) above, the Borrower shall prepay the Loans (and/or provide cash collateral) in the following order of priority: (i) first, to the prepayment of Revolving Loans that are ABR Loans and then to the prepayment of Revolving Loans that are Eurodollar Loans, and (ii) second, to provide cash collateral to the applicable Issuer in the applicable amount in respect of any outstanding Letters of Credit in accordance with the general provisions of Section 2.11(g);

(h) Each prepayment of principal of a Loan under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

Section 2.8 Initial Availability Amount. The parties hereto agree that the “Initial Availability Amount” shall be an amount equal to $250,000,000; provided that on the Closing Date the Initial Availability Amount will be reduced on a dollar-for-dollar basis to the extent the outstanding principal amount of the 2018 Second Lien Notes plus any amounts outstanding under the Third Lien Exchange Notes, if any, exceeds $625,000,000 in the aggregate.

Section 2.9 Determinations of Borrowing Base.

(a) By each Evaluation Date (or in the case of an Evaluation Date pursuant to clause (a) of the definition of “Evaluation Date”, within thirty days after such Evaluation Date), Borrower shall furnish to each Lender all information, reports and data which Administrative Agent has then requested concerning the Borrowing Base Entities’ businesses and properties (including their Oil and Gas Properties and interests and the reserves and production relating thereto), together with the Engineering Report described in Section 6.2 which is then due, if any; provided that in the case of any “Evaluation Date” pursuant to clause (a) of the definition thereof, Borrower shall deliver to Administrative Agent an Engineering Report of the type described in Section 6.2(e) within thirty days after such Evaluation Date. Within thirty days after receiving such information, reports and data, Required Lenders shall agree upon an amount for the Borrowing Base, and Administrative Agent shall by notice to Borrower designate such amount as the new Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a “Determination Date”) and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined or adjusted in accordance with the provisions of this Agreement. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this section, Administrative Agent may nonetheless designate the Borrowing Base at any amount which Required Lenders determine and may redesignate the Borrowing Base from time to time thereafter until each Revolving Loan Lender receives all such information, reports and data, whereupon Required Lenders shall designate a new Borrowing Base as described above. Required Lenders shall determine the amount of the Borrowing Base based upon the loan collateral value which they in their discretion assign to the various Oil and Gas Properties included in the Borrowing Base Properties at the time in question and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate, and interest rate changes, business, properties, prospects, management and ownership of Borrower and its Affiliates and Operating Joint Ventures) as they in their discretion deem significant. It is expressly understood that Required Lenders and Administrative Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Commitments or otherwise, and that Revolving Loan Lenders’ commitments to extend credit hereunder is determined by reference to the Borrowing Base from time to time in effect, which Borrowing Base shall be used to the extent permitted by Law and regulatory authorities, for the purposes of capital adequacy determination and reimbursements under Section 3.2. Should the last day for Required Lenders to redetermine the Borrowing Base in connection with a particular Evaluation Date be a day other than a Business Day, the period for such redetermination shall be extended to the next succeeding Business Day. Decisions regarding the amount of the Borrowing Base will be made by the Administrative Agent and the Lenders in good faith in accordance with their respective usual and customary oil and gas lending criteria as they exist at the particular time. The amount of the Borrowing Base will be the largest amount approved by the Required Lenders in connection with the determination thereof.

(b) Notwithstanding the foregoing or anything to the contrary contained herein, the following provisions shall apply with respect to any redetermination of the Borrowing Base that increases the Borrowing Base by an amount (the “Increased Borrowing Base Amount”) in excess of the Borrowing Base then in effect and one or more Lenders (each, a “Non-increasing Lender”) does not approve such increase, such Non-increasing Lender shall not be obligated to make Loans or participate in Letters of Credit to the extent of its Revolving Loan Percentage Share of such Increased Borrowing Base Amount and such new increased Borrowing Base shall be deemed immediately reduced on the Determination Date by an amount (the “Reduction Amount”) equal to the product of the Revolving Commitment Percentage Shares of all Non-increasing Lenders times such Increased Borrowing Base Amount; provided that the Borrowing Base shall not be deemed reduced if and to the extent one or more Eligible Transferees agrees to increase or establish, as applicable, its Revolving Loan Commitment in an amount equal to the Reduction Amount.

(c) In the event that a Casualty Event has occurred with respect to any properties or assets of any Restricted Person, to the extent that the Net Cash Proceeds received by the Borrower or any of its Guarantor Subsidiaries with respect to such Casualty Event (together with all other Net Cash Proceeds received during such calendar year) exceeds 5% of the Borrowing Base then in effect and have not been applied or budgeted to be applied by the Borrower or any such Subsidiary to repair, restore or replace the property or asset affected by such Casualty Event within 180 days after the occurrence thereof, which actions the Borrower or such Subsidiary shall hereby be permitted to take, the Administrative Agent, at the request of the Required Lenders, shall have the right to reduce the Borrowing Base, in its reasonable discretion based on its review of such Casualty Event, by the Total Proved PV-10 of the property or asset so affected by such Casualty Event as set forth in the most recent Engineering Report; provided that, if an Event of Default has occurred and is continuing, (i) such repair, restoration or replacement may occur only with the written consent of the Administrative Agent, (ii) the Administrative Agent may, at the request of the Required Lenders, reduce the Borrowing Base in the manner set forth above without regard to the 180 day period referenced above and (iii) such Net Cash Proceeds shall be applied in accordance with Section 2.7 to the extent required thereby. The Administrative Agent shall provide notice to the Borrower and the Lenders of the reduction in the Borrowing Base, which reduction shall be effective as of the date of such notice.

Section 2.10 Maturity Date. Borrower shall repay in full in cash the unpaid principal amount of all Revolving Loans on the Maturity Date, or such earlier date as may be required in accordance with the terms hereof.

Section 2.11 Letters of Credit. From time to time on any Business Day prior to the end of the Commitment Period, each Issuer will issue, and each Revolving Loan Lender will participate in, to the extent of each Revolving Loan Lender’s Revolving Loan Percentage Share, the Letters of Credit, in accordance with the following terms:

(a) Issuance Requests. By delivering to the Administrative Agent and the applicable Issuer an Issuance Request on or before 11:00 a.m., Central time, the Borrower may request, from time to time during the Commitment Period and on not less than three (3) nor more than ten (10) Business Days’ notice, that such Issuer issue an irrevocable standby letter of credit in such form as may be mutually agreed to by the Borrower and such Issuer (each a “Letter of

Credit”), in support of financial obligations of the Borrower incurred in the Borrower’s ordinary course of business and which are described in such Issuance Request. Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the Revolving Loan Lenders thereof. Each Letter of Credit shall by its terms: (i) be issued in a Stated Amount which (A) together with all Letter of Credit Outstandings and all outstanding Revolving Loans does not exceed (or would not exceed) the lesser of (1) the then current Borrowing Base or (2) the Aggregate Commitment of all Revolving Loan Lenders or (B) together with all Letter of Credit Outstandings would not exceed the Letter of Credit Commitment Amount; (ii) be stated to expire on a date (its “Stated Expiry Date”) no later than the earlier of (A) one year from its date of issuance and (B) five (5) Business Days prior to the end of the Commitment Period. So long as no Default has occurred and is continuing, by delivery to the applicable Issuer and the Administrative Agent of an Issuance Request at least three (3) but not more than ten (10) Business Days prior to the Stated Expiry Date of any Letter of Credit, the Borrower may request such Issuer to, at such Issuer’s option, extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of (x) one year from its date of extension or (y) five (5) Business Days prior to the end of the Commitment Period.

No Issuer is under any obligation to issue any Letter of Credit if: (i) any order, judgment or decree of any government agency or arbitrator shall by its terms purport to enjoin or restrain such Issuer from issuing such Letter of Credit, or any requirement of applicable Law or any request or directive (whether or not having the force of law) from any government agency with jurisdiction over such Issuer shall prohibit, or request that the Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuer is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon such Issuer any unreimbursed loss, cost or expense which was not applicable on the date hereof and which such Issuer in good faith deems material to it; (ii) one or more of the applicable conditions contained in Article IV is not then satisfied; (iii) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit; (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to such Issuer, or the issuance of a Letter of Credit shall violate any applicable policies of such Issuer; (v) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; (vi) such Letter of Credit is in a face amount denominated in a currency other than Dollars; or (vii) as a result of such issuance, such Issuer together with the other Issuers shall have outstanding Letters of Credit having an aggregate Stated Amount of more than $30,000,000 in the aggregate. The Uniform Customs and Practice for Documentary Credits most recently published by the International Chamber of Commerce at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letter of Credit) apply to all Letters of Credit.

(b) Issuances and Extensions. On the terms and subject to the conditions of this Agreement (including Article IV), the applicable Issuer shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor. Each Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof (and will promptly provide each of the Revolving Loan Lenders and the Borrower with a copy of such Letter of Credit) and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof.

(c) Existing Letter of Credit. The parties acknowledge and agree that each letter of credit issued by an Issuer under the Existing Credit Agreement identified on Schedule 2.11(c) shall be deemed to be a Letter of Credit issued hereunder on the Closing Date by an Issuer, as an Issuer hereunder, having the same face amount, maturity date and general terms.

(d) Other Revolving Loan Lenders’ Participation. Each Letter of Credit issued pursuant to Section 2.11(b) shall, effective upon its issuance and without further action, be, and each Letter of Credit identified on Schedule 2.11(c) hereof, shall be deemed to be, issued on behalf of all Revolving Loan Lenders (including the Issuer thereof) pro rata according to their respective Revolving Loan Percentage Shares on the Closing Date. Each Revolving Loan Lender shall, to the extent of its Percentage Share, be deemed irrevocably to have participated in the issuance of such Letter of Credit and shall be responsible to reimburse promptly the Issuer thereof for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2. 11 (e), or which have been reimbursed by the Borrower but must be returned, restored or disgorged by such Issuer for any reason, and each Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage Share, be entitled to receive from the Administrative Agent a ratable portion of the Letter of Credit Fee received by the Administrative Agent pursuant to Section 2.5(c), with respect to each Letter of Credit. In the event that the Borrower shall fail to reimburse any Issuer, or if for any reason Loans shall not be made to fund any Reimbursement Obligation, all as provided in Section 2.11(e) and in an amount equal to the amount of any drawing honored by such Issuer under a Letter of Credit issued by it, or in the event such Issuer must for any reason return or disgorge such reimbursement, such Issuer shall promptly notify each Revolving Loan Lender of the unreimbursed amount of such drawing and of such Revolving Loan Lender’s respective participation therein. Each Revolving Loan Lender shall make available to such Issuer, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation in same day or immediately available funds at the office of such Issuer specified in such notice not later than 11:00 a.m., Central time, on the Business Day (under the laws of the jurisdiction of such Issuer) after the date notified by such Issuer. In the event that any Revolving Loan Lender fails to make available to such Issuer the amount of such Revolving Loan Lender’s participation in such Letter of Credit as provided herein, such Issuer shall be entitled to recover such amount on demand from such Revolving Loan Lender together with interest at the daily average Federal Funds Rate for three (3) Business Days (together with such other compensatory amounts as may be required to be paid by such Revolving Loan Lender to the Administrative Agent pursuant to the Rules for Interbank Compensation of the council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time) and thereafter at the interest rate applicable to ABR Loans plus two percent (2%). Nothing in this Section shall be deemed to prejudice the right of any Revolving Loan Lender to recover from any Issuer any amounts made available by such Revolving Loan Lender to such Issuer pursuant to this Section in the event that it is determined by a court of competent jurisdiction in a final judgment that the payment with respect to a Letter of Credit by such Issuer in respect of which payment was made by such Revolving Loan Lender constituted gross negligence or willful misconduct on the part of such Issuer. Each Issuer shall distribute to each other Revolving Loan Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit issued by such Issuer such other Revolving Loan Lender’s Percentage Share of all payments received by such Issuer from the Borrower in reimbursement of drawings honored by such Issuer under such Letter of Credit when such payments are received.

(e) Disbursements. Each Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the “Disbursement Date”) such payment shall be made. Subject to the terms and provisions of such Letter of Credit, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m., Central time, on the Disbursement Date (or 11:00 a.m., Central time, on the Business Day following the Disbursement Date if the Borrower shall have received such notice after 10:00 a.m. on the Disbursement Date), the Borrower will reimburse the applicable Issuer for all amounts which it has disbursed under or in respect of such Letter of Credit. In the event the applicable Issuer is not reimbursed by the Borrower on the Disbursement Date, or if such Issuer must for any reason return or disgorge such reimbursement, the Revolving Loan Lenders shall, on the terms and subject to the conditions of this Agreement, fund the Reimbursement Obligation therefor by making, on the next Business Day, Revolving Loans which are ABR Loans as provided in Section 2.1 (the Borrower being deemed to have given a timely Borrowing Notice therefor for such amount); provided, however, for the purpose of determining the availability of the Revolving Loan Commitments to make Revolving Loans immediately prior to giving effect to the application of the proceeds of such Revolving Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time. To the extent the applicable Issuer is not reimbursed in full in accordance with the preceding sentences, the Borrower’s Reimbursement Obligation shall accrue interest at a fluctuating rate determined by reference to the interest rate applicable to ABR Loans, plus a margin of two percent (2%) per annum, payable on demand.

(f) Reimbursement. The Borrower’s obligation (a “Reimbursement Obligation”) under Section 2.11(e) to reimburse an Issuer with respect to each Disbursement (including interest thereon), and each Revolving Loan Lender’s obligation to make participation payments in each drawing which has not been reimbursed by the Borrower, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Borrower may have or have had against any Revolving Loan Lender or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any disbursement to conform to the terms of the applicable Letter of Credit (if, in the applicable Issuer’s good faith opinion, such disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided, however, that nothing herein shall adversely affect the right of the Borrower or any Revolving Loan Lender to commence any proceeding against the applicable Issuer for any wrongful disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

(g) Deemed Disbursements; Cash Collateral: (i) Upon either (1) the occurrence and during the continuation of an Event of Default pursuant to Section 8.1(j) or the occurrence of the end of the Commitment Period or (2) the declaration by the Administrative Agent of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the commitments (if not theretofore terminated) to be terminated as provided in Section 8.1, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, at the election of the applicable Issuer acting on instructions from the Required Lenders, and without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by such Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by such Issuer to the Administrative Agent and the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse such Issuer the amount deemed to have been so paid or disbursed by such Issuer. (ii) Any amounts received by an Issuer from the Borrower pursuant to this Section shall be held as collateral security for the repayment of the Borrower’s obligations in connection with the Letters of Credit. All amounts on deposit pursuant to this Section 2.11(g) shall, until their application to any Obligation or their return to the Borrower, as the case may be, at the Borrower’s written request, be invested in high grade short term liquid investments as such Issuer may choose in its sole discretion reasonably exercised, which interest shall be held by the applicable Issuer as additional collateral security for the repayment of the Borrower’s Obligations under and in connection with the Letters of Credit and all other Obligations. Any losses, net of earnings, and reasonable fees and expenses of such investments shall be charged against the principal amount invested. No Lender Party shall be liable for any loss resulting from any investment made by such Issuer at the Borrower’s request. No Issuer is obligated hereby, or by any other Loan Document, to make or maintain any investment, except upon written request of the Borrower. At any time when such Letters of Credit shall terminate and all Obligations to each Issuer are either terminated or paid or reimbursed to such Issuer in full, the Obligations of the Borrower under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from such Issuer), and such Issuer will return to the Borrower the excess, if any, of (A) the aggregate amount held by such Issuer and not theretofore applied by such Issuer to any Reimbursement Obligation over (B) the aggregate amount of all Reimbursement Obligations to such Issuer, as so adjusted. With respect to cash collateral delivered pursuant to Section 2.11(g)(i), at such time when all Events of Default shall have been cured or waived, if the end of the Commitment Period shall not have occurred for any reason and the Borrower would not have any obligation to deliver cash collateral to any Issuer pursuant to this Agreement, each Issuer shall return to the Borrower all amounts then on deposit with such Issuer pursuant to Section 2.11(g)(i). Borrower hereby assigns and grants to each Issuer a continuing security interest in all such collateral security paid by it to such Issuer, all investments purchased with such collateral security, and all proceeds thereof to secure its Obligations under this Agreement, the Notes, and the other Loan Documents, and Borrower agrees that collateral security and investments shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that such Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of New York with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

(h) Nature of Reimbursement Obligations. The Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither any Issuer nor any Lender (except to the extent of its own gross negligence or willful misconduct) shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (ii) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit; (iv) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise; (v) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof; (vi) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit; (vii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuer (if other than a Lender or its Affiliates) or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit or any unrelated transaction; (viii) any payment by an Issuer under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by an Issuer under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding; or (ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor. None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any Issuer or any Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by any Issuer in good faith shall be binding upon the Borrower and shall not put such Issuer under any resulting liability to the Borrower.

(i) Increased Costs; Indemnity. If by reason of (i) any change in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement, or (ii) compliance by any Issuer or any Revolving Loan Lender with any direction, or requirement of any governmental or monetary authority, including, without limitation, Regulation D: (1) any Issuer or any Revolving Loan Lender shall be subject to any tax (other than Indemnified Taxes, Other Taxes and Excluded Taxes), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.11, whether directly or by such being imposed on or suffered by such Issuer or such Revolving Loan Lender; (2) any reserve, deposit or similar requirement is or shall be applicable, increased, imposed or modified in respect of any Letters of Credit issued by any Issuer or participations therein purchased by any Revolving Loan Lender; or (3) there shall be imposed on any Issuer or any Revolving Loan Lender any other condition regarding this Section 2. 11, any Letter of Credit or any participation therein, and the result of the foregoing is directly to increase the cost to such Issuer or such Revolving Loan Lender of issuing or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce any amount receivable in respect thereof by such Issuer or such Revolving Loan Lender, then and in any such case such Issuer or such Revolving Loan Lender may, at any time after the additional cost is incurred or the amount received is reduced, notify the Administrative Agent and the Borrower thereof, and the Borrower shall pay within ten (10) days of demand such amounts as such Issuer or Revolving Loan Lender may in good faith specify to be necessary to compensate such Issuer or Revolving Loan Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Alternate Base Rate per annum; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by any Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted or issued. The determination by such Issuer or Revolving Loan Lender, as the case may be, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall be rebuttable presumptive evidence of such amounts.

In addition to amounts payable as elsewhere provided in this Section 2.11, the Borrower hereby indemnifies, exonerates and holds each Issuer, the Administrative Agent and each other Lender Party harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether such Issuer, the Administrative Agent or such Lender Party is a party to the action for which indemnification is sought), including reasonable attorneys’ fees and disbursements, which such Issuer, the Administrative Agent or such Lender Party may incur or be subject to as a consequence, direct or indirect, of the issuance of the Letters of Credit, other than, as to each such indemnified party, as a result of the gross negligence or willful misconduct of such indemnified party, as the case may be, as determined by a court of competent jurisdiction, or the failure of such Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

(j) Notwithstanding anything herein to the contrary, no Issuer shall be obligated to issue, renew or extend a Letter of Credit if such Issuer has a good faith belief that any Lender is at such time a Defaulting Lender hereunder, unless such Issuer has entered into arrangements reasonably satisfactory to such Issuer with the Borrower or such Defaulting Lender to eliminate such Issuer’s risk with respect to such Defaulting Lender. If any Letter of Credit Outstandings exist at the time a Lender is an Defaulting Lender, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize such Defaulting Lender’s portion of such Letter of Credit Outstandings in a manner reasonably satisfactory to such Issuer for so long as such Lender is an Defaulting Lender and such Letter of Credit Outstandings exist.

Section 2.12 Interest. So long as no Event of Default has occurred and is continuing, all ABR Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Alternate Base Rate in effect on such day. If an Event of Default has occurred and is continuing, all ABR Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each ABR Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the ABR Loans to but not including such ABR Payment Date. So long as no Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect on such day. If an Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. All past due principal of and past due interest on the Loans and all other past due Obligations shall bear interest on each day outstanding at the Default Rate in effect on such day until repaid, and such interest shall be due and payable daily as it accrues.

Section 2.13 Register; Notes. The Register shall be maintained on the following terms.

(a) The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for the purpose of this clause, to maintain a register (the “Register”) on which the Administrative Agent will record each Lender’s Commitments, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans. The Administrative Agent shall retain a copy of each Assignment and Acceptance delivered to the Administrative Agent pursuant to Section 10.6. Failure to make any recordation, or any error in such recordation, shall not affect any Restricted Person’s Obligations. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan is registered as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment or the Loans made pursuant hereto shall be registered in the Register only upon delivery to the Administrative Agent of an Assignment and Acceptance that has been executed by the requisite parties pursuant to Section 10.6. No assignment or transfer of a Lender’s Commitment or Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

(b) [Reserved].

(c) [Reserved].

(d) The Borrower agrees that, upon the request of any Revolving Loan Lender, the Borrower will execute and deliver to such Lender a Revolving Loan Note evidencing the Revolving Loans made by, and payable to, such Revolving Loan Lender in a maximum principal amount equal to such Revolving Loan Lender’s Revolving Loan Percentage Share of the original aggregate Revolving Loan Commitments. The Borrower hereby irrevocably authorizes each Revolving Loan Lender to make (or cause to be made) appropriate notations on the grid attached to such Revolving Loan Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Revolving Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be conclusive and binding on each Restricted Person absent manifest error; provided that, the failure of any Revolving Loan Lender to make any such notations shall not limit or otherwise affect any Obligations of any Restricted Person.

(e) Interest on each Note shall accrue and be due and payable as provided herein and therein, with Eurodollar Loans bearing interest at the Eurodollar Rate and ABR Loans bearing interest at the Alternate Base Rate (subject to the applicability of the Default Rate as provided for herein or in the Notes and limited by the provisions of Section 10.9).

Section 2.14 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.5(a);

(b) the Commitment of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided, that Defaulting Lenders shall have the right to vote to the extent (and only to the extent) expressly stated in Section 10.1;

(c) if any Letter of Credit Outstandings exist at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Letter of Credit Outstandings of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Percentage Shares but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), (y) such reallocation does not cause the Percentage Share of any non-Defaulting Lender in the Loans and Letter of Credit Outstandings to exceed such non-Defaulting Lender’s Commitment and (z) of all non-Defaulting Lenders’ Facility Usage plus such Defaulting Lender’s Letter of Credit Outstandings does not exceed the total of all non-Defaulting Lenders’ Commitments. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender’s having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of any Issuer only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Outstandings (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.11(g) for so long as such Letter of Credit Outstandings are outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Outstandings pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.5(c) with respect to such Defaulting Lender’s Letter of Credit Outstandings during the period such Defaulting Lender’s Letter of Credit Outstandings is cash collateralized;

(iv) if the Letter of Credit Outstandings of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.5(a) and Section 2.5(c) shall be adjusted in accordance with such non-Defaulting Lenders’ Percentage Shares; and

(v) if all or any portion of such Defaulting Lender’s Letter of Credit Outstandings are neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuer or any other Lender hereunder, all letter of credit fees payable under Section 2.5(c) with respect to such Defaulting Lender’s Letter of Credit Outstandings shall be payable to such Issuer until and to the extent that such Letter of Credit Outstandings is reallocated and/or cash collateralized;

(d) so long as such Lender is a Defaulting Lender, no Issuer shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Outstandings will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.14(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.14(c)(i) (and such Defaulting Lender shall not participate therein); and

(e) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article III or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.6 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuers hereunder on a pro rata basis of any amounts owing hereunder; third, to cash collateralize the Letter of Credit Outstandings with respect to such Defaulting Lender in accordance with Section 2.11(g); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize any future Letter of Credit Outstandings with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 4.11(g); sixth, to the payment of any amounts owing to the Lenders, or the Issuers as a result of any final and nonappealable judgment of a court of competent jurisdiction obtained by any Lender or any Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any final and nonappealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Outstandings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Outstandings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Outstandings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Outstandings are held by the Lenders pro rata in accordance with their respective Percentage Shares (without giving effect to Section 2.14(c)(i)). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.14 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

In the event that the Administrative Agent, the Borrower and the Issuers each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.15 Reduction of Aggregate Commitments.

(a) Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Commitments or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b) Optional Termination and Reduction of Aggregate Credit Amounts.

(i) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Commitments; provided that (A) any such reduction shall apply proportionately and permanently to reduce the Commitments of each of the Lenders, (B) each reduction of the Aggregate Commitments shall be in an amount that is an integral multiple of $1,000,000 and (C) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.6 the Facility Usage shall exceed the lowest of (1) the Borrowing Base in effect as of the date on which the requested reduction is to be made, (2) the Aggregate Commitments or (3) the Facility Amount.

(ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Commitments under Section 2.15(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.15(b)(ii) shall be irrevocable; provided that a notice of termination of the Aggregate Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each reduction of the Aggregate Commitments shall be made ratably among the Lenders in accordance with each Lender’s Revolving Loan Percentage Shares.

ARTICLE III - Payments to Lenders

Section 3.1 General Procedures. Unless otherwise expressly provided in a Loan Document, Borrower will make each payment which it owes under the Loan Documents to Administrative Agent at its New York office (in accordance with the then effective wire instructions provided by Administrative Agent to Borrower) for the account of the Lender Party to whom such payment is owed. Each such payment must be received by Administrative Agent not later than 12:00 noon, New York City time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction (except for any deduction for Taxes as described in Section 3.6(a)) or counterclaim, and in immediately available funds. Any payment received by Administrative Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Administrative Agent’s New York office or as otherwise directed by Administrative Agent. Administrative Agent shall promptly remit in same day funds to each Lender Party its share, if any, of such payments received by Administrative Agent for the account of such Lender Party. Administrative Agent may, and upon direction of the Required Lenders shall, apply all amounts received pursuant to any exercise of remedies under the Loan Documents (including from proceeds of collateral securing the Obligations) or under applicable law upon receipt thereof to the Obligations as follows:

(a) first, for the payment of all fees and expenses of Administrative Agent and its counsel which are then due until such amounts are paid in full (and, to the extent such amounts received are proceeds from the foreclosure or other sale of real property, for the payment of all fees and expenses of the trustee, if applicable);

(b) then for the payment of all other Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Administrative Agent under Section 6.9 or 10.4 until such amounts are paid in full, second to the payment of all interest on the Loans then due on a pro rata basis until such amounts are paid in full, third to the payment of all principal on the Loans and Reimbursement Obligations or cash collateralization in respect of Letters of Credit and all Obligations owing to an Approved Counterparty under a Hedging Contract, on a pro rata basis until such amounts are paid in full, and fourth to the payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree) until such amounts are paid in full;

(c) then for the prepayment of any other Obligations, if any until such amounts are paid in full; and

(d) last, to the Borrower or any other Person as directed by a court of competent jurisdiction.

All payments applied to principal or interest on any Loan shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections 2.6 and 2.7. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Administrative Agent pro rata to each Lender Party then owed Obligations described in such subsection (or subclause thereof) in proportion to all amounts owed to all Lender Parties which are described in such subsection (or subclause thereof).

Notwithstanding the foregoing, amounts received from the Borrower or any Restricted Person that is not an Eligible Contract Participant shall not be applied to any Excluded Obligations in respect of a Hedging Contract owing to any Approved Counterparty in respect of any Hedging Contract (it being understood, that in the event that any amount is applied to Obligations other than Excluded Obligations in respect of a Hedging Contract as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from Eligible Contract Participants to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Obligations described above by any Approved Counterparty that is the holder of any Excluded Obligations in respect of a Hedging Contract are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to clause (b) above).

Section 3.2 Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital or liquidity required or expected to be maintained by any Lender Party (or any assignee of such Lender Party) or any corporation controlling any Lender Party (or its assignee), then, upon demand by such Lender Party, Borrower will pay to Administrative Agent for the benefit of such Lender Party, from time to time as specified by such Lender Party, such additional amount or amounts which such Lender Party shall reasonably determine to be appropriate to compensate such Lender Party or any corporation controlling such Lender Party in light of such circumstances, to the extent that such Lender Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender Party’s Loans or commitments under this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by any Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted or issued.

Section 3.3 Increased Cost of Eurodollar Loans. If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law) (“Change in Law”):

(a) shall change the basis of taxation of payments to any Lender Party of any principal, interest, or other amounts attributable to any Eurodollar Loan or otherwise due under this Agreement in respect of any Eurodollar Loan (other than Indemnified Taxes, Other Taxes and Excluded Taxes); or

(b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan (excluding those for which such Lender Party is fully compensated pursuant to adjustments made in the definition of Eurodollar Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender Party; or

(c) shall impose on any Lender Party or the interbank eurocurrency deposit market any other condition affecting any Eurodollar Loan, the result of which is to increase the cost to any Lender Party of funding or maintaining any Eurodollar Loan or to reduce the amount of any sum receivable by any Lender Party in respect of any Eurodollar Loan by an amount deemed by such Lender Party to be material, then such Lender Party shall promptly notify Administrative Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Lender Party for such event, whereupon (i) Borrower shall pay such amount to Administrative Agent for the account of such Lender Party and (ii) Borrower may elect, by giving to Administrative Agent and such Lender Party not less than three Business Days’ notice, to convert all (but not less than all) of any such Eurodollar Loans into ABR Loans; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by any Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted or issued.

Section 3.4 Availability. If (a) any change in applicable Laws, or in the interpretation or administration thereof or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender Party to fund or maintain Eurodollar Loans (or to participate in, issue or maintain any Letter of Credit), or shall materially restrict the authority of any Lender Party to purchase or take offshore deposits of dollars (i.e., “eurodollars”), or (b) any Lender Party determines that matching deposits appropriate to fund or maintain any Eurodollar Loan (or to participate in, issue or maintain any Letter of Credit) are not available to it, or (c) any Lender Party determines that the formula for calculating the Eurodollar Rate does not fairly reflect the cost to such Lender Party of making or maintaining Loans (or of participating in, issuing or maintaining any Letter of Credit) based on such rate, then, upon notice by such Lender Party to Borrower and Administrative Agent, Borrower’s right to elect Eurodollar Loans from such Lender Party shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Loans (or participations in, issuances of or maintenance of any Letter of Credit) of such Lender Party which are then outstanding or are then the subject of any Borrowing Notice (or Issuance Request) and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, ABR Loans of such Lender Party. Borrower agrees to indemnify each Lender Party and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

Section 3.5 Funding, Losses. In addition to its other obligations hereunder, Borrower will indemnify each Lender Party against, and reimburse each Lender Party on demand for, any loss or expense incurred or sustained by such Lender Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender Party to fund or maintain Eurodollar Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Restricted Person, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Loan into an ABR Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

Section 3.6 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Taxes except as required by applicable law. If any applicable law requires the deduction or withholding of any Taxes from such payments, then (i) in the case of Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions of Indemnified Taxes or Other Taxes (including deductions applicable to additional sums payable under this Section 3.6(a)), the Administrative Agent, Lender or Issuer (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all deductions required by applicable law and (iii) the Borrower shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuer within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or Issuer, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or Issuer, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuer, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a governmental authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, (i) a Foreign Lender, that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing:

(A) each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, or IRS Form W-8BEN-E a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner.

(B) each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(f) If the Administrative Agent, a Lender or an Issuer determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.6, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.6 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Issuer and without interest (other than any interest paid by the relevant governmental authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent, such Lender, or such Issuer agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant governmental authority) to the Administrative Agent, such Lender or such Issuer in the event the Administrative Agent or such Lender is required to repay such refund to such governmental authority.

(g) Each Lender agrees to indemnify and hold harmless the Borrower, an Issuer or Administrative Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Administrative Agent as a result of such Lender’s failure to submit any form or certificate that it is required to provide pursuant to this Section 3.6 or (ii) the Borrower, an Issuer or the Administrative Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 3.6.

(h) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(i) U.S. Lenders. Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax.

Section 3.7 Change of Applicable Lending Office. Each Lender Party agrees that, upon the occurrence of any event giving rise to the operation of any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6 with respect to such Lender Party, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender Party) to designate another Lending Office, provided that such designation is made on such terms that such Lender Party and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section shall affect or postpone any of the obligations of Borrower or the rights of any Lender Party provided in any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6.

Section 3.8 Replacement of Lenders. If any Lender Party seeks reimbursement for increased costs under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6, or if any Lender Party becomes a Non-Consenting Lender pursuant to Section 10.1 or a Defaulting Lender, then within ninety days thereafter and provided no Event of Default then exists, Borrower shall have the right (unless such Lender Party withdraws its request for additional compensation or consents, as applicable) to replace such Lender Party, Non-Consenting Lender or Defaulting Lender by requiring such Lender Party, Non-Consenting Lender or Defaulting Lender to assign its Loans, Notes and its Commitments hereunder to an Eligible Transferee reasonably acceptable to Administrative Agent, the Issuers and to Borrower, provided that: (i) all Obligations of Borrower owing to such Lender Party, Non-Consenting Lender or Defaulting Lender being replaced (including such increased costs, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Lender Party, Non-Consenting Lender or Defaulting Lender concurrently with such assignment, and (ii) the replacement Eligible Transferee shall purchase the Loans, Notes and Commitments being assigned by paying to such Lender Party, Non-Consenting Lender or Defaulting Lender a price equal to the principal amount thereof plus applicable reimbursement obligations in respect of Letters of Credit, if any, plus accrued and unpaid interest thereon. In connection with any such assignment Borrower, Administrative Agent, the Issuers, such Lender Party, Non-Consenting Lender or Defaulting Lender and the replacement Eligible Transferee shall otherwise comply with Section 10.6. Notwithstanding the foregoing rights of Borrower under this section, however, Borrower may not replace any Lender Party which seeks reimbursement for increased costs under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6, or which is a Non-Consenting Lender unless Borrower is at the same time replacing all Lender Parties which are then seeking such compensation or which are Non-Consenting Lenders, as applicable. In connection with any such replacement of a Lender Party, Non-Consenting Lender or Defaulting Lender, Borrower shall pay all outstanding and unpaid costs and expenses due to such Lender Party, Non-Consenting Lender or Defaulting Lender hereunder (including costs and expenses that would have been due to such Lender Party pursuant to Section 3.5 if such Lender Party’s, Non-Consenting Lender’s or Defaulting Lender’s Loans had been prepaid) at the time of such replacement.

Section 3.9 Participants. If a Lender has assigned a participation in its Loans or commitment hereunder to another Person in accordance with Section 10.6, any amount otherwise payable by Borrower to such Lender under Section 3.3 through 3.6 (in this section called “Increased Costs”), shall include that portion of the Increased Costs determined by such Lender to be allocable to the amount of any interest or participation transferred by such Lender in such Lender’s Loan or commitments under this Agreement; provided that, for the avoidance of doubt, the amount of the Increased Costs shall not exceed the amount that would be due if such Lender had not assigned any participation.

ARTICLE IV - Conditions Precedent to Effectiveness and to Lending

Section 4.1 Closing Date. This Agreement and the obligations of the Lenders to make Loans and of the Issuers to issue Letters of Credit hereunder shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.1):

(a) The Administrative Agent (or its counsel) shall have received:

(A) This Agreement and any other Loan Documents that the Restricted Persons are to execute in connection herewith.

(B) For each Lender requesting a Note, a Note payable to the order of such Lender.

(C) Each Security Document listed on Schedule 2(b) provided that (i) any real property mortgages or amendments to any real property mortgages required pursuant to this clause (C) may be delivered no later than sixty (60) days following the Closing Date and (ii) with respect to the pledge of Capital Stock of any Included Joint Venture that cannot pledge its Capital Stock pursuant to a contractual restriction in effect on the Closing Date, the Borrower will have sixty (60) days following the Closing Date to obtain a waiver of such restriction and pledge such Capital Stock, provided that if the Borrower fails to pledge any such Capital Stock within sixty (60) days of the Closing Date, the Required Lenders shall be entitled, but not obligated, to redetermine the Borrowing Base. (in each case with respect to clauses (i) and (ii), subject to extension with the Administrative Agent’s reasonable consent, not to be unreasonably withheld or delayed).

(D) Certain certificates of Borrower including:

(1) An “Omnibus Certificate” of the Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following, which shall be exhibits attached thereto or (other than with respect to the resolutions) were attached to a certificate previously delivered to the Administrative Agent: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower’s state of organization, and (3) a copy of any bylaws of Borrower;

(2) A “Compliance Certificate” delivered by the Borrower, of even date with such Loan, in which the officers signatory thereto certify (i) to the satisfaction of the conditions set out in Section 4.1 and subsections (a), (b), (c), (d) and (f) of Section 4.2 and (ii) that after giving effect to the delivery and filing of the Security Documents listed on Schedule 2(b), the Mortgaged Properties will constitute at least the Required Percentage of the Total Proved PV-10 of the proved oil and gas reserves included in the Borrowing Base Properties; and

(3) A Perfection Certificate (as such term is defined in the Guarantor Security Agreement) dated as of the Closing Date.

(E) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower’s good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

(F) Documents similar to those specified in subsections (D)(1) and (E) of this section with respect to each other Restricted Person that is a party to the Loan Documents and the execution by it of such Loan Document.

(G) A favorable opinion of (i) Vinson & Elkins L.L.P., special New York and Texas counsel for Restricted Persons, in form and substance reasonably satisfactory to Administrative Agent, as to customary matters, including without limitation, due incorporation, due authorization, execution and delivery, enforceability, compliance with applicable laws, non-contravention, perfection, and investment company act matters and (ii) of local counsel for the Borrower in form of substance reasonably satisfactory to Administrative Agent, as to customary matters, for each jurisdiction where Security Documents are to be recorded or filed; provided that the local counsel opinions specified in this clause (ii) shall be delivered contemporaneously with the delivery of the real property mortgages or amendments to the real property mortgages, as the case may be, required by Section 4.1(a)(C).

(H) The Initial Engineering Report(s).

(I) Certificates or binders evidencing insurance for each of the Restricted Persons in effect on the Closing Date in form and substance reasonably satisfactory to the Administrative Agent together with the Insurance Schedule.

(J) Favorable title information and environmental reports, in scope and with results reasonably acceptable to Administrative Agent provided that any real property mortgages and title due diligence required pursuant to this clause (J) may be delivered no later than sixty (60) days following the Closing Date (subject to extension with the Administrative Agent’s reasonable consent, not to be unreasonably withheld or delayed).

(K) Solvency certificates executed by the chief financial officer, the chief accounting officer or other officer with equivalent duties of the Borrower, as to the Solvency of the Borrower and its Subsidiaries, taken as a whole, on a consolidated basis.

(L) All documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act (at least three business days prior to the Closing Date) that has been requested in writing at least ten (10) business days prior to the Closing Date.

(M) [Reserved].

(N) Certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party reasonably acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements that name any Restricted Person that is a party to a Loan Document (under its present name and any previous names) as the debtor, together with copies of such financing statements, evidence a Lien on any collateral described in any Loan Document.

(O) A completed Disclosure Schedule and a completed Insurance Schedule, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(P) Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person (other than the Administrative Agent or any Lender) in any Collateral described in any Security Agreement previously granted by any Person, together with such other Uniform Commercial Code UCC-3 termination statements as the Administrative Agent may reasonably request.

(b) [Reserved].

(c) Administrative Agent and Arrangers shall have received payment of all commitment, facility, agency and other fees and expenses required to be paid to any Lender Party pursuant to any Loan Documents or any commitment or fee letters between or among the Borrower and any of the Administrative Agent or Arrangers heretofore entered into and all fees and disbursements of their counsel then due such counsel to the extent invoiced in reasonable detail at least one (1) business day prior to the Closing Date

(d) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, Borrower’s Consolidated financial condition or businesses since December 31, 2017.

(e) [Reserved].

(f) Evidence that the Borrower shall have received at least $500,000,000 (less customary and reasonable underwriting costs and transaction expenses and less the outstanding principal amount of any Third Lien Exchange Notes on the Closing Date) from the sale of Senior Second Lien Notes, which notes have terms reasonably acceptable to the Joint Lead Arrangers.

(g) The Administrative Agent shall have received a schedule of the Borrower’s and its Subsidiaries’ existing commodity and interest rate hedges.

(h) The Administrative Agent shall have received financial projections for the Borrower and its Subsidiaries prepared on a quarterly basis for the period through December 31, 2020, and on an annual basis for the five years ending December 31, 2023.

(i) Customary intercreditor agreements reasonably satisfactory to the Administrative Agent (or joinders and supplements to existing intercreditor agreements) shall have been executed and delivered to the Administrative Agent by the Administrative Agent and representatives of the holders of the Senior Second Lien Notes and, if applicable, the Third Lien Exchange Notes.

(j) The Administrative Agent shall have received a certificate setting forth the pro forma capitalization of the Borrower and its Subsidiaries and sources and uses of funds giving effect to the Transactions.

(k) After giving effect to the Transactions, Borrower and its Subsidiaries shall have no outstanding Indebtedness for borrowed money in excess of $15,000,000 or preferred stock other than (a) the Loans and Letters of Credit under this Agreement, (b) the Senior Second Lien Notes, (c) the Third Lien Exchange Notes and (d) such other Indebtedness approved by the Joint Lead Arrangers in their reasonable discretion.

(l) It is a condition to the initial Loan under this Agreement and to the effectiveness of this Agreement and the occurrence of the Closing Date and consummation of the Transactions that the aggregate principal amount of Loans plus the Letter of Credit Outstandings shall not exceed either (i) if the Borrower has not less than $10,000,000 of Unrestricted Cash in hand, $135,000,000 or (ii) $125,000,000 (the “Maximum Initial Loan Amount”) provided that in the event that on the Closing Date the aggregate outstanding principal amount of the Senior Second Lien Notes and any amounts outstanding under the Third Lien Exchange Notes, if any, is in excess of $625,000,000, the Maximum Initial Loan Amount shall be reduced automatically on a dollar-for-dollar basis by the amount of such excess.

(m) The Administrative Agent shall have received releases of mortgages, deeds of trust, pledges, and assignments of as-extracted collateral including any collateral held by or for the benefit of the holders of the 1.5 Lien Notes, the Second Lien Term Loan, the Secured Exchange Notes and, if applicable, the Third Lien Exchange Notes.

(n) If the Borrower or any Guarantor qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230, the Borrower or such Guarantor, as applicable, shall have delivered a FinCEN certification of beneficial ownership form.

Section 4.2 Additional Conditions Precedent to All Loans and Letters of Credit. No Lender has any obligation to make any Loan (including its first) and no Issuer has any obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:

(a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit.

(b) No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit.

(c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, Borrower’s Consolidated financial condition or businesses since December 31, 2017.

(d) Each Restricted Person shall have performed and complied in all material respects with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or the date of issuance of such Letter of Credit.

(e) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender or any Issuer to any penalty or other onerous condition under or pursuant to any such Law.

(f) The Administrative Agent shall have received a certificate signed by an officer of the Borrower certifying that (i) the Loan(s) to be made, Letter(s) of Credit to be issued, or both, constitute Priority Lien Obligations (as such term is defined in the Intercreditor Agreement) and (ii) after giving effect to such Loan(s) to be made, Letter(s) of Credit to be issued, or both, the Priority Lien Debt does not exceed the Priority Lien Cap (as such terms are defined in the Intercreditor Agreement).

ARTICLE V - Representations and Warranties

To confirm each Lender Party’s understanding concerning Restricted Persons and Restricted Persons’ businesses, properties and obligations and to induce each Lender Party to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Lender Party that:

Section 5.1 No Default. No Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

Section 5.2 Organization and Good Standing. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers and governmental approvals required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

Section 5.3 Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

Section 5.4 No Conflicts or Consents. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of any Restricted Person, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person other than, in the case of (i) and (iii), such conflicts that could not reasonably be expected to cause a Material Adverse Change, (b) result in the acceleration of any Indebtedness owed by any Restricted Person, or (c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated in the Loan Documents. Except for those which have already been obtained or as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

Section 5.5 Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights.

Section 5.6 Initial Financial Statements. Borrower has heretofore delivered to each Lender Party true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Borrower’s Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower’s operations and Borrower’s Consolidated cash flows for the respective periods thereof. Since the date of the audited Initial Financial Statements no Material Adverse Change has occurred, except as reflected in the quarterly financial statements or in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

Section 5.7 Other Obligations and Restrictions. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Borrower’s Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

Section 5.8 Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender Party in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading in any material respect as of the date made or deemed made. There is no fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed to each Lender Party in writing which could cause a Material Adverse Change. There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to each Lender Party true, correct and complete copies of the Initial Engineering Reports.

Section 5.9 Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which could cause a Material Adverse Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person’s stockholders, partners, directors or officers which could cause a Material Adverse Change.

Section 5.10 Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

Section 5.11 ERISA Plans and Liabilities. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA except for any non-compliance that would not cause a Material Adverse Change. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any “multiemployer plan,” as defined in Section 4001 of ERISA, which could cause a Material Adverse Change. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no “waived funding deficiency” (as defined in Section 412(c)(3) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, and (ii) the current value of each ERISA Plan’s benefits does not exceed the current value of such ERISA Plan’s assets available for the payment of such benefits by more than $2,000,000.

Section 5.12 Environmental Matters. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change: (a) Restricted Persons are conducting their businesses in compliance with all Environmental Laws, and have and are in compliance with all material licenses and permits required under any such Environmental Laws; (b) none of the Restricted Persons has received express notice that any of their operations or properties is the subject of a pending Environmental Claim and to the best of Borrower’s knowledge no Environmental Claims have been threatened; (c) no Restricted Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any Environmental Law that any Restricted Person improperly Released, or improperly stored or disposed, of any Hazardous Materials or that any Hazardous Materials have been improperly Released, or are improperly stored or disposed of, upon any real property of any Restricted Person which alleged improper matter referenced in such notice has not been fully resolved consistent with Environmental Laws; (d) no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which to the knowledge of Borrower is (i) listed on the National Priorities List (“Superfund List”) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or listed on any analogous state Superfund List; and (e) no Restricted Person otherwise has any known contingent liability under any Environmental Laws or as a result of a Release of any Hazardous Materials.

Section 5.13 Names and Places of Business and State of Incorporation or Formation. No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out in Section 10.3. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business. The Disclosure Schedule identifies the true and correct states of incorporation or formation of each Restricted Person.

Section 5.14 Borrower’s Subsidiaries. Borrower does not presently have any Subsidiary or own any Capital Stock in any other Person, except those listed in the Disclosure Schedule or a Disclosure Report (which shall identify whether or not a Subsidiary is a Non-Guarantor Subsidiary and shall identify the Investment Percentage owed in such Person). Neither Borrower nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule. All Subsidiaries of Borrower as of the Closing Date of this Agreement and the Investment Percentage owed in such Person are identified in the Disclosure Schedule and all Non-Guarantor Subsidiaries of Borrower as of the Closing Date of this Agreement are specified as such in the Disclosure Schedule.

Section 5.15 Title to Properties; Licenses. Each Restricted Person and each Included Joint Venture has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all material impediments to the use of such properties and assets in such Person’s business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. Each Restricted Person, and if applicable, each Included Joint Venture possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person and if applicable, no Included Joint Venture is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

Section 5.16 Government Regulation. Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

Section 5.17 Insider. No Restricted Person, nor any Person having “control” (as that term is defined in 12 U.S.C. § 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a “director” or an “executive officer” or “principal shareholder” (as those terms are defined in 12 U.S.C. § 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender Party, of a bank holding company of which any Lender Party is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender Party is a Subsidiary.

Section 5.18 Insurance. Each Restricted Person and if applicable, each Included Joint Venture is keeping and will keep or cause to be kept insured by financially sound and reputable insurers its property at all times covering such risks and in such amounts as are customarily carried, or self-insured, by businesses similarly situated.

Section 5.19 Solvency. (A) On the Closing Date, after giving effect to the execution of the Loan Documents by Borrower, the consummation of the transactions contemplated hereby and the making of each Loan, the issuance or deemed issuance of each Letter of Credit and the consummation of the transactions to occur pursuant to the Exchange Offer; and (B) on any other date on which a Loan is made or a Letter of Credit is issued and after giving effect to the borrowing of such Loan or the issuance of such Letter of Credit: (i) the sum of the debt (including contingent liabilities) of the Borrower and the Restricted Persons, does not exceed the fair value or the present fair saleable value (in each case, on a going-concern basis) of the assets of the Borrower and the Restricted Persons, on a consolidated basis; (ii) the Borrower and the Restricted Persons, on a consolidated basis, are able to pay their debts, as they become due in the ordinary course of business, (iii) the Borrower and the Restricted Persons, on a consolidated basis, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business and (iv) the Borrower and the Restricted Persons, taken as a whole, do not have (and do not have reason to believe that they will have) unreasonably small capital for the conduct of the business in which they are engaged. For purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 5.20 Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes due and owing and has paid all taxes shown to be due on any assessment received to the extent that such taxes have become due and payable (except any such taxes that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books), except where the failure to file any such returns or reports or to pay any such taxes would not give rise to a Material Adverse Change.

Section 5.21 Gas Imbalances, Prepayments. Except as set forth on Item 5.21 of the Disclosure Schedule or as disclosed in writing to the Administrative Agent and the Lenders in connection with the most recently delivered Engineering Report, on a net basis there are no gas imbalances, take or pay or other prepayments that would require the Borrower or any of the Subsidiaries or any Included Joint Venture to deliver Hydrocarbons produced from their respective Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding five percent (5%) of the aggregate volumes of Hydrocarbons (on an Mcf equivalent basis) listed in the most recent Engineering Report.

Section 5.22 Marketing of Production. Except for contracts listed and in effect on the date hereof on Item 5.22 of the Disclosure Schedule, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Engineering Report (with respect to all of which contracts the Borrower represents that it or the Subsidiaries or if applicable, the Included Joint Ventures are receiving a price for all production sold thereunder that is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s production delivery capacity except as set forth on Item 5.22 of the Disclosure Schedule or the most recently delivered Engineering Report), no material agreements exist that are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Borrower’s or the Subsidiaries’ or if applicable, the Included Joint Ventures’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) and that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 5.23 Hedging Transactions. Item 5.23 of the Disclosure Schedule sets forth, as of the Closing Date, a true and complete list of all Hedging Contracts (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 5.24 Restriction on Liens. Neither the Borrower nor any of its Subsidiaries is a party to any material agreement or arrangement or subject to any order, judgment, writ or decree, that either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Obligations and the Loan Documents.

Section 5.25 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to result in a Material Adverse Change, the Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, except for those as could not be reasonably expected to result in a Material Adverse Change, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) owned by the Borrower or any of the Subsidiaries is deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties) owned by the Borrower or any of the Subsidiaries.

Section 5.26 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries and each Included Joint Venture is in compliance with all laws, regulations and orders of any Governmental Authority (except for Environmental Laws covered under Section 5.12) applicable to it or its property and all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound, in all material respects.

Section 5.27 Anti-Corruption Laws and Sanctions. The Borrower and each of its Subsidiaries and Included Joint Ventures has implemented and maintains in effect policies and procedures designed to ensure compliance by such Person, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower and each of its Subsidiaries and Included Joint Ventures and their respective officers and directors and to the knowledge of each such Person its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower and each of its Subsidiaries and Included Joint Ventures or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower and each of its Subsidiaries and Included Joint Ventures or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti- Corruption Laws or applicable Sanctions.

ARTICLE VI - Affirmative Covenants of Borrower

To conform with the terms and conditions under which each Lender Party is willing to have credit outstanding to Borrower, and to induce each Lender Party to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees to the following (and Borrower agrees to cause all of its Subsidiaries to comply with the following) until Security Termination, unless Required Lenders have previously agreed otherwise:

Section 6.1 Payment and Performance. Each Restricted Person will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition applicable to such Restricted Person.

Section 6.2 Books’ Financial Statements and Reports. Each Restricted Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to Administrative Agent (with sufficient copies for each Lender Party or otherwise in a format suitable for posting on the Electronic Platform) at Borrower’s expense:

(a) As soon as available, and in any event by the ninetieth (90th) day after the end of each Fiscal Year, complete Consolidated financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by Ernst & Young LLP or other independent certified public accountants selected by Borrower and acceptable to Administrative Agent, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners’ equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. Together with such financial statements, Borrower will furnish a report signed by such accountants (i) stating that they have read this Agreement, and (ii) further stating that in making their examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence. Concurrently with any delivery of financial statements under this Section 6.2(a), a certificate of an Authorized Officer of Borrower, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such Fiscal Year, a true and complete list of all Hedging Contracts of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date, notional amounts or volumes, and the counterparty to each such Hedging Contract). Concurrently with the furnishing of Consolidated financial statements under this Section 6.2(a), Borrower will deliver an environmental report pursuant to the terms of Section 6.12(e).

(b) As soon as available, and in any event by the earlier of the forty-fifth (45th) day after the end of each of the first three Fiscal Quarters in each Fiscal Year, Borrower’s Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Borrower’s earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth in comparative form the corresponding figures for the corresponding Fiscal Quarter of the preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish (i) a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, specifying the ratios at the end of such Fiscal Quarter required pursuant to Sections 7.11 and 7.12, and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default, together with a certificate signed by the chief financial officer of Borrower to be delivered to the Administrative Agent setting forth the calculations of such foregoing ratios in detail acceptable to the Administrative Agent (acting reasonably), (ii) notice of any new Hedging Contracts entered into after the Closing Date of this Agreement by the Borrower pursuant to Section 7.3 and a summary of the material terms thereof in form and substance satisfactory to the Administrative Agent and (iii) notice of the formation of, or acquisition of, or Investment in, any Subsidiary (other than, with respect to Investments only, in any Guarantor Subsidiary) or any Person (including an Operating Joint Venture) that is not a Subsidiary.

(c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the SEC or any similar governmental authority.

(d) By March 1 of each year, commencing on March 1, 2019, an engineering report dated as of January 1 of such year, prepared by Netherland Sewell and Associates, Inc., or other independent petroleum engineers chosen by Borrower and acceptable to the Required Lenders, concerning all Oil and Gas Properties and interests owned by any Borrowing Base Entity which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall be satisfactory to Administrative Agent, shall take into account any “over-produced” status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall explicitly distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which explicitly distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral and to the extent any such Oil and Gas Properties or interests are owed by an Operating Joint Venture, such report shall explicitly distinguish (or shall be delivered together with a certificate from any appropriate officer of the Borrower which explicitly distinguishes) those properties owned by a Person that is an Operating Joint Venture. This report shall explicitly indicate (or shall be delivered together with a certificate from an appropriate officer of the Borrower which explicitly indicates) which of the Borrowing Base Entities owns each particular interest identified in such report and if more than one Borrowing Base Entity owns an interest in a particular property, such report shall indicate the respective ownership interest of each such Borrowing Base Entity in such property.

(e) By September 1 of each year, an engineering report dated as of July 1 of such year, prepared by Borrower’s in-house petroleum engineering staff, concerning all Oil and Gas Properties and interests owned by any Borrowing Base Entity which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall be satisfactory to Administrative Agent, shall take into account any “over-produced” status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall explicitly distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which explicitly distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral and to the extent any such Oil and Gas Properties or interests are owed by a person that is not a Restricted Person, such report shall explicitly distinguish (or shall be delivered together with a certificate from any appropriate officer of the Borrower which explicitly distinguishes) those properties owned by a Person that is not a Restricted Person. This report shall indicate (or shall be delivered together with a certificate from an appropriate officer of the Borrower which explicitly indicates) which of the Borrowing Base Entities owns each particular interest identified in such report and if more than one Borrowing Base Entity owns an interest in a particular property, such report shall indicate the respective ownership interest of each such Borrowing Base Entity in such property.

(f) With the delivery of each Engineering Report, the Borrower shall provide to each Lender Party, a certificate from the president or chief financial officer of Borrower certifying that, to the best of his or her knowledge and in all material respects: (i) the information contained in such Engineering Report and any other information delivered in connection therewith is true and correct, (ii) Borrower and the Restricted Persons or, if applicable, the Included Joint Ventures identified in such certificate own good and defensible title to the Oil and Gas Properties evaluated in such Engineering Report (in this section called the “Covered Properties”) and are free of all Liens except for Liens permitted by Section 7.2, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Engineering Report (other than those permitted by the Security Documents) which would require Borrower or such Subsidiary or, if applicable, such Included Joint Venture, to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of the Covered Properties has been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of such properties sold and in such detail as reasonably required by Administrative Agent, (v) attached to the certificate is a list of all Persons disbursing proceeds to Borrower or such Subsidiary or such Included Joint Venture from its Oil and Gas Properties, and (vi) set forth on a schedule attached to the certificate is the Total Proved PV-10 of all Covered Properties that are part of the Mortgaged Properties, (vii) the Mortgaged Properties comprise at least eighty five percent (85%) of the Total Proved PV-10 of the proved reserves of the Oil and Gas Properties which are included within the Borrowing Base Properties; provided that with respect to clause (vii) above, to the extent that the Borrower cannot make the certifications in (vii) above and provided that the Borrower in good faith believed that it was not in breach of Section 6.15 immediately prior to receiving a copy of such Engineering Report, the Borrower shall have a period of thirty (30) days following the delivery of such Engineering Report to provide such additional mortgages, deeds of trust and other security instruments so that it can make such certifications, and the Borrower shall provide a certificate to Administrative Agent making such certifications upon delivering all such additional mortgages, deeds of trust and other security instruments.

(g) The Borrower shall have the right to exclude some or all of the Oil and Gas Properties owed by an Operating Joint Venture from such Engineering Report and the right to designate in a certificate executed by an Authorized Officer delivered with an Engineering Report specific Oil and Gas Properties owned by Operating Joint Ventures and included in such Engineering Report which are not to be included in the determination of the Borrowing Base. To the extent that the Borrower cannot make the certification in the foregoing (f)(vii) above because of the inclusion of Oil and Gas Properties owed by one or more Operating Joint Ventures in such Engineering Report, and provided that the Borrower in good faith believed that it was not in breach of Section 6.15 immediately prior to receiving a copy of such Engineering Report, the Borrower shall have a period of ten (10) days following delivery of such Engineering Report to designate in a certificate executed by an Authorized Officer delivered to the Administrative Agent and the Lenders specific Oil and Gas Properties owed by Operating Joint Ventures included in such Engineering Report which are not to be included in the determination of the Borrowing Base.

(h) [Reserved].

(i) As soon as possible and in any event within fifteen (15) days after Borrower or any other Restricted Person or any of their Subsidiaries becomes aware or could reasonably have become aware of (i) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 5.9 or (ii) the commencement of any labor controversy, litigation, action or proceeding that is of the type described in Section 5.9, notice thereof and copies of all documentation relating thereto.

(j) At least fifteen (15) business days prior to the formation or acquisition thereof, notice of the formation or acquisition of any Subsidiary or any Equity Investment in a Person that is not a Subsidiary.

Section 6.3 Other Information and Inspections. Each Restricted Person will furnish to Administrative Agent (with sufficient copies for each Lender Party or otherwise in suitable form for posting onto the Electronic Platform) any information which Administrative Agent or any Lender may from time to time reasonably request in writing concerning any covenant, provision or condition of the Loan Documents (including any information as may be required under the Patriot Act) or any matter in connection with Restricted Persons’ businesses and operations.

Each Restricted Person will permit representatives appointed by Administrative Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person’s property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Administrative Agent or its representatives to investigate and verify the accuracy of the information furnished to Administrative Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

Section 6.4 Notice of Material Events and Change of Address. Borrower will promptly notify Administrative Agent in writing (with sufficient copies for each Lender Party or otherwise in suitable form for posting onto the Electronic Platform), stating that such notice is being given pursuant to this Agreement, of:

(a) the occurrence of any Material Adverse Change,

(b) the occurrence of any Default,

(c) the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

(d) the occurrence of any Termination Event,

(e) any matter for which notice is required under Section 6.12(d),

(f) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change, and

(g) the occurrence of any material change or disruption under or with respect to any material contract of Borrower which could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Administrative Agent and Administrative Agent’s counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Administrative Agent and its counsel to prepare the same.

Section 6.5 Maintenance of Properties. Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition in accordance with oil and gas industry standards and in compliance in all material respects with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

Section 6.6 Maintenance of Existence and Qualifications. Except as otherwise permitted in Section 7.4, each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

Section 6.7 Payment of Trade Liabilities, Taxes, etc. Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) timely pay in the ordinary course of its business consistent with past practices all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings (promptly instituted and diligently concluded) and has set aside on its books adequate reserves therefor, or to the extent any such failure to pay or discharge any of the foregoing would not result in a Material Adverse Change.

Section 6.8 Insurance. Each Restricted Person will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with the Insurance Schedule and will at all times maintain or cause to be maintained insurance covering such risks as are customarily carried, or self-insured, by businesses similarly situated. All loss payable clauses or provisions in all policies of insurance maintained by the Borrower described in the Insurance Schedule shall be endorsed in favor of and made payable to the Administrative Agent for the ratable benefit of the Lender Parties, as their interests may appear. In addition, the Administrative Agent on behalf of the Lender Parties shall be named (a) as additional insured with a waiver of subrogation on all of the Restricted Persons’ liability insurance policies maintained by the Borrower with respect to all or any portion of the Collateral, and (b) as loss payee on all of the Restricted Persons’ casualty and property insurance policies covering all or any portion of the Collateral. Except as provided in the immediately following sentence or as provided in Section 2.7 or 2.9 or as otherwise provided in this Agreement, any and all monies that may become payable to the Administrative Agent as loss payee by reason of a Casualty Event shall be made available by Administrative Agent to the Borrower for the purpose of repairing, restoring or otherwise replacing the affected property or asset. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent (i) shall have the right, for the benefit of the Lender Parties, to retain, and the Borrower hereby assigns to the Administrative Agent for the benefit of the Lender Parties, any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any Collateral for the Obligations or any part thereof, and (ii) may, at its election, either apply for the benefit of the Lender Parties all or any part of the sums so collected in accordance with the Loan Documents toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as the Administrative Agent may elect, or release same to the applicable Restricted Person.

Section 6.9 Performance on Borrower’s Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys’ fees or other amounts it is required to pay under any Loan Document, Administrative Agent may (but is not obligated to) pay the same. Borrower shall immediately reimburse Administrative Agent for any such payments and each amount paid by Administrative Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Administrative Agent.

Section 6.10 [Reserved].

Section 6.11 Compliance with Agreements and Law. Each Restricted Person will perform all obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound, in all respects, except where the failure so to perform could not reasonably be expected to cause a Material Adverse Change. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto, in all material respects, except where the failure so to conduct business and affairs could not reasonably be expected to cause a Material Adverse Change.

Section 6.12 Environmental Matters; Environmental Reviews.

(a) Each Restricted Person will comply and Borrower will cause each Included Joint Venture to comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person or Included Joint Venture and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental permits, licenses and other authorizations required under Environmental Laws and necessary for its operations and will maintain such authorizations as necessary in full force and effect, whereby the failure to comply could reasonably be expected to result in liability in excess of $20,000,000.

(b) The Restricted Persons and the Included Joint Ventures will not Release any Hazardous Materials on, under or from any of their real properties, or permit others to Release any Hazardous Materials on, under or from any of their real properties, in a manner that could reasonably be expected to result in liability in excess of $20,000,000 under Environmental Laws.

(c) The Borrower will promptly, but in no event later than five (5) Business Days after the occurrence thereof, notify the Administrative Agent in writing of Borrower’s initial written receipt of a citation, civil or criminal penalty assessment or compliance order from any Tribunal or of a lawsuit from any Person with respect to an alleged violation of Environmental Law or an alleged violation of a permit, license or other authorizations required under Environmental Law by the Restricted Persons or any Included Joint Venture for their respective businesses or with respect to an alleged Release of Hazardous Materials arising out of the operations of any of the Restricted Persons and Included Joint Ventures (including any costs to investigate or remediate such Release) if the Borrower reasonably anticipates that any of such actions will result in liability to the Restricted Persons of $20,000,000 or more, not fully covered by insurance, subject to normal deductibles.

(d) The Borrower will provide to Administrative Agent environmental assessments and tests in accordance with the most current version of applicable American Society of Testing Materials standards upon the reasonable request by the Administrative Agent upon an Event of Default under this Agreement (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Tribunal), in connection with any material real properties of the Restricted Persons.

(e) Concurrent with the furnishing of financial statements pursuant to Section 6.2(a), Borrower will furnish to Administrative Agent a reasonably detailed written description of all material: (i) citations, civil or criminal penalty assessments, or compliance orders with respect to violations of Environmental Laws for which the Borrower reasonably anticipates will result in liability to the Restricted Persons of $20,000,000 or more, not fully covered by insurance, subject to normal deductibles; and (ii) lawsuits with respect to an alleged Release of Hazardous Materials arising out of the operations of any of the Restricted Persons (including any costs to investigate or remediate such Release) if the Borrower reasonably anticipates that any of such actions will result in liability to the Restricted Persons of $20,000,000 or more, not fully covered by insurance, subject to normal deductibles.

Section 6.13 Evidence of Compliance. Each Restricted Person will furnish to each Administrative Agent (with sufficient copies for each relevant Lender Party or otherwise in suitable form for posting onto the Electronic Platform) at such Restricted Person’s or Borrower’s expense all evidence which Administrative Agent or any other Lender Party from time to time reasonably requests in writing as to the accuracy and validity of or compliance in all material respects with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

Section 6.14 Hedging Program. Subject to the provisions of Section 7.3, the Borrower shall not assign, terminate or unwind any of the Hedging Contracts reflected in the hedging positions set forth on a certificate delivered pursuant to Section 6.2(a) or sell any of such Hedging Contracts if the effect of such action (when taken together with any other Hedging Contracts executed contemporaneously with the taking of such action) would have the effect of canceling its positions under such Hedging Contracts unless such actions (a) are undertaken (i) with prior written notice to and approval from (which approval shall not be unreasonably withheld or delayed) the Administrative Agent and (ii) for the purpose of repositioning volumes for later or earlier months, for the purpose of eliminating production obligations in anticipation of temporary production shutdowns due to storms or other force majeure events, for the purpose of eliminating production obligations while maintaining hedge volumes and minimum prices for the Borrower or any of its Subsidiaries or for the purpose of placing such obligations under other Hedging Contracts that provide higher minimum prices for the Borrower or any of its Subsidiaries, and (b) are in compliance with the restrictions set forth in Section 7.3. As of the date of any determination or redetermination of the Borrowing Base, the Borrower shall maintain hedging positions that are acceptable to the Administrative Agent, acting reasonably. Within 45 days of the Closing Date, but subject to Section 7.3, Borrower shall have hedges in place with Approved Counterparties for a minimum of 50% of Projected Production from Borrower’s and the Guarantor Subsidiaries’ and the Included Joint Ventures’ (to the extent of the Borrower’s direct or indirect Investment Percentage in such Person and to the extent such Included Joint Ventures’ interest is included in the Borrowing Base) proved developed producing reserves for a period of 18 months from the date of entering into such hedge, with crude oil accounting for at least 75% of the hedged volumes at minimum average prices on a volume-weighted basis of at least 90% of the prices set forth in Schedule 4 hereto during the years set forth in Schedule 4, which hedges can be option based subject to minimum average prices on a volume-weighted basis of at least 90% of the prices set forth in Schedule 4 hereto during the years set forth in Schedule 4, provided that if the Borrower fails to have such hedges in place within 45 days of the Closing Date, the Required Lenders shall be entitled, but not obligated, to redetermine the Borrowing Base.

Section 6.15 Maintenance of Liens on Properties. The Mortgaged Properties shall constitute at least eighty-five percent (85%) of the Total Proved PV-10 of the oil and gas reserves included in the Borrowing Base Properties (the “Required Percentage”); provided that if, immediately following the delivery of an Engineering Report and only to the extent that the Borrower in good faith believed that it was not in breach of this Section 6.15 immediately prior to receiving a copy of such Engineering Report, Borrower shall determine that the Mortgaged Properties do not constitute the Required Percentage of proved oil and gas reserves as required in this Section 6.15, Borrower shall have the thirty (30) day period described in Section 6.2(f) to execute and deliver documentation in form and substance satisfactory to Administrative Agent, granting to Administrative Agent first perfected Liens subject to Permitted Liens on Oil and Gas Properties that are not then part of the Mortgaged Properties, sufficient to cause the Mortgaged Properties to include the Required Percentage. In addition, Borrower will furnish to Administrative Agent title due diligence in form and substance satisfactory to Administrative Agent and will furnish all other documents and information relating to such properties as Administrative Agent may reasonably request.

Section 6.16 Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver, and will cause each other Restricted Person from time to time to deliver, to Administrative Agent any financing statements, continuation statements, extension agreements, control agreements and other documents, properly completed and executed (and acknowledged when required) by Restricted Persons in form and substance satisfactory to Administrative Agent, which Administrative Agent requests for the purpose of perfecting, confirming, or protecting any

Liens or other rights in Collateral securing any Obligations. At the time of recording of the Security Documents, counsel for Borrower shall conduct searches of the lien, judgment, litigation and UCC records of the counties and offices where such documents are filed and promptly upon receipt thereof from such offices forward such searches to Administrative Agent’s counsel together with the original recorded Security Documents and file stamped copies of the related financing statements.

Section 6.17 Bank Accounts; Offset. To secure the repayment of the Obligations Borrower hereby grants to each Lender Party a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender Party at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Lender Party from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Lender Party, and (c) any other credits and claims of Borrower at any time existing against any Lender Party, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each Lender Party is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items herein above referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

Section 6.18 Production Proceeds. Notwithstanding that, by the terms of the various Security Documents, the grantors thereunder are and will be assigning to Administrative Agent for the benefit of the Lender Parties all of the “Production Proceeds” (as defined therein and in this section collectively called “Proceeds”) accruing to the property covered thereby, so long as no Default has occurred such Persons may continue to receive from the purchasers of production all such Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, Administrative Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Proceeds then held by Restricted Persons or to receive directly from the purchasers of production all other Proceeds. In no case shall any failure, whether purposed or inadvertent, by Administrative Agent or Lenders to collect directly any such Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Proceeds by Administrative Agent or Lenders to Restricted Persons constitute a waiver, remission, or release of any other Proceeds or of any rights of Administrative Agent or Lenders to collect other Proceeds thereafter.

Section 6.19 Guaranties of Borrower’s Subsidiaries; Joinder; Non-Guarantor Subsidiaries. (a) Each Subsidiary of Borrower (other than a Non-Guarantor Subsidiary) shall, promptly upon request by Administrative Agent, execute and deliver to Administrative Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Administrative Agent in form and substance. Borrower will cause each of its Subsidiaries to deliver to Administrative Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Administrative Agent and its counsel that such Subsidiary has taken all action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute and to cause each of its Subsidiaries (other than Non-Guarantor Subsidiaries) to execute a joinder to the Subsidiary Security Agreement (as defined in the Security Schedule) or otherwise provide a security agreement in form and substance acceptable to the Administrative Agent.

(b) No Subsidiary of Borrower shall be a Non-Guarantor Subsidiary unless it is designated as such in the Disclosure Schedule as of the Closing Date of this Agreement or otherwise designated as such in a written notice by Borrower to Administrative Agent in compliance with Section 6.19(b). Borrower may designate by written notification thereof to the Administrative Agent, any Subsidiary, including a newly formed or newly acquired Subsidiary, as a Non-Guarantor Subsidiary if (i) prior, and after giving effect, to such designation, neither a Default nor a Borrowing Base Deficiency would exist, and (ii) such Subsidiary has assets of less than $5,000,000 as of the later to occur of the last day of the immediately preceding Fiscal Quarter and the date such Subsidiary was acquired or formed by Borrower. Borrower shall not permit the aggregate principal amount of all Non-Recourse Debt of all Non-Guarantor Subsidiaries outstanding at any one time to exceed $50,000,000. Notwithstanding anything herein or in the other Loan Documents to the contrary, Liens granted in any collateral by any Restricted Person shall not secure any obligation in respect of any Excluded Obligations in respect of a Hedging Contract.

Section 6.20 Casualty and Condemnation. The Borrower will furnish to the Administrative Agent promptly, and in any event within fifteen (15) Business Days, after an Authorized Officer of the Borrower becoming aware of the occurrence, written notice of any Casualty Event to any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding, to the extent the Total Proved PV-10 of such Collateral so affected, when aggregated with the Total Proved PV-10 of all other Collateral so affected by a Casualty Event occurring in the same calendar year, exceeds 5% of the Borrowing Base then in effect.

Section 6.21 ERISA Information. As soon as available, and in any event, within 10 days after the Borrower obtains knowledge of any of the following, the Borrower will furnish and will cause each ERISA Affiliate to promptly furnish to the Administrative Agent with sufficient copies to the Lenders (a) a written notice signed by an Authorized Officer describing the occurrence of any Termination Event in connection with any ERISA Plan or any trust created thereunder, and specifying what action the Borrower or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, (b) copies of any notice of the PBGC’s institution of proceedings to terminate or to have a trustee appointed to administer any ERISA Plan and (c) a written notice of the Borrower’s or an ERISA Affiliate’s participation in a “multiemployer plan” as defined in Section 4001 of ERISA.

Section 6.22 Keepwell. (a) The Borrower and each Restricted Person that is a Qualified ECP Credit Party hereby jointly and severally guarantees the payment and performance of all Obligations of each Restricted Person (other than such Restricted Person) and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Benefitting Restricted Person in order for such Benefitting Restricted Person to honor its obligations under any Security Document including obligations with respect to Hedging Contracts (provided, however, that the Borrower or a Restricted Person shall only be liable under this Section 6.22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.22, or otherwise under this Agreement or any Loan Document, as it relates to such Benefitting Restricted Person, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower and the other Restricted Persons under this Section 6.22 shall remain in full force and effect until all Obligations are paid in full to the Lenders, the Administrative Agent and all Issuers, and all of the Lenders’ Commitments are terminated. The Borrower and the other Restricted Persons intend that this Section 6.22 constitute, and this Section 6.22 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Benefitting Restricted Person for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act.

(b) Notwithstanding any other provisions of this Agreement or any other Loan Document, Obligations guaranteed by any Restricted Person, or secured by the grant of any Lien by any Restricted Person under any Security Instrument, shall exclude all Excluded Obligations in respect of a Hedging Contract with respect to such Restricted Person.

Section 6.23 Depository Banks. The Borrower shall and shall cause each Restricted Person to maintain all of its operating accounts, Deposit Accounts and Securities Accounts (as those terms are defined in the New York Uniform Commercial Code) with the Administrative Agent or with a Lender or with a bank or other institution consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed) and shall cause such operating accounts, Deposit Accounts and Securities Accounts at all times to be subject of a Control Agreement; provided, however, in the event the depositary bank ceases to be the Administrative Agent or a Lender, the Borrower shall, and shall cause each Restricted Persons to close any such operating account, Deposit Account or Securities Account within forty-five (45) days (or such later date as the Administrative Agent may agree to in its sole discretion) of the date such Person ceases to be a Lender or the Administrative Agent. The Borrower shall not and shall not permit any Restricted Person to open any operating account or other Deposit Account or Securities Account unless concurrently with the opening of such account the Borrower or such Restricted Person, as applicable, shall have delivered to the Administrative Agent a duly executed Control Agreement in respect of such account; provided, however, in the event the Borrower or any Restricted Person acquires a Deposit Account or Securities Account pursuant to an acquisition, the Borrower and each Restricted Person shall have forty-five (45) days from the date of such acquisition (or such later date as the Administrative Agent shall agree in its sole discretion) to (i) close any such acquired Deposit Account or Securities Account in the event such account is not held with the Administrative Agent or a Lender, and (ii) subject any such acquired Deposit Account or Securities Account to a Control Agreement. The requirements of this Section 6.23 shall not apply to Excluded Accounts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent shall not direct disbursements from such Deposit Accounts or Securities Accounts or prohibit the Borrower from making disbursements from such Deposit Accounts or Securities Accounts unless an Event of Default has occurred and is continuing.

ARTICLE VII - Negative Covenants of Borrower

To conform with the terms and conditions under which each Lender Party is willing to have credit outstanding to Borrower, and to induce each Lender Party to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees to the following (and Borrower agrees to cause all of its Subsidiaries to comply with the following) until Security Termination, unless Required Lenders have previously agreed otherwise:

Section 7.1 Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

(a) the Obligations;

(b) unsecured Indebtedness among the Restricted Persons (other than any Restricted Person that is a Non-Guarantor Subsidiary);

(c) Indebtedness outstanding under the instruments and agreements described on the Disclosure Schedule, and any renewals or extensions thereof or refinancing thereof provided that the amount of such Liabilities is not increased nor the terms thereof changed in any manner which is less favorable to such Restricted Person than the original terms of such Liabilities;

(d) Indebtedness arising under Hedging Contracts that are permitted under Section 6.14 or 7.3;

(e) obligations arising with respect to sale and lease-back transactions and operating leases entered into in the ordinary course of such Restricted Person’s business in arm’s length transactions at competitive market rates under competitive terms and conditions in all respects, provided that the obligations required to be paid in any Fiscal Year under or with respect to such sale and lease-back transactions and any such operating leases do not in the aggregate exceed $100,000,000 for all Restricted Persons;

(f) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of property or services, from time to time incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(g) [Reserved];

(h) (i) Senior unsecured and unsecured senior subordinated Indebtedness incurred after the Closing Date and any refinancing thereof (the “Specified Additional Debt”) and (ii) the refinancing of the Senior Second Lien Notes and, if applicable, the Third Lien Exchange Notes; provided, that, (A) the terms of such Indebtedness described in the foregoing clauses (i) and (ii) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the 180th day after the Maturity Date as in effect on the date of determination (other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (B) the covenants, events of default, guarantees and other terms of which (other than interest rate, fees, funding discounts and redemption or prepayment premiums and other pricing terms determined by the Borrower to be “market” rates, fees, discounts and premiums and other terms at the time of issuance or incurrence of any such indebtedness), taken as a whole, are determined by the Borrower to be “market” terms on the date of issuance or incurrence and in any event that are not materially adverse to the interests of the Lenders, taken as a whole, and do not require the maintenance or achievement of any financial performance standards other than as a condition to taking specified actions, (C) if such Indebtedness is subordinated in right of payment to the Obligations, the terms of such Indebtedness provide for customary subordination of such Indebtedness to the Obligations, (D) no Subsidiary of the Borrower (other than a Subsidiary that is a guarantor pursuant to the Security Documents) is an obligor under such Indebtedness, (E) no Default or Event of Default shall exist or result therefrom, (F) to the extent such Indebtedness constitutes a refinancing, the amount of such refinancing Indebtedness from such issuance or incurrence shall not exceed the amount of Indebtedness being refinanced plus accrued interest, fees, expenses and premiums), (G) in the case of Specified Additional Debt only, (x) other than refinancings thereof, (i) after giving effect to the incurrence or issuance thereof and the use of proceeds therefrom, the Borrower’s Leverage Ratio shall not be greater than 2.75 to 1.00 and (ii) the Borrowing Base automatically and simultaneously shall be reduced by $0.25 for every $1.00 of such Specified Additional Debt, and (y) any refinancings of such Specified Additional Debt shall be unsecured, (H) if a secured refinancing of the Senior Second Lien Notes or the Third Lien Exchange Notes (x) such refinancing Indebtedness of the Senior Second Lien Notes must be pursuant to a Second Lien Substitute Facility (as such term is defined in the Intercreditor Agreement) and (y) any refinancing Indebtedness of the Third Lien Exchange Notes must be pursuant to a Third Lien Substitute Facility (as such term is defined in the Intercreditor Agreement and (I) the Borrower shall deliver notice to the Administrative Agent of the incurrence of such Indebtedness or entry into such guarantee, as the case may be, within five (5) Business Days of incurring such Indebtedness or entering into such guarantee;

(i) unsecured Indebtedness and related guarantees thereof not described in subsections (a) through (h) above arising after the date hereof in an aggregate principal amount not to exceed $25,000,000 for all Restricted Persons;

(j) Non-Recourse Debt of Non-Guarantor Subsidiaries not exceeding at any time outstanding $50,000,000;

(k) Non-Recourse Debt not to exceed $65,000,000 in the aggregate incurred within 90 days of the Closing Date secured by a Lien on the Income Tax Refund Claim, which Non-Recourse Debt may be secured by a Lien as described in Clause (i) of the definition of Excepted Liens; and

(l) [Reserved]

(m) Indebtedness in respect of the Third Lien Exchange Notes and the Senior Second Lien Notes which Indebtedness (and any secured refinancing of such Indebtedness) is at all times subject to the provisions of the Intercreditor Agreement).

Section 7.2 Limitation on Liens. No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents the following (“Permitted Liens”):

(a) Liens which secure Obligations;

(b) statutory Liens for taxes, assessments and other governmental charges or levies, provided such Liens secure only obligations (i) which are not delinquent or (ii) which are being contested as provided in Section 6.7 and which do not exceed $5,000,000 in the aggregate for all Restricted Persons;

(c) as to property which is Collateral, any Liens expressly permitted to encumber such Collateral under any Security Document covering such Collateral;

(d) purchase money security interests in equipment acquired by the Restricted Persons, provided that such security interests secure only the Indebtedness incurred for the purchase of such equipment and such security interests encumber only the equipment acquired with the proceeds of such Indebtedness;

(e) [Reserved];

(f) Liens existing on the Closing Date that are disclosed in the Disclosure Schedule;

(g) Excepted Liens;

(h) [Reserved];

(i) Liens on assets not constituting Borrowing Base Properties in an amount not to exceed $60,000,000 in the aggregate; and

(j) Liens securing Indebtedness permitted under Sections 7.1(m), provided that such Liens are at all times subject to the provisions of the Intercreditor Agreement.

Section 7.3 Hedging Contracts. No Restricted Person will be a party to or in any manner be liable on any Hedging Contract other than Hedging Contracts with Approved Counterparties required pursuant to Section 6.14, except:

(a) Any Restricted Person may enter into contracts for the purpose and effect of fixing prices on oil or gas which is expected to be produced by Restricted Persons or which the Restricted Persons are legally obligated to purchase under purchase contracts then in effect, provided that at all times: (i) the aggregate monthly oil production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Administrative Agent) for any single month does not in the aggregate exceed the sum of seventy-five percent (75%) of Projected Oil Production anticipated to be sold in the ordinary course of Restricted Persons’ businesses for such month, (ii) the aggregate monthly gas production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Administrative Agent) for any single month does not in the aggregate exceed the sum of seventy-five percent (75%) of Projected Gas Production anticipated to be sold in the ordinary course of Restricted Persons’ businesses for such month, (iii) no such contract requires any Restricted Person to put up money, assets, letters of credit (unless the Indebtedness arising with respect thereto is permitted under Section 7.1(f)), or other security against the event of its nonperformance prior to actual default by such Restricted Person in performing its obligations thereunder (except that any such contract that is with an Approved Counterparty may be secured pursuant to the Security Documents and entitled to the benefits of Security Documents and the provisions of this Agreement and the other Loan Documents relating to the Collateral in accordance with Section 10.14), and (iv) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless at the time the contract is made such counterparty is an Approved Counterparty) at the time the contract is made has long-term obligations rated BBB- or Baa3 or better, respectively, by either Rating Agency or is an investment grade-rated industry participant; and

(b) Any Restricted Person may enter into contracts for the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Restricted Person that is accruing interest at a variable rate, provided that each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless at the time the contract is made such counterparty is an Approved Counterparty) at the time the contract is made has long-term obligations rated BBB- or Baa3 or better, respectively, by either Rating Agency or is an investment grade-rated industry participant.

Section 7.4 Limitation on Mergers, Issuances of Securities. Except as expressly provided in this subsection no Restricted Person will merge or consolidate with or into any other business entity. Provided that no Default is existing or shall occur as a result thereof, (a) any Subsidiary of Borrower may, however, be merged into or consolidated with (i) another Subsidiary of Borrower so long as if a Non-Guarantor Subsidiary shall merge with a Subsidiary that is a Guarantor Subsidiary, the Guarantor Subsidiary is the surviving business entity, or (ii) Borrower, so long as Borrower is the surviving business entity; and (b) Borrower may merge or consolidate with another Person so long as the Borrower is the surviving business entity. Borrower will not issue any securities other than shares of its common stock, preferred stock and any options or warrants giving the holders thereof only the right to acquire such shares or debt securities permitted to be incurred under Section 7.1; provided, however, that the net proceeds of any such issuance shall first be applied as a mandatory prepayment of the Loans under Section 2.7, if, at the time of such issuance, the Facility Usage exceeds the Borrowing Base. No Subsidiary of Borrower will issue any additional shares of its Capital Stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower.

Section 7.5 Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except, to the extent not otherwise forbidden under the Security Documents and no Included Joint Venture will sell, transfer, lease, exchange, alienate or dispose of any Oil and Gas Property included in the Borrowing Base except, in each case:

(a) farmouts of undeveloped acreage and transfers of interest in Oil and Gas Properties, in each case, in the ordinary course of business and upon customary industry terms and assignments in connection with such farmouts;

(b) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

(c) inventory (including oil, natural gas, natural gas liquids or Hydrocarbons or mineral products and seismic data) which is sold in the ordinary course of business on ordinary trade terms;

(d) interests in Oil and Gas Properties, or portions thereof, that are sold for fair consideration; provided that Borrower shall notify Administrative Agent in writing (including notice by email) at least five (5) Business Days prior to the date on which any such interests are expected to be sold, and if the aggregate consideration for such sale made pursuant to this subsection (d), together with the aggregate consideration of all other sales (excluding, for the avoidance of doubt, the Permian Basin ORRI) made (i) if prior to the initial Determination Date, since the Closing Date or (ii) if on or after the initial Determination Date, since the most recent Determination Date, exceeds $50,000,000 net of reasonably-estimated future plugging and abandonment costs (any sale that causes the aggregate consideration of all sales made since the Closing Date (if prior to the initial Determination Date) or since the most recent Determination Date (if on or after the initial Determination Date), as the case may be, exceeds $50,000,000 net of reasonably-estimated future plugging and abandonment costs, and any sale occurring after such sale that causes such excess, herein a “Subject Sale”), the Borrowing Base shall automatically reduce in connection with each such Subject Sale by the Total Proved PV-10 attributable to the property (net of any asset retirement obligation relieved as a result of the Subject Sale) in the Borrowing Base so sold pursuant to such Subject Sale, such reduced Borrowing Base to be effective upon the date of each such Subject Sale (and the Borrower shall immediately repay or prepay the Loans and/or cash collateralize all Letters of Credit to the extent of any Borrowing Base Deficiency caused as a result of such Subject Sale and subsequent reduction from the proceeds of such Subject Sale);

(e) other property (excluding Oil and Gas Properties, or portions thereof) which is sold for fair consideration not in the aggregate in excess of $15,000,000 in any Fiscal Year; and

(f) the sale or other disposition of the Income Tax Refund Claim.

Neither Borrower nor any of Borrower’s Subsidiaries will sell, transfer or otherwise dispose of Capital Stock of any of Borrower’s Subsidiaries except that subject to Section 7.4 any Subsidiary of Borrower may sell or issue its own Capital Stock to the extent not otherwise prohibited hereunder. Notwithstanding the foregoing sentence, the Borrower may sell the Capital Stock or all or substantially all of the assets of any Subsidiary if as to each and all such sales, each of the following conditions is satisfied as determined by Administrative Agent: (i) the consideration received in connection with any such sale shall be at least equal to the fair market value of such Capital Stock or assets (as the case may be), (ii) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction, (iii) subject to clause (iv) below, not less than seventy-five (75%) percent of the consideration received by the Borrower or the relevant Restricted Person for such sale shall be in cash or Cash Equivalents, (iv) in the event of the sale of the Capital Stock of any Subsidiary of Borrower which is a Restricted Person or an Included Joint Venture, or in the event of the sale by any Restricted Person or an Included Joint Venture of its assets as provided above, if the Total Proved PV-10 of any applicable property being sold and/or transferred in connection with such transaction has been included in the Borrowing Base, the Borrowing Base shall automatically be reduced by the Total Proved PV-10 of such property or assets so sold or transferred attributed to them in the then current Borrowing Base (as determined by the Required Lenders), and the Borrower shall forthwith repay or prepay the Loans and/or cash collateralize all Letters of Credit to the extent of any Borrowing Base Deficiency caused thereby from the proceeds of such sale, (v) Administrative Agent shall have received not less than ten (10) Business Days prior written notice of any such sale of assets or Capital Stock, which notice shall set forth in reasonable detail satisfactory to Administrative Agent, the parties to such sale, the consideration to be paid for the sale of such assets or Capital Stock, the terms and manner of the payment of such consideration, the assets or Capital Stock to be sold the liabilities being assumed by the purchaser pursuant to such sale, and such other information with respect thereto as Administrative Agent may request, and (vi) as of the date of such sale and after giving effect thereto, no Default or Event of Default shall have occurred and remain continuing.

No Restricted Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

Section 7.6 Limitation on Distributions; Redemptions and Prepayments of Indebtedness. No Restricted Person will make any Distribution or will redeem, purchase, retire, prepay, repay or defease any Indebtedness (other than the Obligations) prior to the original maturity thereof, except:

(a) Distributions by Subsidiaries of Borrower without limitation to Borrower,

(b) that, so long as (1) no Event of Default has occurred and is continuing or would result therefrom and (2) no Borrowing Base Deficiency has occurred and is continuing or would result therefrom, (w) the Borrower may pay interest on the Specified Additional Debt, the Senior Second Lien Notes, and the Third Lien Exchange Notes on the stated, scheduled dates for payment of interest set forth in the Senior Second Lien Notes Indenture, the Third Lien Exchange Notes Indenture, or the Specified Additional Debt Documents, as applicable; and (x) the Borrower may redeem, repurchase, prepay or defease the Specified Additional Debt, the Third Lien Exchange Notes or the Senior Second Lien Notes (i) on the scheduled maturity date for the Specified Additional Debt, the Senior Second Lien Notes or the Third Lien Exchange Notes, as applicable, in the principal amount that is required to be repaid or prepaid under the Senior Second Lien Notes Indenture, the Third Lien Exchange Notes Indenture or the Specified Additional Debt Documents, as applicable, on each stated, scheduled date for repayment or prepayment of principal thereunder or (ii) in connection with a refinancing; provided that with respect to clause (ii), any such refinancing shall be subject to Section 7.1(h);

(c) Dividends or distributions on, or redemptions of, in respect of the Borrower’s Capital Stock, and pre-payment or purchase of Indebtedness (other than Indebtedness under this Agreement), without limit, to the extent that after giving pro forma effect thereto, (A) there is no continuing Default or Event of Default, (B) the Borrower shall have a maximum Leverage Ratio of not more than 2.75 to 1.0 and (C) Borrower shall have availability under the Borrowing Base of not less than 20% of the Borrowing Base.

Section 7.7 Limitation on Investments and New Businesses. No Restricted Person will:

(a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business or except as otherwise expressly permitted hereunder,

(b) engage directly or indirectly in any business or conduct any operations except the exploration, development and production of oil and gas,

(c) make any acquisitions of or Investments in any Person, except (i) Investments in Cash Equivalents and Investments in Wholly-owned Subsidiaries (other than Non-Guarantor Subsidiaries) of Borrower or (ii) subject to Section 6.19(b) Investments in a Person other than a Guarantor Subsidiary, to the extent that immediately after giving pro forma effect thereto (A) there is no continuing Default or Event of Default, (B) the Borrower shall be in pro forma compliance with Section 7.11 and 7.12 and (C) the Borrower shall have pro forma availability under the Borrowing Base of not less than 10% of the Borrowing Base; provided that to the extent such Investment is in the form of a sale, transfer or exchange of Oil and Gas Properties, such Investment will be subject to, and deemed to be a Subject Sale for the purposes of, the limitation on sales in Section 7.5(d).

(d) make any significant acquisition of or Investments in any properties except Oil and Gas Properties;

provided that this Section 7.7 shall not apply to any Restricted Person’s entry into operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business on customary industry terms, excluding, however, Investments in other Persons.

Section 7.8 Limitation on Credit Extensions. Except for Investments permitted by Section 7.7, no Restricted Person will extend credit, make advances or make loans other than (a) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (b) loans to other Restricted Persons (other than Non-Guarantor Subsidiaries), so long as no Default, Event of Default or Borrowing Base Deficiency exists at the time such loan is made.

Section 7.9 Transactions with Affiliates; Creation and Dissolution of Subsidiaries. No Restricted Person will (a) engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm’s-length dealing with Persons other than such Affiliates; or (b) except as permitted under Section 7.7(c) and provided that the Borrower shall have complied with, or caused the relevant Restricted Person to comply with, Section 6.19, create or acquire any Subsidiary after the date hereof. Any Restricted Person (other than the Borrower) may wind up, liquidate or dissolve, and the Borrower may cause any Restricted Person (other than itself) to wind up, liquidate or dissolve, in connection with any merger or consolidation to the extent permitted under Section 7.4 hereof; or, with the consent of the Administrative Agent, so long as (i) such winding up, liquidation or dissolution shall not result in or give rise to any obligation, liability or Indebtedness of any Restricted Person, (ii) no Default or Event of Default shall have occurred and remain continuing as a result of, and after giving effect to, such transaction, (iii) all properties of such Restricted Person has been duly transferred to another Restricted Person to the reasonable satisfaction of the Administrative Agent, and (iv) the required Mortgaged Properties remain encumbered in accordance with Section 6.15.

Section 7.10 Certain Contracts; Amendments; Multiemployer ERISA Plans. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contractual or other consensual restriction on the ability of any Subsidiary of Borrower to: (a) pay dividends or make other distributions to Borrower, (b) redeem equity interests held in it by Borrower, (c) repay loans and other indebtedness owing by it to Borrower, (d) transfer any of its assets to Borrower or (e) grant any Liens on its properties, revenues or assets in favor of the Administrative Agent for the benefit of the Lenders, the Issuers and the counterparties to Hedging Contracts. No Restricted Person will enter into any “take-or-pay” contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Restricted Person will amend or permit any amendment to any other contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Administrative Agent or any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any “multiemployer plan” as defined in Section 4001 of ERISA which could cause a Material Adverse Change. The Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in any Specified Additional Debt or in any Specified Additional Debt Document that results or causes or has the effect of doing any of the following: (i) contravening the provisions of this Agreement, (ii) increasing the interest, premium or the yield on such Specified Additional Debt, beyond the interest, yield or premium currently specified in such Specified Additional Debt Document, as of the effective date of such Specified Additional Debt Document, (iii) providing for dates for payment of principal, interest, premium (if any), yield or fees which are earlier than the dates specified in such Specified Additional Debt Document, as in effect on the effective date of such Specified Additional Debt Document, (iv) providing for any covenant or event of default which is materially more restrictive on any Restricted Person than that set forth in such Specified Additional Debt Document, as in effect on the effective date of such Specified Additional Debt Document, (v) providing for redemption, prepayment or defeasance provisions that are more burdensome on any Restricted Person than those set forth in such Specified Additional Debt Document, as in effect on the effective date of such Specified Additional Debt Document, (vi) providing for collateral securing Indebtedness under such Specified Additional Debt apart from, or in addition to, the collateral securing the Obligations, (vii) providing Liens ranking pari passu with, or higher in priority than, the Liens securing the Obligations or (viii) increasing the obligations of the Borrower or any of its Subsidiaries or conferring any additional rights on any holder of such Specified Additional Debt, than those set forth in such Specified Additional Debt Document, as in effect on the effective date of such Specified Additional Debt Document, as applicable, which could reasonably be expected to be adverse to the Lender Parties.

Section 7.11 Current Ratio. The ratio of Borrower’s Consolidated current assets to Borrower’s Consolidated current liabilities at the last day of any Fiscal Quarter will not be less than 1.0 to 1.0. For purposes of this section, (i) Borrower’s Consolidated current assets will include any unused portion of the Borrowing Base which is then available for borrowing, and Borrower’s Consolidated current liabilities will be calculated without including any payments of principal on the Notes which are required to be repaid within one year from the time of calculation and (ii) the calculation of the Borrower’s Consolidated current assets and Consolidated current liabilities for purposes of this Section 7.11 shall exclude any non-cash assets or liabilities described in, and calculated pursuant to, FASB Accounting Standards Codification Topics 410 (Asset Retirement Obligations) and 815 (Hedge Accounting), each as amended (provided that, for the avoidance of doubt, such calculation shall include any current assets or current liabilities in respect of the termination of any Hedging Contract).

Section 7.12 Leverage Ratio. The Borrower will not permit its Leverage Ratio as of the last day of each Fiscal Quarter to be greater than (i) 3.5 to 1.0, on the last day of the fiscal quarters ending December 31, 2018 and March 31, 2019, (ii) 3.25 to 1.00 on the last day of the fiscal quarters ending June 30, 2019 and September 30, 2019 and (iii) 3.00 to 1.00 on the last day of the fiscal quarter ending December 31, 2019 and on the last day of each fiscal quarter thereafter; provided that notwithstanding the foregoing, in the event that the Borrower and its Subsidiaries consummate a Material Acquisition on the last day of the first and second Fiscal Quarters following such Material Acquisition, the Borrower shall maintain a maximum Leverage Ratio not to exceed 3.50 to 1.00.

Section 7.13 Fiscal Year. No Restricted Person will change its fiscal year.

Section 7.14 Anti-Corruption Laws; Sanctions. No Restricted Person nor any director, officer, employee or agent acting on behalf of any Restricted Person shall (i) use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) offer, pay , give, promise to pay, authorize the payment of, or take any action in furtherance of the payment of anything of value directly or indirectly to a Government Official or any other person to improperly influence the recipient’s action or omission, violate any anti-corruption laws. No Restricted Person shall, nor shall any Restricted Person authorize any other Person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any Loan or other transactions(s) contemplated by this Agreement to fund any trade, business or other activities (i) involving or for the benefit of any Sanctioned Person, or (ii) in any other manner that would reasonably be expected to result in any Restricted Party or any Lender being in breach of any sanctions (if and to the extent applicable to either of them) or becoming a Sanctioned Person.

Section 7.15 Division of Limited Liability Companies. No Restricted Person that is a Delaware limited liability company shall, nor shall any Restricted Person permit any of its Subsidiaries that is a Delaware limited liability company to, divide into two or more limited liability companies.

ARTICLE VIII - Events of Default and Remedies

Section 8.1 Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

(a) Any Restricted Person fails to pay the principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

(b) Any Restricted Person fails to pay any Obligation (other than the Obligations in clause (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

(c) [Reserved];

(d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

(e) Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Administrative Agent to Borrower;

(f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false, misleading or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Administrative Agent;

(g) [Reserved];

(h) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness having a principal or stated amount or termination payment amount in excess of $5,000,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

(i) Either (i) any “waived funding deficiency” (as defined in Section 412(c)(3) of the Internal Revenue Code of 1986, as amended) in excess of $1,000,000 exists with respect to any ERISA Plan, (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan’s benefit liabilities exceeds the then current value of such ERISA Plan’s assets available for the payment of such benefit liabilities by more than $2,000,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer’s proportionate share of such excess exceeds such amount) or (iii) any Termination Event occurs with respect to a “multiemployer plan” (as defined in Section 4001 of ERISA) which results in any ERISA Affiliate being assessed withdrawal liability in excess of $2,000,000;

(j) Any Restricted Person:

(i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

(ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

(iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

(iv) suffers the entry against it of a final judgment (including with respect to any Environmental Claim) for the payment of money individually or in the aggregate in excess of $25,000,000 (not covered by insurance satisfactory to Administrative Agent in its discretion), unless the same is discharged within sixty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

(v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

(k) [Reserved];

(l) Any Change in Control occurs;

(m) [Reserved]

(n) Any Loan Document or any Lien created thereby shall be invalid, or any Restricted Person shall have asserted that such Loan Document or Lien is invalid.

Upon the occurrence of an Event of Default described in subsection (j)(i), (j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans hereunder and any obligation of any Issuer to issue Letters of Credit hereunder shall be permanently terminated. During the continuance of any other Event of Default, Administrative Agent at any time and from time to time may (and upon written instructions from Required Lenders, Administrative Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lender to make Loans hereunder and any obligation of any Issuer to issue Letters of Credit hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

Section 8.2 Remedies. If any Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

ARTICLE IX - Administrative Agent and Issuers

Section 9.1 Appointment and Authority of Administrative Agent. Each Lender Party hereby irrevocably authorizes Administrative Agent, and Administrative Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Administrative Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Administrative Agent to the other Lender Parties is only that of one commercial lender acting as Administrative Agent for others, and nothing in the Loan Documents shall be construed to constitute Administrative Agent, regardless of whether a Default or Event of Default has occurred and is continuing, a trustee or other fiduciary for any Lender Party or holder of any of the Notes or of any participation therein nor to impose on Administrative Agent duties and obligations other than those expressly provided for in the Loan Documents. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuers, and neither the Borrower nor any of its Subsidiaries shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Administrative Agent, Administrative Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lender Parties in so acting or refraining from acting) upon the instructions of Required Lenders (including itself), provided, however, that Administrative Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any bankruptcy or insolvency law.

The Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. Upon receipt by Administrative Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any other Lender Party to Administrative Agent of any Default or Event of Default, Administrative Agent shall promptly notify each other Lender Party thereof.

Section 9.2 Exculpation, Administrative Agent’s Reliance, Etc. (a) Neither Administrative Agent nor any Issuer nor any of their directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Administrative Agent and Issuers (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Lender Party and shall not be responsible to any other Lender Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or any Operating Joint Venture or to inspect the property (including the books and records) of any Restricted Person or Operating Joint Venture; (e) shall not be responsible to any other Lender Party for the due execution, legality, validity, enforceability, genuineness, existence, sufficiency or Total Proved PV-10 of any Loan Document or any instrument or document furnished in connection therewith or any Collateral; (f) may rely upon the representations and warranties of each Restricted Person and Operating Joint Venture and the Lender Parties in exercising its powers hereunder without independent investigation; (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy) believed by it to be genuine and signed or sent by the proper Person or Persons.

(b) Neither the Administrative Agent nor any Issuer shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or (iii) the agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the satisfaction of any condition set forth in Article IV or elsewhere herein, other than in the case of the Administrative Agent to confirm receipt of items expressly required to be delivered to the Administrative Agent. Neither the Administrative Agent nor any Issuer shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent or the Issuer, as applicable, in writing by the Borrower, a Lender or an Issuer.

(c) The Administrative Agent and each Issuer shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent and each Issuer also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuer, the Administrative Agent and each Issuer may presume that such condition is satisfactory to such Lender or such Issuer unless the Administrative Agent or the Issuer, as applicable, shall have received notice to the contrary from such Lender or such Issuer prior to the making of such Loan or the issuance of such Letter of Credit.

Section 9.3 Credit Decisions. (a) Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuer any Other Agents or any other Lender Party or any of its Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Other Administrative Agent or any other Lender Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Neither the Administrative Agent nor any Issuer shall be required to keep itself informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor any Issuer shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Administrative Agent or any of their Affiliates. Each Lender Party acknowledges that Willkie Farr & Gallagher LLP is acting in this transaction as special counsel to the Administrative Agent only. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 9.4 Indemnification. Each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender’s Aggregate Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Administrative Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any Environmental Claims or violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to the presence or Release of Hazardous Materials found in or released into the environment). Each Lender agrees to indemnify Issuers (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender’s Aggregate Percentage Share of any and all liabilities and costs which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Issuer growing out of, resulting from or in any other way associated with the Letters of Credit issued by such Issuer. The Administrative Agent shall not be liable to any Approved Counterparty for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith; the Administrative Agent shall not be responsible for any recitals or warranties herein or under any Loan Document, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security. Each Approved Counterparty agrees to indemnify Administrative Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Approved Counterparty’s pro rata share of any and all liabilities and costs arising from or in connection with the circumstances described in the foregoing sentence.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ADMINISTRATIVE AGENT OR ISSUER,

provided only that no Lender shall be obligated under this section to indemnify Administrative Agent and any Issuer for that portion, if any, of any liabilities and costs which is proximately caused by Administrative Agent’s or such Issuer’s own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Administrative Agent and such Issuer promptly upon demand for such Lender’s

Aggregate Percentage Share of any costs and expenses to be paid to Administrative Agent or such Issuer by Borrower under Section 10.4(a) to the extent that Administrative Agent or such Issuer is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the terms “Administrative Agent” and “Issuer” shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

Section 9.5 Rights as Lender. In its capacity as a Lender, Administrative Agent and each Issuer shall have the same rights, powers, and obligations as any Lender and may exercise such rights and powers as though it were not Administrative Agent or Issuer, as applicable. Administrative Agent or any Issuer and their Affiliates may accept deposits from, lend money to, act as Trustee under indentures of, lend money to, own securities of, act as financial advisor to, and generally engage in any kind of business with any Restricted Person or Operating Joint Venture or their Affiliates, all as if it were not Administrative Agent or an Issuer hereunder and without any duty to account therefor to any other Lender.

Section 9.6 Sharing of Set-Offs and Other Payments. Each Lender Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker’s lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Administrative Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Administrative Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Administrative Agent and all Lender Parties share all payments of Obligations as provided in Section 3.1 provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker’s lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker’s lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to Tribunal order to be paid on account of the possession of such funds prior to such recovery.

Section 9.7 Investments. Whenever Administrative Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever Administrative Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, Administrative Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Administrative Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Administrative Agent is otherwise required to invest funds pending distribution to Lender Parties, Administrative Agent shall invest such funds pending distribution, and all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment; provided that Administrative Agent shall not be liable to Lender Parties for any loss on such investment except for its gross negligence or willful misconduct (BUT INCLUDING FOR ITS NEGLIGENCE), as determined in a final judgment. All moneys received by Administrative Agent for distribution to Lender Parties (other than to the Person who is Administrative Agent in its separate capacity as a Lender) shall be held by Administrative Agent pending such distribution solely as Administrative Agent for such Lender Parties, and Administrative Agent shall have no equitable title to any portion thereof.

Section 9.8 Benefit of Article IX. The provisions of this Article (other than the following Section 9.9) are intended solely for the benefit of Lender Parties, and no Restricted Person or Operating Joint Venture shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender Party. Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person or Operating Joint Venture.

Section 9.9 Resignation. Administrative Agent or any Issuer may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Required Lenders shall have the right to appoint a successor Administrative Agent or, if such resigning Issuer is the sole issuer hereunder, Issuer. A successor must be appointed for any retiring Administrative Agent (or a retiring Issuer if such Issuer is the sole Issuer hereunder), and such Administrative Agent’s (or Issuer’s) resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Administrative Agent’s (or Issuer’s) resignation, no successor Administrative Agent (or Issuer, if such Issuer is the sole Issuer hereunder) has been appointed and has accepted such appointment, then the retiring Administrative Agent (or Issuer) may appoint a successor Administrative Agent (or Issuer), which shall be a financial institution organized under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Administrative Agent or Issuer hereunder by a successor Administrative Agent or Issuer, the retiring Administrative Agent or Issuer shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent’s or Issuer’s resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Issuer under the Loan Documents.

Section 9.10 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such subagent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such subagent and to the Affiliates of the Administrative Agent and any such subagent, and shall apply to their respective activities in connection with syndication as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any subagents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such subagents.

Section 9.11 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any bankruptcy or insolvency law or any other judicial proceeding relative to the Borrower or any Subsidiary, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Outstandings shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Outstandings and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuers and the Administrative Agent under Article III, Section 10.4 and any other provisions under the Loan Documents regarding indemnification by the Borrower or any of its Subsidiaries) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Article III, Section 10.4 and any other provisions under the Loan Documents regarding indemnification by the Borrower or any of its Subsidiaries.

Section 9.12 Intercreditor Agreement. Each Lender, each Issuer and each other Lender Party hereunder hereby (i) instructs and authorizes the Administrative Agent to execute and deliver the Intercreditor Agreement and any amendments, modifications, supplements, joinders thereto on its behalf, (ii) authorizes and directs the Administrative Agent to exercise all of the Administrative Agent’s rights and to comply with all of its obligations under the Intercreditor Agreement, (iii) agrees that the Administrative Agent may take actions on its behalf as is contemplated by the terms of the Intercreditor Agreement, and (iv) understands, acknowledges and agrees that at all times following the execution and delivery of the Intercreditor Agreement such Lender, Issuer and other Lender Party (and each of their respective successors and assigns) shall be bound by the terms thereof.

ARTICLE X - Miscellaneous

Section 10.1 Waivers and Amendments; Acknowledgments.

(a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Lender Party in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document (other than any Hedging Contract, which may be amended pursuant to the terms thereof) and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Administrative Agent, by such party, (iii) if such party is a Lender, by such Lender or by Administrative Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.14 and which consent shall be deemed given by any Lender that executes any such waiver, consent, release, modification or amendment) and (iv) if such party is an Issuer, by such Issuer. Notwithstanding the foregoing or anything to the contrary herein, Administrative Agent shall not, without the prior consent of the affected Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Administrative Agent may in its discretion withdraw any request it has made under Section 4.2(e)), (2) increase or extend the Commitment of such Lender or subject such Lender to any additional obligations, (3) reduce any fees payable to such Lender or Issuer hereunder, or the principal of, or interest on, such Lender’s Note, (4) postpone any date fixed for any payment of any such fees, principal or interest payable to such Lender or Issuer, (5) increase the Facility Amount or the Aggregate Commitments of the Lenders to an amount in either case in excess of $750,000,000 or increase the aggregate amount of the Revolving Loan Commitments or amend the definition herein of “Majority Lenders” or “Required Lenders” or otherwise change the aggregate amount of applicable Percentage Shares which is required for Administrative Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender’s Note, (7) release all or substantially all of the value of the Security Documents that constitute guaranties or the Collateral (it being agreed that releases described in this clause (7) adversely affect each Lender) or (8) amend this Section 10.1, or (9) amend Section 9.6 or Section 3.1 in a manner that would alter the pro rata sharing of payments required thereby. Notwithstanding the foregoing, (A) to the extent that the Borrower or any Restricted Person transfers, sells or otherwise assigns any Collateral in accordance with the Loan Documents, the Administrative Agent is authorized to release the Administrative Agent’s and Lender Parties’ Liens on such Collateral without any further consent by any of the Lender Parties; (B) any amendment of the definition of “Initial Availability Amount” or any proposed amendment, modification, waiver or termination of any provision with respect to any determination or redetermination of the Borrowing Base, or in connection with any matter directly relating to the Borrowing Base (including matters in respect of any Borrowing Base Deficiency and in respect of the relevant provisions of Section 7.5 relating to the Borrowing Base), shall only require the consent of the Revolving Loan Lenders whose

Revolving Loan Percentage Shares equal or exceed sixty-six and two-thirds percent (66-2/3%) (except that any amendment that increases the Initial Availability Amount or then current Borrowing Base shall require the consent of the Revolving Loan Lenders whose Revolving Loan Percentage Shares equal or exceed ninety-five percent (95%) (the “Requisite Lenders”)); (C) no waiver, consent, release, modification or amendment of or supplement to any Hedging Contract, fee letter between any Restricted Person or any Arranger or Administrative Agent, or any letter of credit application shall be valid or effective against any party thereto without the consent of such party, and any such documents may be waived, consented to, released, modified or amended in accordance with the terms of such documents; and (D) in connection with any proposed amendment, modification, waiver, termination or Borrowing Base redetermination (a “Proposed Change”) requiring greater than Majority Lender consent, if the consent of Majority Lenders is obtained, but the consent of the other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then so long as the Administrative Agent is not a Non-Consenting Lender, at the Borrower’s request the Administrative Agent, or one or more Eligible Transferees, shall have the right (but not the obligation and in each case with the Administrative Agent’s and each Issuer’s consent and in the Administrative Agent’s and Issuers’ sole discretion) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Administrative Agent’s request, sell and assign to the Administrative Agent or such Person, all of the Loans, Notes and Commitments of such Non-Consenting Lenders in accordance with Section 3.8, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that any such amendment or waiver (A) that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender or (B) requiring the consent of all Lenders or each adversely affected Lender that affects such Defaulting Lender differently than all other Lenders or all other adversely affected Lenders, as the case may be, shall require the consent of such Defaulting Lender.

(b) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Administrative Agent or any Lender Party, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender Party has any fiduciary obligation toward Borrower or any other Restricted Person or Operating Joint Venture with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons and Operating Joint Ventures, on one hand, and each Lender Party, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted

Person or Operating Joint Venture and any Lender Party, (vii) Administrative Agent is not Borrower’s Administrative Agent, but Administrative Agent for the Lender Parties in the capacity described in the second sentence of Section 9.1, (viii) should an Event of Default or Default occur or exist, each Lender Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender Party, or any representative thereof, and no such representation or covenant has been made, that any Lender Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

(c) Representation by Lenders. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender’s property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Notes, Loans, Letters of Credit and Commitments, any participation interest or other interest in its Notes, Loans, Letters of Credit or Commitments, or any of its other rights and obligations under the Loan Documents, but subject to the terms and provisions hereof, including Section 10.6.

(d) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 10.2 Survival of Agreements; Cumulative Nature. All of Restricted Persons’ various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties’ obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

Section 10.3 Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Administrative Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by electronic transmissions, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower at the address of Borrower specified on the signature pages hereto and to each Lender Party at its address specified in the Lenders Schedule as its lending offices for ABR Loans (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Administrative Agent.

Section 10.4 Payment of Expenses; Indemnity.

(a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Administrative Agent (including attorneys’ fees, consultants’ fees and engineering fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers, amendments or modifications or other documents or instruments relating thereto, but subject to the provisions of the letter dated September 28, 2018 among the Borrower and the Joint Lead Arrangers (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower’s compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including reasonable attorneys’ fees, consultants’ fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section and including proceedings in bankruptcy) or the defense of any Lender Party’s exercise of its rights thereunder (including proceedings in bankruptcy). In addition to the foregoing, until all Obligations have been paid in full, Borrower will also pay or reimburse Administrative Agent for all reasonable out-of-pocket costs and expenses of Administrative Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Administrative Agent, including travel and miscellaneous expenses and fees and expenses of Administrative Agent’s outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

(b) Indemnity. Borrower agrees to indemnify each Lender Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Lender Party by the Borrower or any Restricted Person or Operating Joint Venture or by any third party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any Environmental Claims or violation or noncompliance with any Environmental Laws by any Restricted Person or Operating Joint Venture or any liabilities or duties of any Restricted Person or Operating Joint Venture or any Lender Party with respect to the presence or Release of Hazardous Materials found in or released into the environment). For the avoidance of doubt, any indemnification relating to Taxes shall be covered exclusively by Section 3.6 and shall not be covered by this Section 10.4.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY,

provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term “Lender Parties” shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Persons.

Section 10.5 Joint and Several Liability; Parties in Interest. All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of all Lenders. Except as otherwise provided in this Agreement, neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Aggregate Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any Lender Party under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

Section 10.6 Assignments.

(a) Participations.

(A) Any Lender may sell a participation interest in its commitments hereunder or any of its rights under its Loans or under the Loan Documents to any Person, provided that the agreement between such Lender and such participant must at all times provide: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and (iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for any amendment that increases the then current Borrowing Base (to the extent such amendment would require the consent of Lenders whose Revolving Loan Percentage Shares equal or exceed ninety-five percent (95%); under the next-to-last sentence of subsection (a) of Section 10.1). No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Administrative Agent and Borrower.

(B) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(b) Assignments. Except for sales of participations under the immediately preceding subsection (a), no Lender shall make any assignment or transfer of any kind of its commitments or obligations to participate in Letters of Credit or any of its rights under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with the following requirements:

(i) In the case of an assignment of Revolving Loans and Revolving Loan Commitments, (1) each such assignment shall apply to all Revolving Loans and commitments to participate in Letters of Credit owing to and commitments to participate in Letters of Credit by the assignor and to the unused portion of the assignor Revolving Loan Commitments and (2) immediately after giving effect to such assignment, the assignor’s Revolving Loan Commitment shall not be less than $5,000,000 and the assignee’s Revolving Loan Commitment shall equal or exceed $5,000,000 (unless such assignor is assigning all of its Revolving Loan Commitments and Revolving Loans or unless such assignment is to an Affiliate of such assignor or an Approved Fund administered or managed by such assignor or an Affiliate of such assignor); provided that the foregoing requirements (1) and (2) may be waived by a writing signed by the Administrative Agent, each Issuer and (so long as no Default or Event of Default is continuing) the Borrower.

(ii) The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, appropriately completed, together with the Note subject to such assignment and a processing fee payable to Administrative Agent of $3,500. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (A) Borrower shall, if requested by the assignor and/or assignee, issue new Revolving Loan Notes, to such assignor and assignee in exchange for the return of the old Notes to Borrower, and (B) as of the “Effective Date” specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Administrative Agent shall thereafter deliver or make available to Borrower and each Lender one or more schedules showing the revised Percentage Shares of all other Lenders.

(iii) Each assignee Lender shall (to the extent it has not already done so) provide Administrative Agent and Borrower with the documentation referred to in Section 3.6(e).

(iv) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (iv).

(v) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuer and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Percentage Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank or to any central bank having jurisdiction over such Lender or to one of its Affiliates or as otherwise required by applicable Law; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

(d) By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Administrative Agents, each Issuer and each other Lender hereunder that such assignee understands and agrees to the terms hereof, including Article IX hereof.

(e) Subject to acceptance thereof by the Administrative Agent pursuant to paragraph (b)(ii) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (a) of this Section.

Section 10.7 Confidentiality. Each Lender Party agrees that it will follow its customary procedures to keep confidential any proprietary information given to it by any Restricted Person, provided, however, that this restriction shall not apply to information which (a) has at the time in question entered the public domain, (b) is required to be disclosed by Law (whether valid or invalid) of any Tribunal or is disclosed pursuant to Section 10.18, (c) is disclosed to any Lender Party’s Affiliates, auditors, attorneys, agents or to any credit insurance provider relating to the Borrower and its obligations, (d) is furnished to any other Lender Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document or to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement (provided each such purchaser, prospective purchaser, counterparty or prospective counterparty first agrees to hold such information in confidence on the terms provided in this section), (e) is furnished to S&P or Moody’s or any similar organization or any nationally recognized rating agency in connection with ratings issued with respect to such Lender Party or with respect to any Restricted Person, (f) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default or (g) is disclosed with the consent of the Borrower; provided, however, that this obligation of confidence shall not apply to, and each of Administrative Agent and the other Lender Parties (and each Person employed or retained by them who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans) may disclose to any Tribunal, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and the other Loan Documents, and all materials of any kind (including opinions or other tax analyses) related thereto that are or have been provided to the Administrative Agent or such Lender Party relating to such tax treatment or tax structure. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or any Lender in connection with the administration of this Agreement and the other Loan Documents.

Section 10.8 Governing Law; Submission to Process. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). Except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under and governed by the laws of the State of New York (including for such purposes Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). In any legal proceeding relating to the Loan Documents or the Obligations, each of the parties hereto hereby irrevocably submits itself to the exclusive jurisdiction of the state and federal courts sitting in Harris County, Texas and agrees and consents that service of process may be made upon it in any legal proceeding relating to the Loan Documents or the Obligations by any means allowed under applicable Law.

Section 10.9 Limitation on Interest. Lender Parties, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any

Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender Parties expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender’s or holder’s option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, characterize any non-principal payment as an expense, fee or premium rather than as interest, exclude voluntary prepayments and the effects thereof, and amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law. As used in this section the term “applicable Law” means the Laws of the State of New York or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

Section 10.10 Termination; Limited Survival. Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Administrative Agent to terminate this Agreement. Upon receipt by Administrative Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Administrative Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Administrative Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

Section 10.11 Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

Section 10.12 Counterparts; Electronic Execution of Assignments. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.13 Waiver of Jury Trial, Punitive Damages, etc. Borrower and each Lender Party hereby knowingly, voluntarily, intentionally, and irrevocably (a) waives, to the maximum extent not prohibited by Law, any right it may have to a trial by jury in respect of any litigation based hereon, or directly or indirectly at any time arising out of, under or in connection with the Loan Documents or any transaction contemplated thereby or associated therewith, before or after maturity; (b) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any such litigation any “Special Damages”, as defined below, (c) certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (d) acknowledges that it has been induced to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section. As used in this section, “Special Damages” includes all special, consequential, exemplary, or punitive damages (regardless of how named), but does not include any payments or funds which any party hereto has expressly promised to pay or deliver to any other party hereto.

Section 10.14 Release of Collateral; Collateral Matters; Hedging.

(a) The Lender Parties irrevocably authorize the Administrative Agent, at its option and in its discretion,

(i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (x) upon Security Termination or (y) subject to Section 10. 1, if approved, authorized or ratified in writing by the Required Lenders; and

(ii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.1(e); and

(b) Administrative Agent and each Lender Party hereby agree that so long as no Event of Default shall have occurred and be continuing, Administrative Agent shall release from the Security Documents, upon written request by Borrower and at Borrower’s expense, interests in Oil and Gas Properties sold or otherwise transferred by any Restricted Person in compliance with Section 7.5, upon receipt of the indefeasible prepayment of the Loans and Letter of Credit Outstandings required in connection with such sale, if any. Upon request by the

Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Restricted Person from its obligations under the Security Documents pursuant to this Section 10.14.

(c) The benefit of the Security Documents and the provisions of this Agreement and the other Loan Documents relating to the Collateral shall also extend to and be available on a pro rata basis to each Approved Counterparty in respect of any obligations in respect of transactions under a Hedging Contract with any Restricted Person; provided that such Hedging Contract was entered into (i) while such Approved Counterparty was a Lender or an Affiliate of a Lender, (ii) prior to the Closing Date with a Person that upon the effectiveness of this Agreement was an Approved Counterparty of the type described in clause (c) of the definition of Approved Counterparty or (iii) with a Designated Approved Counterparty and the Borrower provides written notice of such Hedging Contract in accordance with the proviso in the definition of Approved Counterparty. For the avoidance of doubt, the benefits of the Security Documents and the provisions of this Agreement and the other Loan Documents will not extend to Hedging Contracts entered into between a Restricted Person and a counterparty if such counterparty was not a Lender or an Affiliate of a Lender at the time such Hedging Contract was consummated (provided that, Hedging Contracts and transactions thereunder consummated prior to the Closing Date with a Person that upon the effectiveness of this Agreement became an Approved Counterparty shall be extended the benefits of the Security Documents and the provisions of this Agreement and the other Loan Documents) or to transactions entered into with such Approved Counterparty under such Hedging Contract after such Approved Counterparty or its Affiliate ceases to be a Lender under this Agreement or, in the case of Designated Approved Counterparties, such Hedging Contracts or transactions thereunder of which the Borrower failed to notify the Administrative Agent pursuant to the definition of Approved Counterparty. No Approved Counterparty shall have any voting or consent right under any Loan Document as a result of the existence of obligations owed to it under a Hedging Contract.

(d) Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building or Mobile Home included in the definition of “Mortgaged Properties” or the definition of “Collateral” and no Building or Mobile Home is hereby encumbered by any security interest or lien granted pursuant to this Agreement or any other Loan Document. As used herein, “Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

Section 10.15 Amendment and Restatement. On the Closing Date, this Agreement shall be deemed to restate and amend the Existing Credit Agreement in its entirety, whereupon all of the terms and provisions hereof shall supersede the terms and conditions thereof. The parties hereto further agree that, on the Closing Date, this Agreement and the Notes shall serve to extend, renew and continue, but not to extinguish or novate, the Existing Notes and the corresponding loans and to amend, restate and supersede, but not to extinguish or cause to be novated the Indebtedness under, the Existing Credit Agreement. Borrower hereby agrees that, on the Closing Date, (a) the

Loans outstanding under the Existing Credit Agreement and all accrued and unpaid interest thereon, and (b) all accrued and unpaid fees under the Existing Credit Agreement shall be deemed to be outstanding under and payable by this Agreement; provided that changes in the Percentage Shares, interest rates, or fee rates shall not change the amounts then accrued and owing to each Lender Party under the Existing Credit Agreement immediately prior to the Closing Date.

Section 10.16 Other Agents. None of the Persons identified in this Agreement as the “Arrangers”; the “Joint Lead Arranger” or “Bookrunners” or “Co-Documentation Agents,” or the “Co-Syndication Agents” shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than (a) except in the case of the Arrangers, those applicable to all Lenders as such or (b) as expressly provided for herein or therein. Without limiting the foregoing, none of the Other Agents shall have or be deemed to have any fiduciary relationship with any Restricted Person or any Lender Party. Each of the Lender Parties and Borrower, on behalf of itself and the other Restricted Persons, acknowledges that it has not relied, and will not rely, on any of the Other Agents or any of the other Lender Parties in deciding to enter into this Agreement or in taking or not taking any action hereunder or under the Loan Documents.

Section 10.17 USA Patriot Act Notice. The Administrative Agent hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and its partners, which includes the names and addresses of the Borrower and its partners and other information that will allow the Administrative Agent to identify the Borrower and its Subsidiaries and partners in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to Administrative Agent and each Lender Party.

Section 10.18 Posting of Approved Electronic Communications. (a) In addition to providing the Administrative Agent with all originals or copies of all Communications (as defined below) in the manner specified by Section 10.3, Borrower hereby also agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent or to the Lender Parties pursuant to the Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (all such communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.

(b) Borrower further agrees that (i) the Administrative Agent may make the Communications available to the Lender Parties by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Electronic Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). Borrower hereby agrees that (A) all Communications that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Communications “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and each Lender Party to treat such Communications as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Restricted Persons or their securities for purposes of United States Federal and state securities laws; (C) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Electronic Platform designated “Public Investor” or other similar designation; and (D) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Electronic Platform not designated “Public Investor” or otherwise not designated as public.

(c) THE ELECTRONIC PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE LENDER PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE LENDER PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE ELECTRONIC PLATFORM. IN NO EVENT SHALL THE LENDER PARTIES HAVE ANY LIABILITY TO ANY RESTRICTED PERSON, ANY OTHER LENDER PARTY OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY RESTRICTED PERSON’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY LENDER PARTY IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender Party agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Electronic Platform shall constitute effective delivery of the Communications to such Lender Party for purposes of the Loan Documents. Each Lender Party agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender Party’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(e) Nothing herein shall prejudice the right of the Administrative Agent or any Lender Party to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 10.19 Amendment and Restatement.

Each of the Existing Lenders, the Lenders and the Administrative Agent have agreed among themselves, in consultation with the Borrower, to effectuate an assignment and assumption with respect to the Existing Lenders’ (a) rights and obligations in their capacity as Existing Lenders under the Existing Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to all or any of such outstanding rights and obligations of such Existing Lenders under the Existing Credit Agreement (including any letters of credit and guarantees included in such facility) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Existing Lender (in their capacity as an Existing Lender) against any Person, whether known or unknown, arising under or in connection with the Existing Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interests”) in order to, among other things, to reallocate the Commitments (as defined in the Existing Credit Agreement, the “Existing Commitments”) and the Loans (as defined in the Existing Credit Agreement, the “Existing Loans”) to the Lenders under this Agreement. The parties hereto hereby consent to the Existing Lenders’ assignment of the Assigned Interests to the Lenders and the assumption by the Lenders of such Assigned Interests and the reallocation of the Existing Commitments and the Existing Loans in accordance with this Section 10.19. On the Closing Date, after giving effect to the assignments and assumptions of the Assigned Interests and the reallocation of the Existing Loans and the Existing Commitments pursuant to this Section 10.19, the Commitment of each Lender shall be as set forth on Schedule 1.3. With respect to such Commitment, each Lender shall be deemed to have acquired the Assigned Interests allocated to it from the Existing Lenders or assigned the Assigned Interests to the other Lenders pursuant to the terms of the Assignment and Acceptance attached to the Existing Credit Agreement as Exhibit E as if each such Lender, each Existing Lender, the Administrative Agent, the Issuers and the Borrower, as applicable, had executed an Assignment and Acceptance with respect to such allocation. In connection with the assignment and assumption of Assigned Interests contemplated in this Section 10.19 and for the purposes of such assignment and assumption only, the parties hereto, as applicable, hereby agree to waive the processing and recordation fees required under Section 9 of the Existing Credit Agreement.

Upon the effectiveness of this Agreement, each of the Existing Lenders which is not listed on Schedule 3.3 shall automatically cease to be Lenders under this Agreement (provided that those provisions of the Existing Credit Agreement and each other Loan Document that, by their terms continue to apply to any former Lender after such Lender no longer has a Commitment under the Existing Credit Agreement or is no longer a lender party hereto shall continue to apply to such former lender in accordance with the Existing Credit Agreement or such other Loan Documents). For the avoidance of doubt the parties hereto acknowledge and agree that the Liens created by the mortgages and deeds of trust securing the Existing Credit Agreement and the Security Instruments (as defined in the Existing Credit Agreement) shall be carried forward to secure the Obligations and evidenced by the Security Instruments and have not been released or impaired in any way.

Each Lender hereby authorizes and directs the Administrative Agent to enter into each Loan Document listed on Schedule 2(b) attached hereto.

Section 10.20 Hedging Arrangements. To the extent any party to a Hedging Contract with Borrower or any Restricted Person is (i) an Affiliate of a Lender or (ii) a Designated Approved Counterparty, such Affiliate or Designated Approved Counterparty, as the case may be, shall be deemed to appoint the Administrative Agent its nominee and agent, to act for and on behalf of such Affiliate in connection with the Security Documents and to be bound by Article IX and this Article X.

Section 10.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In on any such liability, including, if applicable:

(i) a reduction in full or part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.22 LIBOR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested Interest Period, including, without limitation, because the LIBOR Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of the LIBOR Rate or a governmental authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate or similar metric, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice , as applicable, the Administrative Agent may amend this Agreement to replace the LIBOR Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate conforming amendments and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended, (to the extent of the affected LIBOR Loans or Interest Periods), and (y) the LIBOR Rate component shall no longer be utilized in determining the Alternate Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for ABR Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

BORROWER:
W&T OFFSHORE, INC.

By:	/s/ Janet Yang
Name: Janet Yang
Title: Vice President, Acting Chief Financial Officer and Chief Accounting Officer

Address:	Nine Greenway Plaza
Suite 300
Houston, TX 70046
Telephone:	(713) 624-7393
Fax:	(713) 624-7324
Attn:

TORONTO DOMINION (TEXAS) LLC, as
Administrative Agent

By:	/s/ Alice Mare
Name: Alice Mare
Title: Authorized Signatory

TORONTO DOMINION (TEXAS) LLC, as
Lender

By:	/s/ Alice Mare
Name: Alice Mare
Title: Authorized Signatory

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Issuer

By:	/s/ Alice Mare
Name: Alice Mare
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

NATIXIS, NEW YORK BRANCH as Lender

By:	/s/ Leila Zomorrodian
Name: Leila Zomorrodian
Title: Director

By:	/s/ Vikram Nath
Name: Vikram Nath
Title: Director

NATIXIS, NEW YORK BRANCH as Issuer

By:	/s/ Leila Zomorrodian
Name: Leila Zomorrodian
Title: Director

By:	/s/ Vikram Nath
Name: Vikram Nath
Title: Director

SOCIÉTÉ GENERALE, as Lender

By:	/s/ Hallie Ransone
Name: Hallie Ransone
Title: Director

SOCIÉTÉ GENERALE, as Issuer

By:	/s/ Hallie Ransone
Name: Hallie Ransone
Title: Director

ZIONS BANCORPORATION, N.A. DBA AMEGY BANK, as Lender

By:	/s/ G. Scott Collins
Name: G. Scott Collins
Title: Executive Vice President

ABN AMRO CAPITAL USA LLC, as Lender

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

By:	/s/ Beth Johnson
Name: Beth Johnson
Title: Executive Director

ACKNOWLEDGED AND AGREED:

W&T ENERGY VI, LLC

By:	W&T Offshore, Inc.
Sole Member

By:	/s/ Janet Yang
Name: Janet Yang
Title: Vice President, Acting Chief Financial Officer and Chief Accounting Officer

W&T ENERGY VII, LLC

By:	W&T Offshore, Inc.
Sole Member

By:	/s/ Janet Yang
Name: Janet Yang
Title: Vice President, Acting Chief Financial Officer and Chief Accounting Officer

SCHEDULE 1

DISCLOSURE SCHEDULE

ITEM 5.6. No Material Adverse Change regarding Financial Statements

•	None.

ITEM 5.7. Liabilities, Obligations and Restrictions

•	As disclosed in Borrower’s quarterly financial statements.

ITEM 5.9. Litigation Matters

•	As disclosed in Borrower’s quarterly financial statements.

ITEM 5.10 Extraordinary Events, Labor Disputes and Acts of God

•	None.

ITEM 5.11. ERISA Plans and Liabilities

•	None.

ITEM 5.12. Environmental Matters

•	As disclosed in Borrower’s quarterly financial statements.

ITEM 5.13. Names and Places of Business and State of Incorporation or Formation

•	Name of Restricted Person: W&T Offshore, Inc.

•	State of Formation: Texas

•	Other names used in preceding five years:

•	Successor by merger with Offshore Energy I LLC, a Delaware limited liability company

•	Successor by merger with Offshore Energy II LLC, a Delaware limited liability company

•	Successor by merger with Offshore Energy III LLC, a Delaware limited liability company

•	Successor by merger with Gulf of Mexico Oil and Gas Properties LLC, a Delaware limited liability company

Schedule 1 – Page 1

•	Successor by merger with Offshore Shelf LLC, a Delaware limited liability company

•	Other Offices and Places of Business:

•	None.

•	Name of Restricted Person: W & T Energy VI, LLC

•	State of Formation: Delaware

•	Other names used in preceding five years:

•	None.

•	Other Offices and Places of Business:

•	None.

•	Name of Restricted Person: W & T Energy VII, LLC

•	State of Formation: Delaware

•	Other names used in preceding five years:

•	None.

•	Other Offices and Places of Business:

•	None.

ITEM 5.14. Subsidiaries

•	W & T Energy VI, LLC, a Delaware limited liability company, not a Non-Guarantor Subsidiary, 100% ownership.

•	W & T Energy VII, LLC, a Delaware limited liability company, not a Non-Guarantor Subsidiary, 100% ownership.

ITEM 5.21 Gas Imbalance, Prepayments

•	Borrower had gas imbalances as of June 30, 2018, totaling $4,602,501.

ITEM 5.22 Marketing of Production

•	None.

Schedule 1 – Page 2

ITEM 5.23 Hedging Transactions

•	See below.

ITEM 6.19. Non-Guarantor Subsidiaries

•	White Shoal Pipeline Corporation, a Delaware corporation (not a wholly-owned subsidiary; W&T Offshore, Inc. is a shareholder holding a 73.38% interest).

ITEM 7.1(c). Permitted Existing Indebtedness

•	None.

ITEM 7.2(f). Permitted Existing Liens

•	None.

Schedule 1 – Page 3

ITEM 5.23

Hedging Transactions

W&T Offshore, Inc.
Schedule of Financial Commodity Derivatives
As of October 9, 2018
CRUDE OIL
	Counterparty	Capital One	ABN AMRO	Goldman	Citi

	Execution Date	4/11/2018	4/12/2018	4/13/2018	4/20/2018

	Pricing	$63.80	$55/$72.75	$60/$69.50	$60

	Type	Swaps	Costless Collars	Costless Collars	Puts

Month	Total Hedged Bbls per Day	Hedged Bbls per Day	Hedged Bbls per Day	Hedged Bbls per Day	Hedged Bbls per Day
Oct-18	11,000	2000	2000	2000	5000
Nov-18	11,000	2000	2000	2000	5000
Dec-18	11,000	2000	2000	2000	5000

Schedule 1 – Page 4

2018 Financial Commodity Derivatives

Schedule 1 – Page 5

SCHEDULE 2(a)

EXISTING SECURITY AGREEMENTS

As used in this Schedule 2(a), the following terms shall have the meanings set forth below:

(a) “Omnibus Agreement” shall mean the agreement described in paragraph 5 below.

(b) “Second Omnibus Agreement” shall have the meaning given to such term in Schedule 2(b) hereof.

(c) “Subsidiary Security Agreement” shall have the meaning given to such term in paragraph 2 below.

1. Fourth Amended and Restated Security Agreement, Pledge and Irrevocable Proxy, dated as of May 5, 2011, from Borrower, in favor of the Administrative Agent, as amended pursuant to the Omnibus Amendment, as further amended pursuant to the Second Omnibus Amendment and as amended, supplemented, restated or otherwise modified from time to time.

2. Security Agreement, Pledge and Irrevocable Proxy, dated as of May 5, 2011, from W&T Energy VI and W&T Energy VII, in favor of the Administrative Agent, as amended pursuant to the Omnibus Amendment, as further amended pursuant to the Second Omnibus Amendment and as amended, supplemented, restated or otherwise modified from time to time (the “Subsidiary Security Agreement”).

3. Amended and Restated Guaranty of W&T Energy VI, LLC, dated as of May 5, 2011, in favor of the Administrative Agent, as amended pursuant to the Omnibus Amendment, as further amended pursuant to the Second Omnibus Amendment and as amended, supplemented, restated or otherwise modified from time to time.

4. Guaranty of W&T Energy VII, LLC, dated as of May 5, 2011, in favor of the Administrative Agent, as amended pursuant to the Omnibus Amendment, as further amended pursuant to the Second Omnibus Amendment and as amended, supplemented, restated or otherwise modified from time to time.

5. Omnibus Amendment to Security Documents, dated as of May 3, 2013, by and among the Borrower, the Guarantors, the Administrative Agent and each Lender party thereto.

6. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated February 2, 1998, from Borrower, in favor of Martin Snyder, as trustee, for the benefit of the Administrative Agent (successor in interest to General Electric Capital Corporation), as supplemented and amended by that certain First Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated July 1, 1999, and by that certain Second Supplement and Amendment to Deed of Trust, Mortgage,

Schedule 2(a) – Page 1

Assignment, Security Agreement, Fixture Filing and Financing Statement, dated November 30, 1999, and by that certain Third Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated February 24, 2000, and by that certain Fourth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated February 20, 2001, and by that certain Fifth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated May 29, 2002, and by that certain Sixth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated December 2, 2002, and by that certain Seventh Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated July 14, 2003, and by that certain Eighth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated December 12, 2003, and by that certain Ninth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of March 11, 2005, and effective as of March 15, 2005, and by that certain Tenth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of May 26, 2006, and by that certain Eleventh Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated effective as of August 24, 2006, and by that certain Twelfth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of March 29, 2007, that certain Thirteenth Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of May 5, 2011, by that certain Fourteenth Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of November 15, 2012 and effective as of November 14, 2012, that certain Fifteenth Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of November 8, 2013, that certain Sixteenth Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of April 16, 2014, that certain Seventeenth Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of March 15, 2016, that certain Eighteenth Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated effective as of August 23, 2016 and as amended by the applicable amendment listed on Schedule 2(b), and as further amended, supplemented, restated or otherwise modified from time to time (the “1998 Mortgage”).

7. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated December 13, 2002, from Borrower (as successor-by-merger to Offshore Energy I, LLC), in favor of Martin Snyder, as trustee, for the benefit of the Administrative Agent, as amended by that certain First Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of March 11, 2005, and effective as of March 15, 2005, as amended by that certain Second Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated effective as of August 24, 2006, as amended by that certain Third Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of May 5, 2011, as amended by that certain Fourth Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of November 8, 2013 and as amended by the applicable amendment listed on Schedule 2(b), and as further amended, supplemented, restated or otherwise modified from time to time (the “Offshore I Mortgage”).

Schedule 2(a) – Page 2

8. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated December 13, 2002, from Borrower (as successor-by-merger to Offshore Energy II, LLC), in favor of Martin Snyder, as trustee, for the benefit of the Administrative Agent, as amended by that certain First Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of March 11, 2005, and effective as of March 15, 2005, as amended by that certain Second Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated effective as of August 24, 2006, as amended by that certain Third Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of May 5, 2011, as amended by that certain Fourth Amendment to Deed of Trust, Mortgage, Assignment , Security Agreement, Fixture Filing and Financing Statement, dated as of November 8, 2018 and as amended by the applicable amendment listed on Schedule 2(b), and as further amended, supplemented, restated or otherwise modified from time to time (the “Offshore II Mortgage”).

9. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated December 13, 2002, from Borrower (as successor-by-merger to Offshore Energy III, LLC), in favor of Martin Snyder, as trustee, for the benefit of the Administrative Agent, as amended by that certain First Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of March 11, 2005, and effective as of March 15, 2005, as amended by that certain Second Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated effective as of August 24, 2006, as amended by that certain Third Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of May 5, 2011, as amended by that certain Fourth Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of November 8, 2013 and as amended by the applicable amendment listed on Schedule 2(b), and as further amended, supplemented, restated or otherwise modified from time to time (the “Offshore III Mortgage”).

10. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated December 12, 2003, from Borrower (as successor-by-merger to Gulf of Mexico Oil and Gas Properties LLC), in favor of Martin Snyder, as trustee, for the benefit of the Administrative Agent (Properties other than Mobile Bay Properties), as amended by that certain First Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of March 11, 2005, and effective as of March 15, 2005, as amended by that certain Second Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated effective as of August 24, 2006, as amended by that certain Third Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of May 5, 2011, as amended by that certain Fourth Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of November 8, 2013, and as amended by the applicable amendment listed on Schedule 2(b), and as further amended, supplemented, restated or otherwise modified from time to time (the “Gulf Mortgage”).

Schedule 2(a) – Page 3

11. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated effective as of April 30, 2010, from W&T Energy VI, LLC, in favor of Martin Snyder, as trustee, for the benefit of the Administrative Agent, as amended by that certain First Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of May 5, 2011, as amended by that certain Second Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of November 8, 2013, as amended by that certain Third Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of May 8, 2015, and as amended by the applicable amendment listed on Schedule 2(b), and as further amended, supplemented, restated or otherwise modified from time to time (the “Energy VI Mortgage”).

12. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated effective as of May 5, 2011, from W&T Energy VI, LLC, in favor of Martin Snyder, as trustee, for the benefit of the Administrative Agent, as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of November 8, 2013, as amended by that certain Second Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of July 15, 2015 and as amended by the applicable amendment listed on Schedule 2(b), and as further amended, supplemented, restated or otherwise modified from time to time (Alabama) (the “Alabama Mortgage”).

13. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated effective as of May 5, 2011, from W&T Energy VI, LLC, in favor of Martin Snyder, as trustee, for the benefit of the Administrative Agent, as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of November 8, 2013 and as amended by the applicable amendment listed on Schedule 2(b), and as further amended, supplemented, restated or otherwise modified from time to time (Louisiana) (the “Louisiana Mortgage”).

14. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated effective as of August 24, 2006, from Borrower (as successor-by-merger to Offshore Shelf, LLC), in favor of Martin Snyder, as trustee, for the benefit of the Administrative Agent, as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of November 8, 2013 and as amended by the applicable amendment listed on Schedule 2(b), and as further amended, supplemented, restated or otherwise modified from time to time (the “Offshore Shelf Mortgage”).

15. Deed of Trust, Mortgage Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of June 21, 2011, from Borrower, in favor of Martin Snyder, as trustee, for the benefit of the Administrative Agent, as amended by that certain First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of November 8, 2013 and as amended by the applicable amendment listed on Schedule 2(b), and as further amended, supplemented, restated or otherwise modified from time to time (the “2011 Mortgage”).

1. 16. Various Uniform Commercial Code Financing Statements naming Borrower, W&T Energy VI and W&T Energy VII, as debtor and the Administrative Agent, as secured party.

Schedule 2(a) – Page 4

SCHEDULE 2(b)

AMENDMENTS TO SECURITY AGREEMENTS

1.

Third Omnibus Amendment to Security Documents, dated as of the Closing Date (the “Third Omnibus Amendment”), by and among the Borrower, the Guarantors and the Administrative Agent on behalf of itself and the Lender Parties.

2.	Nineteenth Amendment to the 1998 Mortgage (as defined in Schedule 2(a)).

3.	Fifth Amendment to the Offshore I Mortgage (as defined in Schedule 2(a)).

4.	Fifth Amendment to the Offshore II Mortgage (as defined in Schedule 2(a)).

5.	Fifth Amendment to the Offshore III Mortgage (as defined in Schedule 2(a)).

6.	Fifth Amendment to the Gulf Mortgage (as defined in Schedule 2(a)).

7.	Fourth Amendment to the Energy VI Mortgage (as defined in Schedule 2(a)).

8.	Third Amendment to the Alabama Mortgage (as defined in Schedule 2(a)).

9.	Second Amendment to the Louisiana Mortgage (as defined in Schedule 2(a)).

10.	Second Amendment to the Offshore Shelf Mortgage (as defined in Schedule 2(a)).

11.	Second Amendment to the 2011 Mortgage (as defined in Schedule 2(a)).

12.	Various UCC-1 financing statements, UCC-3 continuation statements and UCC-3 amendments regarding the address of the secured party and the name of the debtor.

Schedule 2(b) – Page 1

SCHEDULE 2.11(c)

EXISTING LETTERS OF CREDIT

W & T Offshore, LCs as of 9/01/18

W&T Offshore, Inc.

Schedule of Financial Commodity Derivatives

As of October 9, 2018

Beneficiary	LC#	Current Amount	Effective Date	Expiry	Comments
ExxonMobil Corporation	GNN9A529G	$110,000.00	15-Oct-10	15-Oct-18
Garden Banks Gas Pipeline, LLC	G201442	$65,000.00	29-Apr-14	28-Apr-19
Nautilus Pipeline Company LLC	G201683	$54,000.00	1-Aug-14	1-Aug-19
Sea Robin Pipeline Co. LLC	94NBR54IU	$90,000.00	15-Jul-15	15-Jul-19
Enbridge Offshore Facilities, LLC	G204993	$9,358,427.10	11-Apr-18	8-Nov-18

		$9,677,427.10

Schedule 2.11(c) – Page 1

SCHEDULE 3

LENDERS SCHEDULE

	Revolving Loan Percentage Share	Revolving Loan Commitment for $750,000,000 Aggregate Revolving Loan Commitment
Lending Office:
Toronto Dominion (Texas) LLC 31 West 52nd Street, 20th Floor New York, New York 10019 Tel: (212) 827-7600 Fax: (212) 827-7227 Attn: Rose Warren (with a copy to: 909 Fannin, Suite 1100 Houston, Texas 77010 Tel: (713) 653-8225 Fax: (713) 652-2647 Attn: Liana Chernysheva)	25.0%	$187,500,000.00
Societe Generale 245 Park Avenue New York, New York 10167	20.0%	$150,000,000.00
Natixis, New York Branch 1251 Avenue of the Americas New York, New York 10020	16.0%	$120,000,000.00
Morgan Stanley Bank, N.A. One Pierrepont Plaza Brooklyn, New York 11201 Tel: (718) 754-4041 Fax: (718) 233-2132 Attn: Michael Gavin	19.0%	$142,500,000.00

Schedule 3 – Page 1

	Revolving Loan Percentage Share	Revolving Loan Commitment for $750,000,000 Aggregate Revolving Loan Commitment
ABN AMRO Capital USA LLC 100 Park Avenue New York, NY 10017 Tel: (917) 284-6921 Fax: (917) 284-6697 Attn: Elsy Garcia (with a copy to: 100 Park Avenue New York, NY 10017 Tel: (917) 284-6904 Fax: (917) 284-6697 Attn: Glenn Ransier	10.0%	$75,000,000.00
Amegy Bank National Association 1717 West Loop South Houston, Texas 77027 Tel: (713) 232-2022 Fax: (713) 256-0002 Attn: G. Scott Collins	10.00%	$75,000,000.00

TOTAL	100.000000%	$750,000,000

Schedule 3 – Page 2

SCHEDULE 4

PRICING

Year	Minimum Average Pricing Oil	Minimum Average Pricing Gas
2018	$68.45	$2.84
2019	$67.06	$2.72
2020	$64.89	$2.76

Schedule 4 – Page 1

EXHIBIT A

REVOLVING LOAN NOTE

$___________________	Houston, Texas ____________ __, 20__

FOR VALUE RECEIVED, the undersigned, W&T Offshore, Inc., a Texas corporation (herein called “Borrower”), hereby promises to pay to ________________ (herein called “Lender”), the principal sum of _____________________ Dollars ($________________), or, if greater or less, the aggregate unpaid principal amount of the Revolving Loans made under this Revolving Loan Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America to Administrative Agent’s account at a bank located in New York, New York as designated in writing to Borrower by Administrative Agent, as from time to time may be designated by the holder of this Revolving Loan Note.

This Revolving Loan Note (a) is issued and delivered under that certain Sixth Amended and Restated Credit Agreement, dated as of October 18, 2018, by and among Borrower, Toronto Dominion (Texas) LLC, as Administrative Agent, and the lenders (including Lender) and letter-of-credit issuing banks referred to therein as Issuers and the other persons from time to time party thereto (herein, as from time to time supplemented, amended or restated, called the “Credit Agreement”), and is a “Revolving Note” as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement), and (d) is executed in partial replacement, substitution, renewal, extension, and increase of, but not in extinguishment or novation of, those Revolving Loan Notes, dated as of November 8, 2013, executed by Borrower and payable to certain lenders. Payments on this Revolving Loan Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

The principal amount of this Revolving Loan Note, together with all interest accrued hereon, shall be due and payable in full on the Maturity Date.

So long as no Event of Default has occurred and is continuing, all ABR Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Alternate Base Rate in effect on such day. If an Event of Default has occurred and is continuing, all ABR Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each ABR Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the ABR Loans to but not including such ABR Payment Date. So long as no Event

Exhibit A-1

of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect on such day. If an Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (A) this Revolving Loan Note shall never bear interest in excess of the Highest Lawful Rate, and (B) if at any time the rate at which interest is payable on this Revolving Loan Note is limited by the Highest Lawful Rate (by the foregoing subsection (a) or by reference to the Highest Lawful Rate in the definitions of Alternate Base Rate, Eurodollar Rate, and Default Rate), this Revolving Loan Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

Notwithstanding the foregoing paragraph and all other provisions of this Revolving Loan Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be contracted for, charged, or received on this Revolving Loan Note, and this Revolving Loan Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

If this Revolving Loan Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Revolving Loan Note jointly and severally agree to pay reasonable attorneys’ fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

Borrower and all endorsers, sureties and guarantors of this Revolving Loan Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Revolving Loan Note, protest, notice of protest, notice of intention to accelerate the maturity of this Revolving Loan Note, declaration or notice of acceleration of the maturity of this Revolving Loan Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Revolving Loan Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

Exhibit A-2

THIS REVOLVING LOAN NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

W&T OFFSHORE, INC.

By:
Name:
Title:

Exhibit A-3

EXHIBIT B

BORROWING NOTICE

Reference is made to the Sixth Amended and Restated Credit Agreement, dated as of October 18, 2018 (as from time to time amended, supplemented, restated or otherwise modified, the “Agreement”), by and among W&T Offshore, Inc. (“Borrower”), Toronto Dominion (Texas) LLC, as Administrative Agent, and certain lenders (“Lenders”) and letter-of-credit issuing banks from time to time parties thereto as Issuers (the “Agreement”). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

Borrower hereby requests a Borrowing of new Loans to be advanced pursuant to Section 2.2 of the Agreement as follows:

Aggregate amount of Borrowing:	$

Type of Loans in Borrowing:

Date on which Loans are to be advanced:

Length of Interest Period for Eurodollar Loans (1, 2, 3 or 6 months):		months

To induce Lenders to make such Loans, Borrower hereby represents, warrants, acknowledges, and agrees to and with Administrative Agent and each Lender that:

(a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer’s signature hereto having all necessary authority to act for Borrower in making the request herein contained (it being agreed and understood that such officer is signing in his or her capacity as an officer of the Borrower and not in any individual capacity).

(b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct in all material respects (unless such representation or warranty is subject to a materiality qualifier in which case such representative or warranty is true and correct) on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

(c) There does not exist on the date hereof any condition or event which constitutes a Default or Borrowing Base Deficiency which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default or Borrowing Base Deficiency exist upon Borrower’s receipt and application of the Loans requested hereby. Borrower will use the Loans hereby requested in compliance with Section 2.4 of the Agreement.

Exhibit B-1

(d) Except to the extent waived in writing as provided in Section 10.1(a) of the Agreement, Borrower has performed and complied with all conditions to the borrowing of Loans contained in the Agreement required to be complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to borrowing of Loans contained in the Agreement remains satisfied as of the date hereof.

(e) The Facility Usage, after the making of the Loans requested hereby, will not be in excess of the Borrowing Base on the date requested for the making of such Loans or, in the case of the initial Borrowing on the Closing Date the amount provided in Section 4.1( ) of the Credit Agreement.

(f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

(g) The Letter of Credit to be issued constitutes a Priority Lien Obligation (as such term is defined in the Intercreditor Agreement and after giving effect to such Loan, the Priority Lien Debt does not exceed The Priority Lien Cap (as such terms are defined in the Intercreditor Agreement).

The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete in all material respects (unless such representation or warranty is subject to a materiality qualifier in which case such representation or warranty is true and correct) (it being agreed and understood that such officer is signing in his or her capacity as an officer of the Borrower and not in any individual capacity).

IN WITNESS WHEREOF, this instrument is executed as of ____________, 20___.

W&T OFFSHORE, INC.

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

CONTINUATION/CONVERSION NOTICE

Reference is made to the Sixth Amended and Restated Credit Agreement, dated as of October 18, 2018 (as from time to time amended, supplemented, restated or otherwise modified, the “Agreement”), by and among W&T Offshore, Inc. (“Borrower”), Toronto Dominion (Texas) LLC, as Administrative Agent, and certain lenders (“Lenders”) and letter-of-credit issuing banks from time to time parties thereto as Issuers (the “Agreement”). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

Borrower hereby requests a conversion or continuation of existing Loans into a new Borrowing pursuant to Section 2.3 of the Agreement as follows:

Existing Borrowing(s) to be continued or converted:

$______________ of Revolving Loans which are Eurodollar Loans with Interest Period ending ________________1

$___________________ of Revolving Loans which are ABR Loans2

If being combined with new Loans, $___________________

of new Loans to be advanced on ________________________

Aggregate amount of new Borrowing:	$___________________

Type of Loans in new Borrowing:	____________________

Date of continuation or conversion:	____________________

Length of Interest Period for Eurodollar Loans 1, 2, 3 or 6 months):	____________________ months

To meet the conditions set out in the Agreement for such conversion/continuation, Borrower hereby represents, warrants, acknowledges, and agrees to and with Administrative Agent and each Lender that:

(a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer’s signature hereto having all necessary authority to act for Borrower in making the request herein contained.

[1]	Repeat as appropriate for different tranches of Loans.
[2]	Repeat as appropriate for different tranches of Loans.

Exhibit C-1

(b) There does not exist on the date hereof any condition or event which constitutes a Default or Borrowing Base Deficiency which has not been waived in writing as provided in Section 10.1(a) of the Agreement.

(c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

IN WITNESS WHEREOF this instrument is executed as of __________, 20___.

W&T OFFSHORE, INC.

By:
Name:
Title:

Exhibit C-2

EXHIBIT D

CERTIFICATE ACCOMPANYING

FINANCIAL STATEMENTS

Reference is made to the Sixth Amended and Restated Credit Agreement, dated as of October 18, 2018 (as from time to time amended, supplemented, restated or otherwise modified, the “Agreement”), by and among W&T Offshore, Inc. (“Borrower”), Toronto Dominion (Texas) LLC, as Administrative Agent, and certain lenders (“Lenders”) and letter of credit issuing banks from time to time parties thereto as Issuers (the “Agreement”). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

This Certificate is furnished pursuant to Section 6.2(b) of the Agreement. Together herewith Borrower is furnishing to Administrative Agent and each Lender, Borrower’s *[audited/unaudited] financial statements (the “Financial Statements”) as of *[insert date] (the “Reporting Date”). Borrower hereby represents, warrants, and acknowledges to Administrative Agent and each Lender that:

(a) the officer of Borrower signing this instrument is the duly elected, qualified and acting _____________ of Borrower and as such is Borrower’s chief financial officer (it being agreed and understood that such officer is signing in his or her capacity as an officer of the Borrower and not in any individual capacity);

(b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement, in each case, in all material respects;

(c) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the financial covenants set forth in Sections 7.11 and 7.12 of the Agreement *[except for any non-compliance under Section(s) _____________ of the Agreement, which non-compliance *[is/are] more fully described on a schedule attached hereto];

(d) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section 6.4 of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s) _____________ of the Agreement, which *[is/are] more fully described on a schedule attached hereto]; and

(e) *[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

(f) During the accounting period ending on the Reporting Date, the Borrower did not form or acquire or make any Investment in, any Subsidiary (other than, with respect to Investments only, in any Guarantor Subsidiary) or any Person (including any Operating Joint Venture) that is not a Subsidiary, other than: [_______] [describe].

Exhibit D-1

The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete in all material respects (unless such representation or warranty is subject to a materiality qualifier in which event such representation or warranty is true and correct) (it being agreed and understood that such officer is signing in his or her capacity as an officer of the Borrower and not in any individual capacity).

IN WITNESS WHEREOF, this instrument is executed as of __________, 20__ .

W&T OFFSHORE, INC.

By:
Name:
Title:

Exhibit D-2

EXHIBIT E

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Sixth Amended and Restated Credit Agreement, dated as of October 18, 2018 (as from time to time amended, supplemented, restated or otherwise modified, the “Agreement”), by and among W&T Offshore, Inc. (“Borrower”), Toronto Dominion (Texas) LLC, as Administrative Agent, and certain lenders (“Lenders”) and letter of credit issuing banks from time to time parties thereto as Issuers (the “Agreement”). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

The “Assignor” and the “Assignee” referred to on Schedule 1 agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee’s Commitments and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, (iii) represents and warrants that it is not a Defaulting Lender; (iv) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (v) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Restricted Person or Operating Joint Venture or the performance or observance by any Restricted Person or Operating Joint Venture of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (vi) attaches the applicable Notes held by the Assignor and requests that Administrative Agent exchange such Notes for new Notes payable to the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitments retained by the Assignor, if any, as specified on Schedule 1.

3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in Section 6.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) confirms that it is an Eligible Transferee;

Exhibit E-1

(iv) appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 3.6(e).

4. Following the execution of this Assignment and Acceptance, it will be delivered to Administrative Agent for acceptance and recording by Administrative Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by Administrative Agent, unless otherwise specified on Schedule 1.

5. Upon such acceptance and recording by Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

6. Upon such acceptance and recording by Administrative Agent, from and after the Effective Date, Administrative Agent shall make all payments under the Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Exhibit E-2

SCHEDULE 1

to

ASSIGNMENT AND ACCEPTANCE

Percentage Share assigned:	__________% (Revolving Loan Percentage Share)

__________% (Aggregate Percentage Share)

Assignee’s Commitments:	$__________ (Revolving Loan Commitment)

$__________ (Letter of Credit Commitment)

Aggregate outstanding principal amount of Loans assigned:	$__________ (Revolving Loans)

Principal amount of Note(s) payable to Assignee:	$__________ (Revolving Loans)

Principal amount of Note payable to Assignor:	$__________ (Revolving Loans)

Effective Date:	____________________

Exhibit E-3

[NAME OF ASSIGNOR], as Assignor

By:
Title
Dated: , 20

[NAME OF ASSIGNEE], as Assignee

By:
Title

Domestic Lending Office:

Eurodollar Lending Office:

Accepted [and Approved] **

TORONTO DOMINION (TEXAS) LLC, as Administrative Agent

By:
Title:

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Issuer

By:
Title:

Société Generale, as Issuer

By:
Title:

NATIXIS, as Issuer

By:
Title:

By:
Title:

[Approved this day of , 20

Exhibit E-4

W&T OFFSHORE, INC.

By:
Name:
Title:

**

Consent of Administrative Agent, each Issuer and (so long as no Default or Event of Default) the Borrower is required if the Assignee is an Eligible Transferee solely by reason of clause (b) of the definition of “Eligible Transferee”.

Exhibit E-5

EXHIBIT F

(Reserved)

Exhibit F-1

EXHIBIT G

FORM OF ISSUANCE REQUEST

Issuance Request

Attention:

Re: W&T Offshore, Inc.

Ladies and Gentlemen:

This Issuance Request is delivered to you pursuant to Section 2.11(b) of the Sixth Amended and Restated Credit Agreement, dated as of October 18, 2018 (as from time to time amended, supplemented, restated or otherwise modified, the “Agreement”), by and among W&T Offshore, Inc. (“Borrower”), Toronto Dominion (Texas) LLC, as Administrative Agent, and certain lenders (“Lenders”) and letter of credit issuing banks from time to time parties thereto as Issuers (the “Agreement”). Terms used herein have the meanings provided in the Credit Agreement unless otherwise defined herein or the context otherwise requires.

The Borrower hereby requests that the Issuer issue a Letter of Credit on [Date] in the aggregate Stated Amount of                [and in the form attached hereto].1

The beneficiary of the requested Letter of Credit will be                 , and such Letter of Credit will be in support of the [Provide Description] and will have a Stated Expiry Date of [Date]. The following documents will be required upon presentation:

[Provide Description]

Attached hereto is an executed copy of an [Application for Letter of Credit]

To induce the Issuer to issue such Letter of Credit and the Lenders to participate in such Letter of Credit, Borrower hereby represents, warrants, acknowledges, and agrees to and with Administrative Agent, the Issuer and each Lender that:

(a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer’s signature hereto having all necessary authority to act for Borrower in making the request herein contained (it being agreed and understood that such officer is signing in his or her capacity as an officer of the Borrower and not in any individual capacity).

[1]	Include where the Borrower is providing the form of Letter of Credit requested to be issued.

Exhibit G-1

(b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct in all material respects (unless such representation or warranty is subject to a materiality qualifier in which event such representation or warranty is true and correct) on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

(c) There does not exist on the date hereof any condition or event which constitutes a Default or Borrowing Base Deficiency which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default or Borrowing Base Deficiency exist upon Borrower’s receipt and application of the letter of Credit requested hereby. Borrower will use the Loans hereby requested in compliance with Section 2.4 of the Agreement.

(d) Except to the extent waived in writing as provided in Section 10.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to issuance of a Letter of Credit contained in the Agreement remains satisfied.

(e) The Facility Usage, after the issuance of the Letter of Credit requested hereby, will not be in excess of the Borrowing Base on the date requested for the issuance of such Letter of Credit.

(f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

(h) The Loan to be made constitutes a Priority Lien Obligation (as such term is defined in the Intercreditor Agreement and after giving effect to such Loan, the Priority Lien Debt does not exceed the Priority Lien Cap (as such terms are defined in the Intercreditor Agreement).

The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete in all material respects (unless such representation or warranty is subject to a materiality qualifier in which event such representation or warranty is true and correct) (it being agreed and understood that such officer is signing in his or her capacity as an officer of the Borrower and not in any individual capacity).

Exhibit G-2

IN WITNESS WHEREOF, the Borrower has caused this Issuance Request to be executed and delivered by its duly authorized officer this                  day of                             , 20        .

BORROWER:

W&T OFFSHORE, INC.

By:
Name:
Title:

Address: Nine Greenway Plaza
Suite 300
Houston, TX 70046

Telephone: (713) 626-8525
Fax: (713) 626-8527

Exhibit G-3

EXHIBIT H-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Sixth Amended and Restated Credit Agreement, dated as of October 18, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among W&T Offshore, Inc., Toronto Dominion (Texas) LLC, as Administrative Agent and each Issuer, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.6 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Dated: , 201 [ ]

Exhibit H-1-1

EXHIBIT H-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Sixth Amended and Restated Credit Agreement, dated as of October 18, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among W&T Offshore, Inc., Toronto Dominion (Texas) LLC, as Administrative Agent and each Issuer, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.6 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Dated: , 201 [ ]

Exhibit H-2-1

EXHIBIT H-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Sixth Amended and Restated Credit Agreement, dated as of October 18, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among W&T Offshore, Inc., Toronto Dominion (Texas) LLC, as Administrative Agent and each Issuer, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.6 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Dated: , 201 [ ]

Exhibit H-3-1

EXHIBIT H-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Sixth Amended and Restated Credit Agreement, dated as of October 18, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among W&T Offshore, Inc., Toronto Dominion (Texas) LLC, as Administrative Agent and each Issuer, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.6 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section (c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-81MY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-81MY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Dated: , 201 [ ]

Exhibit H-4-1